As Filed With The Securities And Exchange Commission On June 29, 2006
Registration No. 333-

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM SB-2

Registration Statement Under The Securities Act Of 1933
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TECHNEST HOLDINGS, INC.
(Name of small business issuer in its charter)

Nevada	88-0357272
(State or other jurisdiction identification number)	(I.R.S. employer of incorporation or organization)

3829
(Primary Standard Industrial Classification Code Number)

One McKinley Square, Fifth Floor, Boston, MA 02109
(617) 722-9800
(Address and telephone number of principal executive offices)

276 Washington Street, P.O. Box 367, Boston, MA 02108
(Mailing Address)

Daniel Clevenger
Suzette R. O’Connor
One McKinley Square, Fifth Floor, Boston, MA 02109
(617) 722-9800
(Name, address and telephone number of agent for service)

Copies To:
David A. Broadwin, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000
________________

Approximate Date Of Proposed Sale To The Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $.001 per share	2,500,000 (2)	$2.70	$6,750,000	$722.25

(1)
Pursuant to Rule 416(a), the number of shares of common stock being registered will be adjusted to include any additional shares which may be offered as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of our common stock on June 28, 2006, as reported on the OTC Bulletin Board by the National Association of Securities Dealers, Inc., which was $2.70.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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EXPLANATORY NOTE

General. This registration statement on Form SB-2 covers the distribution by Markland Technologies, Inc., the holder of a majority of our common stock, of up to 2,500,000 shares of our common stock currently held by Markland to its stockholders of record as of May 1, 2006.
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The information in this prospectus is not complete and may be changed without notice. Markland Technologies may not distribute these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and Markland is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

2,500,000 SHARES OF COMMON STOCK
OF
TECHNEST HOLDINGS, INC.

This prospectus relates to the distribution of up to 2,500,000 shares of our common stock by Markland Technologies, Inc., the holder of the majority of our common stock, to its stockholders of record on May 1, 2006. These shares are currently owned by Markland and will not affect the number of our outstanding shares of common stock.

On August 16, 2005, the Markland board of directors approved the distribution of $10 million of Markland's shares of our common stock, up to a maximum of 2.5 million shares, to holders of Markland common stock. To effect the distribution, the Markland board declared a special dividend on Markland common stock. Although the dividend was to be paid on July 5, 2006, it will now be paid within two business days of the effective date of the registration statement, of which this prospectus is a part. The actual number of shares of our common stock to be distributed will be calculated by dividing $10 million by a price per share of our common stock equal to the average closing price of our common stock, as reported by the National Association of Securities Dealers Automatic Quotation service for the ten trading days ending June 30, 2006; provided that in no event shall the number of shares of our common stock to be distributed exceed 2.5 million. We believe 2,500,000 shares will be distributed.

For each share of Markland common stock owned at the close of business on May 1, 2006, the record date, each record holder will receive that number of our shares equal to .005, which is obtained by dividing (i) the total number of shares of our common stock to be distributed in the distribution (2,500,000 shares) by (ii) the sum of (A) 422,627,231, the total number of shares of Markland common stock outstanding at the close of business on the record date, plus (B) 77,372,769, the number of shares of Markland common stock that would have been issued had all of the Markland Series D preferred stock outstanding on the record date been converted into Markland common stock at the close of business on the trading day immediately prior to the record date.

As this is a special dividend distribution, there will not be any proceeds. We are paying the expenses incurred in registering the shares, but all other expenses incurred by Markland as part of this distribution will be borne by them.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "TCNH.OB." On June 28, 2006, the last reported sale price of our common stock on the OTC Bulletin Board was $2.65 per share.

Investing in our common stock involves a high degree of risk. See Risk Factors on page 4 of this prospectus.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Broker-dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2006

TABLE OF CONTENTS

Prospectus Summary	1

Risk Factors	4

Special Note Regarding Forward-Looking Statements	15

Use of Proceeds	15

Price Range for Common Stock and Dividend Policy	16

Relationship with Markland Technologies, Inc.	17

The Distribution	20

Management's Discussion and Analysis of Financial Condition and Results of Operations	23

Business	32

Property	43

Legal Proceedings	44

Directors and Executive Officers	46

Compensation of Directors and Executive Officers	48

Security Ownership of Certain Beneficial Owners and Management	51

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	52

Certain Relationships and Related Transactions	53

Description of Securities	53

Available Information	57

Legal Matters	57

Experts	57

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You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof.

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In this prospectus, "Technest," "the Company," "we," "us" and "our" refer to Technest Holdings, Inc. and its subsidiaries, taken as a whole, unless the context otherwise requires; “Markland” refers to Markland Technologies, Inc.; “Genex” refers to Genex Technologies, Inc.; and “EOIR” refers to EOIR Technologies, Inc.

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The information in this prospectus reflects our 1-for-211.18 reverse stock split effective as of the close of business on July 19, 2005.

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This prospectus contains trademarks, service marks and registered marks of Technest Holdings, Inc. and its subsidiaries and other companies, as indicated. Unless otherwise provided in this prospectus, as amended and supplemented from time to time, trademarks identified by (R) and (TM) are registered trademarks or trademarks, respectively, of Technest Holdings, Inc. or its subsidiaries. All other trademarks trade names and service names are the properties of their respective owners.

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus but does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus and the matters discussed in "Risk Factors" beginning on page 4.

Recent Acquisitions

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and as a result, Markland’s ownership of Technest increased from 85% immediately prior to the transaction to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock). As of June 28, 2006, Markland owned 85% of our outstanding common stock on a primary basis and 79% on a fully diluted basis. After giving effect to the distribution, Markland will own 69% of our outstanding common stock on a primary basis.

On February 14, 2005, Markland acquired a controlling interest in Technest. In connection with this transaction, and at the same time, we acquired all of the capital stock of Genex Technologies, Inc., a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense ("DOD"). We financed the acquisition of Genex through the private placement of securities to sophisticated investors.

Prior to the EOIR and Genex transactions, we were a public “shell” company with no operations, nominal assets, accrued liabilities totaling $309,316 and 139,260 shares of common stock issued and outstanding. Our primary attraction to a potential merger partner or acquisition vehicle was expected to be our status as a public company.

Who we are

Through our acquisition of EOIR and Genex, we offer remote sensing technology products and services and provide complete solutions for three-dimensional (3D) imaging and display, intelligent surveillance, and 3D facial recognition to the DOD and various other United States intelligence agencies ("INTEL"), educational and medical institutions and private commercial entities. These acquisitions are a very important part of our ongoing business strategy of creating a world class integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

Genex offers products which include: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) design and fabrication of 3D facial recognition products tools for law enforcement; and (iii) design and fabrication of non-invasive 3D medical imaging tools. EOIR offers products and services which include: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. These efforts of EOIR and Genex involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing.

Our executive offices are located at One McKinley Square, Fifth Floor, Boston, Massachusetts 02109, and our phone number is (617) 722-9800.

Summary of the Distribution

The following is a brief summary of the terms of the distribution of our common stock by Markland Technologies, Inc.

Distributing company	Markland Technologies, Inc.

Distributed shares
Up to 2,500,000 shares of our common stock currently held by Markland.

The board of directors of Markland has authorized Markland to distribute the equivalent of $10 million of our common stock up to a maximum of 2.5 million shares in a special dividend, which is approximately 18.6 percent of the shares of our common stock owned by Markland and approximately 15.8 percent of our common stock outstanding as of the date of this prospectus. The exact number of shares to be distributed will be calculated by dividing $10 million by the average of the closing price of our common stock for the 10 trading days ending on June 30, 2006. The number of shares that Markland will distribute to its stockholders will be reduced to the extent that fractional shares are not distributed to individual shareholders as described below.

Distribution ratio
.005 share of our common stock for each share of Markland common stock deemed to be outstanding as of the record date which is derived as follows:

2,500,000 / 500,000,000

For each share of Markland common stock that you held at the close of business on May 1, 2006, the record date for the distribution, you will receive that number of shares of our common stock that equals the quotient of (i) the total number of shares of our common stock to be distributed (2,500,000 shares) divided by (ii) the sum of (A) the total number of shares of Markland common stock outstanding on the record date (422,627,231 shares), plus (B) the number of shares of Markland common stock that would have been issued had all of the Markland Series D preferred stock outstanding on the record date been converted into Markland common stock at the close of business on the trading day immediately prior to the record date (77,372,769 shares).

Fractional shares
Markland will not distribute any fractional shares of our common stock to its stockholders. All share amounts to be distributed to individual record holders will be rounded down to the nearest whole share. See "The Distribution," included elsewhere in this prospectus.

Record date	May 1, 2006 (close of business)

Distribution date	Within two business days of the effective date of the registration statement of which this prospectus is a part.

Distribution
Shortly after the distribution date, the transfer agent identified below will begin to distribute the distributed shares of our common stock by issuing stock certificates to the persons who were stockholders of Markland at the close of business on the record date. Share certificates representing distributed shares will be mailed as soon as practicable, but no later than two business days after the effective date of the registration statement of which this prospectus is a part, to the record address of each recipient. You will not be required to make any payment or to surrender or exchange your Markland common stock or take any other action to receive your shares of our common stock.

Transfer agent	Florida Atlantic Stock Transfer, Inc. 7130 Knob Hill Tamarac, Florida 33321

Trading symbol	TCNH.OB

Trading market	Our common stock is quoted on the Over-the-Counter Bulletin Board.

Common Stock Outstanding	15,868,439 as of June 28, 2006

Risks relating to our common stock	The ownership of our common stock involve various risks. You should carefully read "Risk Factors," included elsewhere in this prospectus.

Tax consequences
The distribution is intended to be a taxable distribution of property by Markland. See "The Distribution—Material Federal Income Tax Consequences of the Distribution," included elsewhere in this prospectus for a more detailed description of the federal income tax consequences of the distribution.

Dividend policy
We do not intend to pay cash dividends on our common stock for the foreseeable future. Instead, we currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business.

Relationship between Markland and us after the distribution
Both Markland and Technest are publicly-owned companies, however, after the distribution, Markland will own approximately 69.3 percent of our outstanding common stock on a primary basis. We have entered into several agreements with Markland to define our companies' ongoing relationship. See "Relationship with Markland Technologies, Inc.," included elsewhere in this prospectus.

Markland acquired the securities covered by this registration statement in connection with the transactions described on page 17 under “Relationships with Markland Technologies, Inc.”

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks described below and elsewhere in this prospectus and the information under “Special Note Regarding Forward-Looking Statements,” together with any added, updated or changed information included in applicable prospectus supplements before you decide to buy the securities. If any of the following risks, or other risks not presently know to us or that we currently believe are not material, develop into an actual event, then our business, financial condition and results of operations could be adversely affected. In that case, the value of the securities could fall and you may lose all or part of the money you paid to buy the securities.

Risks Related To Our Business, Results Of Operations And Financial Condition

We have a limited operating history. As a result, it may be difficult to evaluate our prospects for profitable operations and our ability to produce a positive return on Genex or EOIR.

Technest has a limited operating history on which a potential investor may base an evaluation of us, our prospects and our ability to operate Genex or EOIR profitably.  If Technest is unable to sustain profitable operations, investors may lose their entire investment in Technest.

We have a history of operating losses and cannot give assurance of future revenues or operating profits; investors may lose their entire investment.

Technest has had net operating losses each year since its inception. As of March 31, 2006, our accumulated deficit was $8,598,464. If Technest continues to suffer losses as it has in the past, investors may not receive any return on their investment and may lose their entire investment.

If we cannot obtain additional capital required to fund our operations and finance the growth our business, operating results and financial condition may suffer and the price of our stock may decline.

The development of our technologies will require additional capital, and our business plan is to acquire additional revenue-producing assets. We reported net losses applicable to our common stockholders of $3,320,261 for the nine months ended March 31, 2006 and $5,986,485 for the six months ended June 30, 2005. Although we believe that we have sufficient sources of liquidity to satisfy our obligations for at least the next 12 months, we may be unable to obtain additional funds, if needed, in a timely manner or on acceptable terms, which may render us unable to fund our operations or expand our business. If we are unable to obtain capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, the price of our common stock may decline and you may lose part or all of your investment.

We will have ongoing capital needs as we expand our business.  If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Although we have been successful in the past in obtaining financing for working capital and acquisitions, there can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on acceptable terms.

We have grown quickly; if we cannot effectively manage our growth, our business may suffer.

We have rapidly and significantly expanded our operations through the acquisitions of EOIR in August 2005 and Genex in February 2005.  This growth has placed, and is expected to continue to place, a strain on our personnel, management, financial and other resources.  Some of our officers have no prior senior management experience at public companies.  Our new employees include a number of key managerial, technical and operations personnel who have not yet been fully integrated into our operations.  To manage our growth effectively, we must, among other things:

•	upgrade and expand our contract support, manufacturing facilities and capacity in a timely manner;

•	successfully attract, train, motivate and manage a larger number of employees for contract support, manufacturing, sales and customer support activities;

•	control higher inventory and working capital requirements; and

•	improve the efficiencies within our operating, administrative, financial and accounting systems, procedures and controls.

To meet our growth objectives we must attract and retain highly skilled technical, operational, managerial and sales and marketing personnel.  If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in net sales.  We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.

If we fail to manage our growth properly, we may incur unnecessary expenses and the efficiency of our operations may decline, adversely affecting our business and the price of our stock.

Future acquisitions of other companies, if any, may disrupt our business and result in additional expenses, which could harm our business.

We have made significant acquisitions in the past, and we plan to continue to review potential acquisition candidates, and our business plan includes building our business through strategic acquisitions. However, acceptable acquisition candidates may not be available in the future or may not be available on terms and conditions acceptable to us.

Acquisitions involve numerous risks including among others, difficulties and expenses incurred in the consummation of acquisitions and the assimilation of the operations, personnel, and services and products of the acquired companies. Additional risks associated with acquisitions include the difficulties of operating new businesses, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired company. If we do not successfully integrate the businesses we may acquire in the future, our business will suffer.

If we fail to realize some or all of the anticipated benefits from our acquisition of EOIR, our business will suffer.

Our combined company may fail to realize some or all of the anticipated benefits and synergies of the transaction as a result of, among other things, lower than expected order rates from customers of EOIR, unanticipated costs, deterioration in the U.S. economy and other factors. There can be no assurance that we will receive new orders under EOIR’s existing contract with the United States Army Night Vision and Electronic Sensors Directorate.

Some of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do. If we cannot effectively compete, our business may suffer and the price of our stock would decrease.

With the U.S. government's large appropriation of money for homeland security programs, many companies are competing for the same homeland security contracts and there can be no assurance that Technest will effectively compete with large companies who have more resources and funds than we do. Several companies have been working on issues relevant to the safety of the American people for the past several years. Because of the services and additional human and financial resources that these larger companies can provide, they may be more attractive to the U.S. Government. Lockheed Martin and Northrop Grumman are providers of hardware engineering and systems engineering solutions. Computer Sciences Corporation and EDS provide computer and computer software solutions. Defense companies, such as General Dynamics, Boeing and Raytheon, are solutions providers that could easily expand their businesses into the homeland security business and are currently allocating resources to develop programs in this area.

Our business may suffer if we cannot protect our proprietary technology.

Our ability to compete depends significantly upon our patents, our trade secrets, our source code and our other proprietary technology.  Any misappropriation of our technology or the development of competing technology could seriously harm our competitive position, which could lead to a substantial reduction in revenue.

The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us. Our patents could be challenged, invalidated or circumvented, in which case the rights we have under our patents could provide no competitive advantages. Existing trade secrets, copyright and trademark laws offer only limited protection. In addition, the laws of some foreign countries do not protect our proprietary technology to the same extent as the laws of the United States, which could increase the likelihood of misappropriation.  Furthermore, other companies could independently develop similar or superior technology without violating our intellectual property rights.

If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, distract the attention of management, and there can be no assurance that we would prevail.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in our quarterly revenue and results of operations could depress the market price of our common stock.

Our future net sales and results of operations are likely to vary significantly from quarter to quarter due to a number of factors, many of which are outside our control. Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that our revenue or results of operations in a quarter will fall below the expectations of securities analysts or investors. If this occurs, the market price of our common stock could fall significantly. Our results of operations in any quarter can fluctuate for many reasons, including:

•	timing of orders from our largest customers - the DOD, Homeland Security, various INTEL and the United States Night Vision and Electronic Sensors Directorate;

•	our ability to perform under contracts and manufacture, test and deliver products in a timely and cost-effective manner;

•	our success in winning competitions for orders;

•	the timing of new product introductions by us or our competitors;

•	the mix of products we sell;

•	competitive pricing pressures; and

•	general economic climate.

A large portion of our expenses, including expenses for facilities, equipment, and personnel, are relatively fixed. Accordingly, if our revenues decline or do not grow as much as we anticipate, we might be unable to maintain or improve our operating margins. Any failure to achieve anticipated revenues could therefore significantly harm our operating results for a particular fiscal period.

Risks Related to Contracting with the United States Government

Our current and future expected revenues are derived from a small number of customers within the U.S. government such that the loss of any one ultimate customer could materially reduce our revenues. As a result, our financial condition and our stock price would be adversely affected.

We currently derive substantially all of our revenue from contracts with the U.S. Government, including the DOD, Homeland Security and various INTEL within the U.S. Government. We have a contract with the United States Army Night Vision and Electronic Sensors Directorate that may provide for revenues of up to approximately $406 million (including revenue already recognized) depending upon the U.S. Army's needs of which our subsidiary, EOIR, recognized in excess of approximately $23.9 million in revenues for the six months ended June 30, 2005 or 85% of our total consolidated revenues during that period. For the year ended December 31, 2004, we recognized $52.8 million in revenues under this contract and we expect this contract to account for a substantial portion of our revenues going forward.

The loss of this customer due to cutbacks, competition, or other reasons would materially reduce our revenue base. Annual or quarterly losses may occur or be increased if there are material gaps or delays in orders from one of our largest customers that are not replaced by other orders or other sources of income.

Our largest customers are the DOD, Homeland Security, and various other INTEL whose operations are subject to unique political and budgetary constraints, involve competitive bidding, and our contacts with these customers may be subject to cancellation with or without penalty, which may produce volatility in our earnings and revenue.

        Our largest customers are the DOD, Homeland Security, and various other INTEL. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or delayed, and the receipt of revenues or payments may be substantially delayed. This irregular and unpredictable revenue stream makes it difficult for our business to operate smoothly. Obtaining contracts from government agencies is challenging, and government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

•	include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

•	be subject to purchasing decisions of agencies that are subject to political influence;

•	contain onerous procurement procedures; and

•	be subject to cancellation if government funding becomes unavailable.

In addition, federal government agencies routinely audit government contracts. These agencies review a contractor's performance on its contract, pricing practices, cost structure and compliance with applicable laws, regulations and standards. These audits may occur several years after completion of the audited work. An audit could result in a substantial adjustment to our revenues because we would not be reimbursed for any costs improperly allocated to a specific contract, and we would be forced to refund any improper costs already reimbursed. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our reputation could be harmed if allegations of impropriety were made against us.

Our business could be adversely affected by changes in budgetary priorities of the Government.

Because we derive a substantial majority of our revenue from contracts with the Government, we believe that the success and development of our business will continue to depend on our successful participation in Government contract programs. Changes in Government budgetary priorities could directly affect our financial performance. A significant decline in government expenditures, or a shift of expenditures away from programs that we support, or a change in Government contracting policies, could cause Government agencies to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty or not to exercise options to renew contracts. Any such actions could cause our actual results to differ materially from those anticipated. Among the factors that could seriously affect our Government contracting business are:

•	changes in Government programs or requirements;

•
budgetary priorities limiting or delaying Government spending generally, or specific departments or agencies in particular, and changes in fiscal policies or available funding, including potential Governmental shutdowns (as occurred during the Government’s 1996 fiscal year);

•	curtailment of the Government’s use of technology solutions firms.

Our Government contracts may be terminated by the government at any time and may contain other provisions permitting the government not to continue with contract performance. If lost contracts are not replaced, our operating results may differ materially from those anticipated.

We derive substantially all of our revenue from Government contracts that typically span one or more base years and one or more option years. The option periods typically cover more than half of the contract’s potential duration. Government agencies generally have the right not to exercise these option periods. In addition, our contracts typically also contain provisions permitting a government client to terminate the contract for its convenience. A decision not to exercise option periods or to terminate contracts could result in significant revenue shortfalls from those anticipated.

 Our Government contracts contain numerous provisions that are unfavorable to us.

Government contracts, including ours, contain provisions and are subject to laws and regulations that give the government rights and remedies, some of which are not typically found in commercial contracts, including allowing the Government to:

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	claim rights in systems and software developed by us;

•	suspend or debar us from doing business with the Government or with a Government agency, impose fines and penalties and subject us to criminal prosecution; and

•	control or prohibit the export of our data and technology.

If the Government terminates any of our contracts for convenience, we may recover only our incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the Government terminates any of our contracts for default, we may be unable to recover even those amounts, and instead may be liable for excess costs incurred by the Government in procuring undelivered items and services from another source. Depending on the value of the particular contract, that type of termination could cause our actual results to differ materially from those anticipated. Our Government contracts also contain organizational conflict of interest clauses that limit our ability to compete for certain related follow-on contracts. For example, when we work on the design of a particular system, we may be precluded from competing for the contract to install that system. As we grow our business, we expect to experience organizational conflicts of interest more frequently. Depending upon the value of the matters affected by an organizational conflict of interest issue that precludes our participation in a program or contract could cause our actual results to differ materially from those anticipated.

We derive significant revenue from contracts and task orders awarded through a competitive bidding process. If we are unable to consistently win new awards over any extended period, our business and prospects will be adversely affected.

Substantially all of our contracts and task orders with the Government are awarded through a competitive bidding process. We expect that much of the business that we will seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many Government clients to increasingly purchase goods and services through indefinite delivery/indefinite quantity, or ID/IQ, contracts, GSA schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring that we make sustained post-award efforts to realize revenue under each such contract. In addition, in consideration of recent publicity regarding the practice of agencies awarding work under such contracts that is arguably outside their intended scope, both the GSA and the DOD have initiated programs aimed to ensure that all work fits properly within the scope of the contract under which it is awarded. The net effect of such programs may reduce the number of bidding opportunities available to us. Moreover, even if we are highly qualified to work on a particular new contract, we might not be awarded business because of the Government’s policy and practice of maintaining a diverse contracting base.

The competitive bidding process presents a number of risks, including the following:

•	we bid on programs before the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

•	we expend substantial cost and managerial time and effort to prepare bids and proposals for contracts that we may not win;

•	we may be unable to estimate accurately the resources and cost structure that will be required to service any contract we win; and

•
we may encounter expense and delay if our competitors protest or challenge awards of contracts to us in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

If we are unable to win particular contracts, we may be unable to provide clients services that are purchased under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected and that could cause our actual results to differ materially from those anticipated. In addition, upon the expiration of a contract, if the client requires further services of the type provided by the contract, there is frequently a competitive re-bidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts could cause our actual results to differ materially from those anticipated.

Our business may suffer if we or our employees are unable to obtain the security clearances or other qualifications we and they need to perform services for our clients.

Many of our Government contracts require us to have security clearances and employ personnel with specified levels of education, work experience and security clearances. High-level security clearances can be difficult and time-consuming to obtain. If we or our employees lose or are unable to obtain necessary security clearances, we may not be able to win new business and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we cannot obtain or maintain the required security clearances for our employees working on a particular contract, we may not derive the revenue anticipated from the contract, which could cause our results to differ materially from those anticipated.

The Government may change its procurement or other practices in a manner adverse to us.

The Government may change its procurement practices or adopt new contracting rules and regulations, such as cost accounting standards. It could also adopt new contracting methods relating to GSA contracts or other government-wide acquisition contracts, or adopt new socio-economic requirements. These changes could impair our ability to obtain new contracts or win re-competed contracts. New contracting requirements could be costly or administratively difficult for us to satisfy, and, as a result could cause actual results to differ materially from those anticipated.

Restrictions on or other changes to the Government’s use of service contracts may harm our operating results.

We derive a significant amount of revenue from service contracts with the Government. The Government may face restrictions from new legislation, regulations or union pressures, on the nature and amount of services the Government may obtain from private contractors. Any reduction in the Government’s use of private contractors to provide services could cause our actual results to differ materially from those anticipated.

Our contracts and administrative processes and systems are subject to audits and cost adjustments by the Government, which could reduce our revenue, disrupt our business or otherwise adversely affect our results of operations.

Government agencies, including the Defense Contract Audit Agency, or DCAA, routinely audit and investigate Government contracts and Government contractors’ administrative processes and systems. These agencies review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review our compliance with regulations and policies and the adequacy of our internal control systems and policies, including our purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems is found not to comply with requirements, we may be subjected to increased government oversight and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome to an audit by the DCAA or another agency could cause actual results to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the Government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these results could cause actual results to differ materially from those anticipated.

Unfavorable government audit results could force us to adjust previously reported operating results and could subject us to a variety of penalties and sanctions.

The federal government audits and reviews our performance on awards, pricing practices, cost structure, and compliance with applicable laws, regulations, and standards. Like most large government vendors, our awards are audited and reviewed on a continual basis by federal agencies, including the Defense Contract Management Agency and the Defense Contract Audit Agency. An audit of our work, including an audit of work performed by companies we have acquired or may acquire or subcontractors we have hired or may hire, could result in a substantial adjustment in our operating results for the applicable period. For example, any costs which were originally reimbursed could subsequently be disallowed. In this case, cash we have already collected may need to be refunded and our operating margins may be reduced. To date, we have not experienced any significant adverse consequences as a result of government audits.

If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with U.S. Government agencies.

Employee misconduct, including security breaches, could result in the loss of clients and our suspension or disbarment from contracting with the Government.

We may be unable to prevent our employees from engaging in misconduct, fraud or other improper activities that could adversely affect our business and reputation. Misconduct could include the failure to comply with procurement regulations, regulations regarding the protection of classified information and legislation regarding the pricing of labor and other costs in government contracts. Many of the systems we develop involve managing and protecting information involved in national security and other sensitive functions. A security breach in one of these systems could prevent us from having access to such critically sensitive systems. Other examples of employee misconduct could include time card fraud and violations of the Anti-Kickback Act. The precautions we take to prevent and detect this activity may not be effective, and we could face unknown risks or losses. As a result of employee misconduct, we could face fines and penalties, loss of security clearance and suspension or debarment from contracting with the Government, which could cause our actual results to differ materially from those anticipated.

If our subcontractors or vendors fail to perform their contractual obligations, our performance as a prime contractor and our ability to obtain future business could be materially and adversely impacted and our actual results could differ materially from those anticipated.

Our performance of Government contracts may involve the issuance of subcontracts or purchase orders to other companies upon which we rely to perform all or a portion of the work we are obligated to deliver to our clients. A failure by one or more of our subcontractors or vendors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely impact our ability to perform our obligations as a prime contractor.

A performance deficiency by a subcontractor or a vendor could result in the Government terminating our contract for default. A default termination could expose us to liability for excess costs of re-procurement by the Government and have a material adverse effect on our ability to compete for future contracts and task orders.

Depending upon the level of problem experienced, such problems with subcontractors could cause our actual results to differ materially from those anticipated.

Risks Related To “Controlled Companies”

We are a majority owned subsidiary of Markland. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

As of June 28, 2006, Markland controlled approximately 85% of outstanding Technest common stock on a primary basis, which will be reduced to 69% after giving effect to the distribution being registered hereunder. As a result, Markland has the ability to control all matters submitted to the stockholders of Technest for approval (including the election and removal of directors) and to control Technest’s management and affairs.  Pursuant to the Stockholder Agreement between Markland and Technest dated March 13, 2006, Markland agreed to elect Joseph Mackin, Gino Pereira, and our three independent directors, Robert Doto, Gen. David Gust (US Army Rtd.) and Darlene Deptula-Hicks.

This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Technest will be unable to affect the outcome of stockholder voting as long as Markland or any other party retains a controlling interest. Further, pursuant to the Stockholder Agreement entered into between Markland and Technest on March 13, 2006, Markland agreed for a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of our board of directors or to remove any of the directors currently in office.

If our majority stockholder, Markland Technologies, Inc., uses shares of our common stock to satisfy claims against it, a change of control could result, disrupting our operations.

Our majority stockholder, Markland Technologies, Inc., is subject to various legal actions, proceedings and claims and may become subject to additional actions, proceedings and claims in the future.  Were any of these claims to result in an outcome adverse to Markland, the resulting damages or amounts paid in settlement could be satisfied partially or wholly with shares of our common stock.  Currently, Markland owns approximately 85% of our outstanding common stock, although Markland has placed in escrow an aggregate of 4,304,000 shares of our common stock held by Markland to secure the conversion of the Markland Series E preferred stock (which if transferred by Markland would bring Markland’s ownership to 41.9% after giving effect to the distribution being registered hereunder). If Markland disposes of a large number of shares of our common stock, a change of control may result.  A change of control at the shareholder level could result in a change to the composition of our board and, ultimately, a change in our management and business plan.  Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Gino Pereira serves as a director and Chief Financial Officer of Technest and Markland. Conflicts of interest could arise as a result of these overlapping positions.

While Mr. Pereira’s employment agreement provides that he shall spend no less than 60% of his time working for Technest, there can be no assurance competing demands on Mr. Pereira at a given time will not result in an allocation of time and resources unfavorable to us. Neither our organizational documents nor our policies specify a minimum standard of time and attention that our officers and directors are required to devote to us, and there can be no assurance that conflicts of interest will not arise.

Risks Related To Capital Structure

Shares eligible for future sale, if sold into the public market, may adversely affect the market price of our common stock.

Pursuant to the terms of the Merger Agreement and the Registration Rights Agreements executed on February 14, 2005 in connection with our acquisition of Genex, Technest was obligated to file one or more registration statements with the Securities and Exchange Commission covering 3,160,215 shares.. In addition, we are obligated to registered shares held by Markland or any of its transferees. Our common stock is thinly traded. The registration of these shares for public resale and the shares being registered pursuant to the registration statement, of which this prospectus is a part, may result in a greater number of shares being available for trading than the market can absorb. This may cause the market price of our common stock to decrease.

The sale of material amounts of common stock could encourage short sales by third parties and further depress the price of our common stock.  As a result, you may lose all or part of your investment.

The significant downward pressure on our stock price caused by the sale of a significant number of registered shares could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

Technest does not foresee paying cash dividends in the foreseeable future.

Technest has not paid cash dividends on our stock and does not plan to pay cash dividends on our stock in the foreseeable future.

Risks Related To Investing In Low- Priced Stock

It may be difficult for you to resell shares of our common stock if an active market for our common stock does not develop.

Our common stock is not actively traded on a securities exchange and we do not meet the initial listing criteria for any registered securities exchange or the Nasdaq National Market System. It is quoted on the less recognized OTC Bulletin Board. This factor may further impair your ability to sell your shares when you want and/or could depress our stock price. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be limited. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares.

Technest’s common stock is “penny stock,” with the result that trading of our common stock in any secondary market may be impeded.

Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to SEC rules imposing additional sales requirements on broker-dealers who sell low-priced securities (generally defined as those having a per share price below $5.00). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as it is subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.  These factors severely limit the liquidity, if any, of our common stock, and will likely continue to have a material adverse effect on its market price and on our ability to raise additional capital.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

(a)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

(c)	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)	contains a toll-free telephone number for inquiries on disciplinary actions;

(e)	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)	contains such other information and is in such form, including language, type, size and format, as the SEC may require by rule or regulation.

In addition, the broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and ask quotations for the penny stock;

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	monthly account statements showing the market value of each penny stock held in the customer’s account.

Also, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

We cannot predict the extent to which investor interest in our stock or a business combination, if any, will lead to an increase in our market price or the development of an active trading market or how liquid that market, if any, might become.

The market price of our common stock may be volatile. As a result, you may not be able to sell our common stock in short time periods, or possibly at all.

Our stock price has been volatile. From January 2003 to June 28, 2006, the trading price of our common stock ranged from a low price of $0.02 per share to a high price of $63.29 per share. Many factors may cause the market price of our common stock to fluctuate, including:

•	variations in our quarterly results of operations;

•	the introduction of new products by us or our competitors;

•	acquisitions or strategic alliances involving us or our competitors;

•	future sales of shares of common stock in the public market; and

•	market conditions in our industries and the economy as a whole.

In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. When the market price of a company's stock drops significantly, stockholders often institute securities class action litigation against that company. Any litigation against us could cause us to incur substantial costs, divert the time and attention of our management and other resources or otherwise harm our business.

Risks Related to the Homeland Security and Defense Industries

The homeland security and defense industries are characterized by rapid technological change and evolving industry standards, and unless we keep pace with the changing technologies, we could lose customers and fail to win new customers.

Our future success will depend, in part, upon our ability to develop and introduce a variety of new products and services and enhancements to these new product and services in order to address the changing and sophisticated needs of the homeland security marketplace. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors. Frequently, technical development programs in the homeland security industry require assessments to be made of the future directions of technology and technology markets generally, which are inherently risky and difficult to predict.

We face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Current political tensions throughout the world have heightened interest in the homeland security industry, and we expect competition in this field, which is already substantial, to intensify. If we do not develop new and enhanced products, or if we are not able to invest adequately in our research and development activities, our business, financial condition and results of operations could be negatively impacted. Many of our competitors have significantly more cash and resources than we have. Our competitors may introduce products that are competitively priced, have increased performance or functionality, or incorporate technological advances that we have not yet developed or implemented. To remain competitive, we must continue to develop, market and sell new and enhanced systems and products at competitive prices, which will require significant research and development expenditures.

We cannot assure you that we will be able to compete successfully against current and future competitors.

Risks Relating to New Corporate Governance Standards

We expect our administrative costs and expenses resulting from new regulations to increase, adversely affecting our financial condition and results of operations.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, the NASDAQ Capital Market requirements and SEC rules adopted there under. These regulations when we become subject to them will increase our legal and financial compliance and make some activities more difficult, time-consuming and costly.

New corporate governance requirements have made it more difficult to attract qualified directors. As a result, our business may be harmed and the price of our stock may be adversely affected.

New corporate governance requirements have increased the role and responsibilities of directors and executive officers of public companies. These new requirements have made it more expensive for us to maintain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to maintain coverage. As a result, although we recently elected three directors that satisfy the “independence” standards of NASDAQ, it may be more difficult for us to attract and retain other qualified individuals to serve as members of our board of directors.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.

Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our independent registered public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountant. We expect that this requirement will first apply to our annual report for the fiscal year ending June 30, 2007. The standards that must be met for management to assess the effectiveness of the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by our independent registered public accountants. If management cannot assess our internal control over financial reporting as effective, or our independent registered public accounting firm is unable to issue an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely management’s current predictions of future events or based on current expectations, estimates and projections about the industry in which we operate, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside Technest ’s control and management’s control.

These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include, among others, those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments, unless required by law. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Readers are cautioned not to put undue reliance on such forward-looking statements.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being offered by Markland Technologies, Inc., the holder of the majority of our shares of common stock, as a special dividend to its stockholders of record as May 1, 2006. There will be not proceeds generated from this prospectus and therefore, we will not receive any proceeds. For information about Markland, see "Relationship with Markland Technologies, Inc." section of this prospectus.

PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Until March 30, 2001 our common stock was traded on the OTC Bulletin Board under the symbol FNTN. On April 2, 2001, our trading symbol was changed to FNIT and in July 2001, it was changed to THNS. Prior to our initial public offering on December 16, 1996, there was no public trading market for such shares. On July 19, 2005, as a result of our reverse stock split, we began trading under the symbol TCNH. The following table sets forth the high and low closing bid quotations for our common stock as set forth on Nasdaq.com:

Calendar Year	High	Low

2003
First Quarter	$ 4.22	$ .02
Second Quarter	$ 4.22	$2.11
Third Quarter	$21.10	$2.11
Fourth Quarter	$10.55	$4.22

2004
First Quarter	$27.43	$4.22
Second Quarter	$4.22	$4.22
Third Quarter	$12.66	$2.11
Fourth Quarter	$21.10	$2.11

2005
First Quarter	$63.29	$10.55
Second Quarter	$40.08	$12.66
Third Quarter	$52.74	$5.15
Fourth Quarter	$5.50	$4.50

2006
First Quarter	$11.35	$4.40

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission. These quotes are not necessarily representative of actual transactions or of the value of our common stock, and are in all likelihood not based upon any recognized criteria of securities valuation as used in the investment banking community. As of June 28, 2006, there were approximately 120 record holders of our common stock. After giving effect to the Markland dividend, we will have approximately 319 record holders of our common stock. Since our fiscal year ended June 30, 2005, we did not purchase any of our equity securities.

We have not paid and do not anticipate paying any cash dividends on our common stock in the foreseeable future. The payment of any cash dividends will be at the discretion of the board of directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the board.

The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all previous equity compensation plans not previously approved by stockholders, as of the most recently completed fiscal year:

Equity Compensation Plan Information As Of June 30, 2005

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	0	$0	10,000,000
Equity compensation plans not approved by security holders (2)	3,817	$422.36	0
Total	3,817	$422.36	10,000,000

(1)	2001 Stock Option Plan.

(2)	Options and warrants issued without security holder approval as compensation to officers and contractors outside of the 2001 Stock Option Plan.

RELATIONSHIP WITH MARKLAND TECHNOLOGIES, INC.

Markland’s Ownership of Technest Common Stock

We are currently a majority owned subsidiary of Markland Technologies, Inc. As of June 28, 2006, Markland owned 13,454,023 shares, or approximately 85.2 percent, of our common stock. Markland has advised us that the Markland board of directors has authorized Markland to distribute a maximum of 2,500,000 shares of our common stock outstanding and owned by Markland by means of a special dividend to be paid to Markland’s stockholder of record as of May 1, 2006. If Markland distributes the maximum number of shares authorized for distribution, which we expect will be the case, then upon completion of the special dividend, Markland will own approximately 10,954,023 shares of our common stock, representing approximately 69.3 percent of the outstanding shares of our common stock.

Markland acquired its shares of our common stock in two separate transactions:

On February 14, 2005, Markland acquired 1,954,023 shares (post 211.18 reverse split which occurred on July 19, 2005) of our common stock in exchange for 10,168,764 shares of Markland common stock and Markland’s agreement to issue shares of common stock upon conversion of Technest Series B Preferred Stock. This transaction was part of a series of related transactions, the result of which was Markland acquiring a controlling interest in us while at the same time, we acquired all of the capital stock of Genex Technologies, Inc., a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. As a result of this transaction, on February 14, 2005, Markland owned approximately 93 percent of our common stock on a primary basis and approximately 39 percent of our common stock on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase our common stock). For a detailed description of these transactions, you should refer to our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on February 15, 2005, and the exhibits filed thereto. This current report and the exhibits contain material information and are publicly available on the SEC’s web site at www.sec.gov.

On August 17, 2005, Markland sold all of the outstanding stock of EOIR, its then wholly-owned subsidiary, to us pursuant to a Stock Purchase Agreement. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and, as a result, Markland’s ownership of us increased to approximately 98% on a primary basis and approximately 82% on a fully diluted basis (assuming the conversion of all of Technest’s convertible securities and the exercise of all warrants to purchase Technest common stock). For a detailed description of this agreement, you should refer to our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on August 18, 2005, as amended on November 2, 2005 and the stock purchase agreement filed as an exhibit thereto. This current report and the agreement contain material information and are publicly available on the SEC’s web site at www.sec.gov.

The Distribution

On August 16, 2005, the Markland board of directors approved the distribution of $10 million of Markland's shares of our common stock, up to a maximum of 2.5 million shares, to holders of Markland common stock. To effect the distribution, the Markland board declared a special dividend on Markland common stock for the holders of record as of May 1, 2006. Although the dividend was to be paid on July 5, 2006, it will now be paid within two business days of the effective date of the registration statement of which this prospectus is a part. The actual number of shares of our common stock to be distributed will be calculated by dividing $10 million by a price per share of our common stock equal to the average closing price of our common stock, as reported by the National Association of Securities Dealers Automatic Quotation service for the ten trading days ending June 30, 2006, as described in "The Distribution" section, included elsewhere in this prospectus.

Assuming the maximum number of our shares is distributed in the Markland special dividend, which we believe will be the case, these shares will represent approximately 15.8 percent of our outstanding common stock immediately prior to the distribution. Immediately after the distribution, we expect to have approximately 319 holders of record and 15,868,439 shares of our common stock outstanding. Upon completion of the special dividend, it is expected that Markland will own approximately 10,954,023 shares of our common stock, representing approximately 69.3 percent of the outstanding shares of our common stock. The special dividend of shares of our common stock by Markland will not affect the number of our outstanding shares of common stock or any rights of our stockholders.

Markland Series E Preferred Stock

Markland filed current reports on Form 8-K (SEC File # 000- 28863) on March 28, 2006 and April 19, 2006, to announce the entry into definitive agreements involving Markland’s ownership of certain shares of our common stock. Among other things, the Form 8-Ks reported that Markland issued a new series of preferred stock, referred to as the Markland Series E preferred stock. Each share of Markland’s Series E preferred stock is convertible, at the option of the holder, into either (i) 3,000 shares of Technest common stock, currently outstanding and held by Markland, or (ii) 697,500 shares of Markland’s common stock.

Registration Rights

In connection with the issuance of shares of the newly designated Series E preferred stock, Markland agreed to cause us to file a registration statement with the SEC to register the resale of our common stock underlying the conversion of the Markland Series E preferred stock. Pursuant to our Stockholder Agreement with Markland, dated March 13, 2006, we are contractually required to prepare and file certain types of resale registration statements at Markland’s request. Based solely on the disclosures in Markland’s Form 8-Ks, we understand that Markland has issued approximately 1,223.67 shares of Series E preferred stock to four institutional investors (the “Series E Investors”), which is potentially convertible into 3,671,010 shares of our common stock. The availability of these shares for sale in the public markets pursuant to an effective registration statement may cause a significant drop in the market price of our common stock.

Important Aspects of Markland Agreements

It is important to note that Technest is not a party to any of the agreements involving the Markland Series E preferred stock and the issuance of the Markland Series E preferred stock does not require Technest to issue any additional securities. Conversions of the Markland Series E preferred stock will be satisfied entirely by shares of our common stock that are currently outstanding and held by Markland.

In addition to the registration rights mentioned above, some important aspects of the March 24, 2006 agreements, as amended, between Markland and the Series E Investors include:

•	the escrow of an aggregate of 4,304,000 shares of our common stock held by Markland to secure the conversion of the Markland Series E preferred stock;
•
an agreement by two of the Series E Investors to purchase up to an additional 267.2 shares of Markland Series E preferred stock, convertible into 801,600 shares of our common stock, in five separate closings between April 17, 2006 and June 15, 2006, of which 92 shares of Markland Series E were purchased on April 17, 2006;

•
the transfer of 500,000 shares of our common stock held by Markland to Verdi Consulting, Inc. as compensation for services rendered in connection with arranging and negotiating the above mentioned transactions;

•
an agreement that Markland, subject to certain specified exceptions, for up to two (2) years will not sell or transfer any shares of our common stock without the consent of a majority of the Series E Investors and thereafter will not sell more than 10% of its shares of our common stock into the open market during any calendar month; and

•
an agreement from each of the Series E Investors that they will not convert more that 10% of their shares of Series E preferred stock during any calendar month and will not sell more than 10% of their shares of our common stock into the open market during any calendar month.

A description of the March 24, 2006 agreements, as amended, between Markland and the Series E Investors is set forth in Markland’s current reports on Form 8-K filed with the SEC on March 28, 2006 and April 19, 2006. The Form 8-Ks and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. Although we did not participate in the preparation of these current reports and can therefore provide no assurances as to the accuracy of the information they contain, we urge you to obtain and read carefully copies of these reports and, in particular, the agreements included as exhibits to these reports, before making a decision to invest in our common stock.

Agreements with Markland

We have provided below a summary description of the stockholder agreements and the key related agreements we have entered into with Markland prior to the distribution. These agreements provide a framework for our ongoing relationship with Markland. This description, which summarizes the material terms of these agreements, is not complete. You should read the full text of these agreements, which have been filed with the SEC as exhibits to our current report on Form 8-K filed with the SEC on March 17, 2006 and are publicly available on the SEC’s web site at www.sec.gov.

Conflicts of Interest

We negotiated these agreements with Markland while we were a majority-owned subsidiary of Markland. Accordingly, during this time our officers and directors, including our chairman, chief executive officer, and chief financial officer were employees and officers of Markland, and as such had an obligation to serve the interests of Markland. In addition, Mr. Pereira, our chief financial officer is currently also the chief financial officer and member of the board of directors of Markland. We believe our officers and the officers of Markland negotiated these arrangements in good faith taking into account the interests of their respective companies.

Stockholder Agreement

The following summary highlights the material terms of a Stockholder Agreement and License Agreement with Markland Technologies, Inc., each dated March 13, 2006. A detailed description of these agreements is also set forth in our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on March 17, 2006 and the agreements themselves are filed as exhibits thereto. The Form 8-K and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. We urge you to obtain and read carefully copies of this report and documents before making an investment decision.

On March 13, 2006, we entered into a stockholder agreement (the “Stockholder Agreement”) with Markland Technologies, Inc., the holder of a majority of our outstanding common stock in order to clarify and define terms relating to (i) the issuance of our securities, (ii) our corporate governance, (iii) the listing of our securities on The NASDAQ Capital Market, (iv) registration of shares of our common stock currently held by Markland, (v) intellectual property rights and (v) the provision by Markland of certain corporate services to us.

Pursuant to the terms of the Stockholder Agreement, we are required to:

•
refrain from issuing any shares of our common stock or securities convertible into our common stock without the consent of Markland for a period of twenty-six months, other than 1,000,000 shares to be issued under our 2006 Stock Award Plan and certain permissible offerings;

•	Maintain a board of directors consisting of five directors, not less than three of whom shall be “independent” directors as defined by the National Association of Securities Dealers;
•	Comply with the corporate governance requirement set forth in the National Association of Securities Dealers’ Marketplace Rules;
•	Submit an application for inclusion on The NASDAQ Capital Market and take all such actions as may be necessary to cause the application to be accepted; and
•	Make twelve monthly payments, beginning in April 2006, in the amount of $83,333 to Markland for administrative, manufacturing and engineering services for product development to Technest.
We have also granted Markland certain registration rights pursuant to which we are obligated to register all or a portion of those shares of our common stock held by Markland, or any parties to whom Markland may transfer those shares, with the SEC for public resale. Such registrations are to be carried out from time to time, at our expense, upon the written request of Markland, with certain limitations.

Pursuant to the terms of the Stockholder Agreement, Markland has agreed:

•	For a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of our board of directors or to remove any of the directors currently in office;
•
To consent to our participation in up to two offerings of common stock in the next twelve months, provided that we do not offer shares of common stock in such an offering at a price of less than $5.85, and that Markland, and its assigns, be permitted to participate as a selling shareholder in any such offering.

License Agreement

On March 13, 2006, we entered into a license agreement with Markland (the “License Agreement”). Pursuant to the License Agreement, we granted Markland an exclusive, world-wide license to make, use and sell products and services based on our intellectual property, to parties other than federal, state or local government agencies involved in intelligence, military, law enforcement or homeland defense functions. The license granted by the License Agreement shall be in effect until all of our current patents or patent applications have expired or until such time as the License Agreement is terminated pursuant to its terms.

Pursuant to the terms of the License Agreement, Markland is required to pay us twenty-five percent of the net gross profits, as defined in the License Agreement, they realize on any sale of any product or service utilizing the licensed intellectual property.

Additionally, if at the end of three years from the date of execution of the License Agreement, Markland has not realized enough net gross profits to generate an aggregate $300,000 of royalties, or $150,000 in royalties on an annual basis thereafter, the license shall become non-exclusive.

As a condition of the License Agreement, we are required to take all steps reasonably necessary to maintain our current patents and prosecute our current patent applications.

The License Agreement provides that Markland may cancel the agreement at any time upon 180 days notice. We may cancel the License Agreement if Markland fails to make a required royalty payment and does not cure such failure within thirty days of receiving notice of the failure or Markland violates the licensing terms of the License Agreement.

THE DISTRIBUTION

Background of the Distribution

On August 16, 2005, the Markland board of directors approved the distribution of $10 million of Markland's shares of our common stock, up to a maximum of 2.5 million shares, to holders of Markland common stock. To effect the distribution, the Markland board declared a special dividend on Markland common stock. Although the dividend was to be paid on July 5, 2006, it will now be paid within two business days of the effective date of the registration statement, of which this prospectus is a part. The actual number of shares of our common stock to be distributed will be calculated by dividing $10 million by a price per share of our common stock equal to the average closing price of our common stock, as reported by the National Association of Securities Dealers Automatic Quotation service for the ten trading days ending June 30, 2006; provided that in no event shall the number of shares of our common stock to be distributed exceed 2.5 million. The average closing price for the ten trading days ending June 28, 2006 was $3.628. To illustrate:

If the average closing price of the Technest Stock as reported by the National Association of Securities Dealers Automatic Quotations service for the ten trading days ending June 30, 2006 is:	then the aggregate number of shares of Technest common stock that will be distributed to the holders of Markland common stock will be:
$2.00 per share	2,500,000 shares
$4.00 per share	2,500,000 shares
$10.00 per share	1,000,000 shares
$20.00 per share	500,000 shares

Please note that the table provided above is not a prediction of the future price of our common stock.

Recipients of the special dividend will not be required to pay any cash or other consideration for the distributed shares or to surrender or exchange shares of Markland common stock to receive the dividend.

Results of the Distribution

Assuming the maximum number of our shares is distributed in the Markland special dividend, which is likely to be the case, these shares will represent approximately 15.8 percent of our outstanding common stock immediately prior to the distribution. Immediately after the distribution, we expect to have approximately 319 holders of record and 15,868,439 shares of our common stock outstanding. The special dividend of shares of our common stock by Markland will not affect the number of our outstanding shares of common stock or any rights of our stockholders.

The Number of Shares Each Markland Record Holder Will Receive

For each share of Markland common stock owned at the close of business on May 1, 2006, the record date, each record holder will receive that number of our shares equal to the quotient obtained by dividing (i) the total number of shares of our common stock to be distributed in the distribution by (ii) the sum of (A) 422,627,231, the total number of shares of Markland common stock outstanding at the close of business on the record date, plus (B) 77,372,769, the number of shares of Markland common stock that would have been issued had all of the Markland Series D preferred stock outstanding on the record date been converted into Markland common stock at the close of business on the trading day immediately prior to the record date. For illustrative purposes we have included an example of the calculation below:

Step 1, Calculation of Shares to be Distributed: The number of shares to be distributed in the special dividend will be determined by dividing $10 million by the ten trading day average of the closing price of our common stock ending on June 30, 2006. For purposes of this illustration only, we have chosen a per share price of our common stock of $2.75, which is equal to the closing price of our common stock on June 27, 2006.

$10,000,000/$2.75= 3,636,363 shares (rounded to the nearest whole share)

However, the board of directors of Markland has capped the number of our shares of common stock owned by Markland that will be distributed in the special dividend at the lesser of 2.5 million or the result from the formula above. Therefore, in this example, the total number of shares of our common stock to be distributed in the special dividend would equal 2.5 million.

Step 2, Calculation of Dividend Ratio: The dividend ratio, or the number of the shares to be distributed that will be allocated to each share of Markland common stock deemed to be outstanding as of the record date shall equal the number of shares to be distributed, which is likely to be 2.5 million shares divided by the sum of (A) 422,627,231, the total number of shares of Markland common stock outstanding at the close of business on the record date, plus (B) 77,372,769, the number of shares of Markland common stock that would have been issued had all of the Markland Series D preferred stock outstanding on the record date been converted into Markland common stock at the close of business on the trading day immediately prior to the record date.

2,500,000/500,000,000 = .005 share of our common stock per each share of Markland common stock deemed to be outstanding as of the record date.

Step 3, Calculation of Shares to be Distributed to Individual Record Holders: Each record holder of Markland common stock and Series D preferred stock as of the close of business on May 1, 2006, will receive that number of shares of our common stock which is equal to the dividend ratio, calculated in Step 2 above, multiplied by the number of shares of Markland common stock that such holder is deemed to have held as of the close of business on May 1, 2006, the record date. It is important to note that the transfer agent will not deliver any fractional shares of our common stock in connection with the distribution. All share amounts to be distributed to individual record holders will be rounded down to the nearest whole share. For illustrative purposes, if you were the record holder of 10,000 shares of Markland common stock as of the record date, your dividend would equal:

10,000 * .005 = 50 shares of our common stock

When and How Will Record Holders Receive the Dividend

Markland will pay the dividend within two business days of the effective date of the registration statement, of which this prospectus is a part. Markland will release its shares of our common stock to be distributed in the distribution to Florida Atlantic Stock Transfer, our transfer agent. Physical share certificates will be cut by the transfer agent and mailed to registered holders of Markland common stock entitled to the distribution as soon as practicable but no later than two business days after the effective date of the registration statement, of which this prospectus is a part. After the distribution, you may request a transfer of all or a portion of your shares of our common stock to a brokerage or other account.

For those holders of Markland common stock who hold their shares through a broker, bank or other nominee, the transfer agent will issue certificatesto those nominees who are registered holders, who, in turn, will credit their customers' accounts with our common stock. We and Markland anticipate that brokers, banks and other nominees will generally credit their customers' accounts with our common stock within three to eight days of the distribution date.

The transfer agent will not deliver any fractional shares of our common stock in connection with the distribution.

Material Federal Income Tax Consequences of the Distribution

United States Treasury Regulations require us to disclose the following: Any tax advice included in this document and its attachments was not intended or written to be used, and it cannot be used, for the purpose of avoiding tax penalties.

The following is a discussion of the material United States federal income tax consequences applicable to a holder of Markland common stock who is a “United States person” as defined for United States federal income tax purposes and who holds his, her or its shares of Markland common stock as a capital asset. For United States federal income tax purposes, a “United States person” is any of the following:

▪ a United States citizen or resident alien as determined under the United States Internal Revenue Code of 1986, as amended (the “Code”),

▪ a corporation or partnership (as defined by the Code) that is organized under the laws of the United States or any state,

▪ an estate, the income of which is subject to United States federal income taxation regardless of its source, or

▪ a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its major decisions.

This discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations and judicial and administrative determinations, as each is in effect as of the date of this prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. Technest has sought neither an advance ruling from the Internal Revenue Service, nor an opinion of counsel, regarding the United States federal income tax consequences of the distribution.

This discussion does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation that may apply to you if you are subject to special rules under the Code, including, without limitation, rules that apply to you if you acquired shares of Markland common stock as a result of the exercise of employee stock options; if you are a tax-exempt organization, financial institution, broker-dealer, insurance company; if you have a “functional currency” other than the United States dollar; or if you hold your Markland shares as part of a straddle, wash sale, hedging or conversion transaction. In addition, this summary does not address the state, local or foreign tax consequences of the distribution.

The information provided herein does not constitute individual tax advice to you. As a holder of Markland stock, you are urged to consult and rely on your own tax advisors with respect to the United States federal, state and local, and foreign tax consequences of the distribution based upon your particular circumstances.

The distribution will be a taxable distribution of property by Markland. As such, to the extent Markland has current and accumulated “earnings and profits” as of the end of the 2006 taxable year, the fair market value of the Technest stock received will be taxable to a Markland stockholder as a dividend. Such a dividend would be a “qualified dividend,” which is ordinary income but is taxable at a maximum federal income tax rate of 15 percent. Markland does not expect have current or accumulated “earnings and profits” as of the end of the 2006 taxable year, however, so no portion of the distribution is expected to be taxable as a dividend.

Instead, if Markland does not have current or accumulated “earnings and profits” as of the end of the 2006 taxable year, a holder of Markland common stock will recognize taxable gain in the distribution only to the extent the fair market value of the Technest stock he receives in the distribution exceeds his adjusted tax basis in his shares of Markland common stock. Such gain, if any, will be capital gain, and will be long-term capital gain if the holder has held his shares of Markland common stock for more than one year. In addition, as a result of the distribution a holder’s basis in his shares of Markland common stock will be reduced, but not below zero, by an amount equal to the fair market value of the Technest stock he receives in the distribution.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the transition period beginning January 1, 2005 and ending June 30, 2005 and for the nine months and quarter ended March 31, 2006 should be read together with our financial statements and related notes included elsewhere in this prospectus.

When reviewing the discussion below, you should keep in mind the substantial risks and uncertainties that characterize our business. In particular, we encourage you to review the risks and uncertainties described in the section entitled "Risk Factors” beginning on page 3 of this prospectus. These risks and uncertainties could cause actual results to differ materially from those forecasted in forward-looking statements or implied by past results and trends. Forward-looking statements are statements that attempt to project or anticipate future developments in our business; we encourage you to review the examples of forward-looking statements under "Note Regarding Forward-Looking Statements." These statements, like all statements in this prospectus, speak only as of the date of this prospectus (unless another date is indicated) and we undertake no obligation to update or revise the statements in light of future developments.

Recent Developments

Change in Fiscal Year. In June 2005, we changed our fiscal year end from December 31 to June 30.

Reverse Stock Split. On June 2, 2005, our Board of Directors and the holders of a majority of our outstanding shares of common stock approved a recapitalization in the form of a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding after considering and concluding that the Reverse Stock Split was in our best interests and the best interests of our stockholders, with all fractional shares rounded up to the nearest whole number. The Reverse Stock Split was effective as of the close of business on July 19, 2005. The Reverse Stock Split did not reduce our authorized shares of common stock, which remains at 495,000,000 shares. Based on the number of shares outstanding as of July 19, 2005, after giving effect to the Reverse Stock Split, we had approximately 2,302,193 shares of Technest common stock outstanding. Technest began trading under the symbol "TCNH" on July 20, 2005.

Acquisition of EOIR. On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and, as a result, Markland’s ownership of Technest increased from 85% immediately prior to the transaction to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock).

EOIR offers: (i) design and fabrication of customized remote sensor systems and platforms for U.S. Department of Defense, United States intelligence agencies and U.S. Department of Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. Markland acquired EOIR on June 29, 2004. EOIR generated approximately 97% of Markland’s revenue for fiscal 2005.

Six months ended June 30, 2005 compared with the six months ended June 30, 2004

The push-down basis of accounting has been applied to the acquisition of Technest by Markland. In accordance with the push-down basis of accounting, Technest’s and Genex’s net assets were adjusted to their estimated fair values as of the date of acquisition. The results of operations for the six months ended June 30, 2005 include the operations of Genex and EOIR from February 15, 2005 through June 30, 2005. Prior to the acquisition of Genex and EOIR, Technest had no operations. Therefore, the results for the six months ended June 30, 2005 are not directly comparable to the same period in the previous year or to the year ended December 31, 2004. The comparative amounts below for the six months ended June 30, 2004 are unaudited.

Revenue

Technest had $27,890,072 in revenue during the six months ended June 30, 2005 compared with no revenue for the same period in 2004. Of the 2005 revenue, $27,641,725 was from government contracts (DOD and non-DOD) and $248,347 was from non-government commercial contracts. . For the six months ended June 30, 2005, our acquisition of EOIR contributed revenues of $26,732,019 and Genex contributed $1,158,053. Inter-company sales (sales between EOIR and Genex) of $925,002 have been eliminated in the aforesaid revenue for the six months ended June 30, 2005.

Revenues from EOIR’s omnibus contract were $31,533,188 and $27,310,403 for the full six months ended June 30, 2005 and 2004, respectively. EOIR has had a history of providing services under U.S. Army Night Vision and Electronic Sensors Directorate (“NVESD”) contracts.  In 1993, the Company won the first NVESD Omnibus contract.  When this contract was re-competed in 1996, EOIR won the follow-on contract known as the Low-Tech contract, a five-year contract with a $248 million ceiling.  In July 2001, EOIR won the Low-Tech re-compete, a five year contract with a $406 million ceiling. The Government has indicated that it is willing to grant an additional “award term” for one year from July 2006 to July 2007. The performance periods for these contracts extend for 12 months beyond the end of the contract award period.

The overall value for the current five year contract is $406 million.  The cumulative value of individual awarded orders was $301 million on June 30, 2005.

As the Company has been awarded this contract three consecutive times, we remain confident that we are in a strong position for the upcoming re-compete, however there can be no assurances that this will happen. The near term prospects for the Company will be dependent on the Company’s ability to be awarded the new contract.

Gross profit

The gross profit for the six months ended June 30, 2005 was $5,408,939. Technest expects to expand its commercial product manufacturing capacity and refine its commercial product costing and, accordingly, gross profit on future commercial product sales may differ. The gross profit margins allowed by our Government customers vary depending on the type of services performed depending on the degree of complexity and involvement in performing the service.

Selling, general and administrative expenses

Selling, general and administrative expenses for the six months ended June 30, 2005 were$5,807,695 and consisted primarily of payroll and expenses of $893,219 to Markland, a related party, for management fees and other support services. Also included in the Selling, general and administrative expenses is $1,014,512 for stock based compensation. Selling, general and administrative expenses and net loss from operations for the six months ended June 30, 2004 were $5,787.

Research and development

Research and development expenses for the six months ended June 30, 2005 were $2,395,950. Of this amount, $2,095,000 was attributable to non-cash in process research and development written off on the acquisition of Genex. This amount was determined by management in consideration of a number of factors, including an independent purchase price allocation for Genex obtained as of the acquisition date and related to research and development projects in-process as of the acquisition date which have not reached technological feasibility and for which no alternative use exists. The projects in process were in the areas of intelligent surveillance, three-dimensional imaging, and medical imaging.

Amortization of intangible assets

Amortization of intangible assets for the six months ended June 30, 2005 was $611,471. Amortization expense in this period relates to the definite-lived intangible assets acquired in conjunction with Genex and EOIR effectively in February 2005.

Interest Expense

Interest expense for the six months ended June 30, 2005 was $446,027.

In connection with the acquisition of EOIR by Markland, EOIR issued $11,000,000 in original principal amount of notes due to the former stockholders of EOIR. The fair market value of these notes was $9,532,044 as determined by Markland’s management based on a number of factors including an independent valuation. The discount of $1,467,956 is being amortized to interest expense over the life of the note. Non-cash interest expense related to the amortization of this discount was $110,097. These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next four years. Interest expense related to these notes was approximately $324,000 in the six months ended June 30, 2005.

Net loss

The net loss for the six months ended June 30, 2005 was $3,811,637 compared with $5,787 for the period ended June 30, 2004.

Net loss applicable to common stockholders

The net loss applicable to common stockholders for the six months ended June 30, 2005 was $5,986,485. This reflects the non-cash deemed dividends related to the beneficial conversion features of $124,848 for Series A convertible preferred stock and $2,050,000 for Series C convertible preferred stock. The net loss applicable to common stockholders for the six months ended June 30, 2004 was $5,787.

Nine months ended March 31, 2006 compared with the nine months ended March 31, 2005 and three months ended March 31, 2006 compared with the three months ended March 31, 2005

The push down basis of accounting has been applied to the February 14, 2005 acquisition of Technest by Markland and the acquisition of Genex by Technest. In accordance with the push down basis of accounting, Technest’s and Genex’s net assets were adjusted to their estimated fair values as of the date of acquisition. The purchase method of accounting was used by Technest Holdings, Inc. to record the assets acquired and liabilities assumed of Genex Technologies, Inc. on February 14, 2005.  Accordingly, the financial statements of Technest Holdings, Inc. as of and for periods ended subsequent to the acquisition are not comparable in all material respects to the financial statements of Technest Holdings, Inc. as of and for periods ended prior to the acquisition.

Since the acquisition of EOIR was a transaction between entities under common control, Technest recorded the net assets of EOIR at their carrying value on the date Technest became part of Markland’s control group, which occurred on February 14, 2005. Additionally, Technest has included EOIR in its financial statements as though the transfer of EOIR occurred on that date.

As a result of these transactions, the results of operations for the three months and nine months ended March 31, 2005 are not comparable to the same periods in 2006.

Revenues

Technest had $55,141,077 in revenue during the nine months ended March 31, 2006 compared with $7,448,800 for the same period in 2005. The prior period is not comparable as Technest acquired Genex and EOIR effectively on February 14, 2005. Technest had $17,855,160 in revenue during the three months ended March 31, 2006 compared with $7,448,800 for the comparable quarter in 2005. The increase in revenue was due to the acquisitions of EOIR and Genex, effective February 14, 2005. For the nine months ended March 31, 2006, our acquisition of EOIR contributed revenues of $52,541,663 and Genex contributed $2,599,414. For the three months ended March 31, 2006, our acquisition of EOIR contributed revenues of $17,197,186 and Genex contributed $657,974. For the nine and three months ended March 31, 2005, our acquisition of EOIR contributed revenues of $6,900,220 and Genex contributed $548,588.

Revenues from EOIR’s omnibus contract were $47,011,517 and $15,478,325 for the nine and three months ended March 31, 2006, respectively. EOIR has had a history of providing services under NVESD contracts.  In 1993, the Company won the first NVESD Omnibus contract.  When this contract was re-competed in 1996, EOIR won the follow-on contract known as the Low-Tech contract, a five-year contract with a $248 million ceiling.  In July 2001 EOIR won the Low-Tech re-compete, a five year contract with a $406 million ceiling. The Government has indicated that it is willing to grant an additional “award term” for one year from July 2006 to July 2007. The performance periods for these contracts extend for 12 months beyond the end of the contract award period.

The overall value for the current five year contract is $406 million.  The cumulative value of individual awarded orders was $354 million on March 31, 2006.

As the Company has been awarded this contract three consecutive times, we remain confident that we are in a strong position for the upcoming re-compete, however there can be no assurances that this will happen. The near term prospects for the Company will be dependent on the Company’s ability to be awarded the new contract.

Gross profit

The gross profit for the nine months ended March 31, 2006 was $10,295,877, or 19% of revenue. The gross profit for the nine months and three months ended March 31, 2005 was $1,569,329 or 21% of revenue, reflecting the Genex and EOIR acquisitions from February 14, 2005. The gross profit for the three months ended March 31, 2006 was $3,237,084 or 18% of revenue.

Selling, general and administrative expenses

Selling, general and administrative expenses for the nine months ended March 31, 2006 was $9,897,578 and consisted primarily of payroll. The same period in 2005 is not comparable for reasons described above, but resulted in expenses of $1,673,405. Selling, general and administrative expenses for the three months ended March 31, 2006 and 2005 were $3,586,344 and $1,574,374 respectively. Included in selling, general and administrative expenses, the amortization of compensatory element of stock issuances for the nine months ended March 31, 2006 was $96,339. This represents the amortization of stock-based compensation related to options for the purchase of Markland common stock granted to EOIR employees by Markland in conjunction with the original acquisition of EOIR in June 2004. Stock-based compensation for the nine months ending March 31, 2005 amounted to $152,155. Also included in selling, general and administrative expenses are management fees accrued to Markland. These amounted to $750,000 and $250,000 for the nine and three months ended March 31, 2006, respectively. Management fees to Markland accrued in the nine and three months ended March 31, 2005 were $187,500. These management fees are expected to terminate by March 31, 2007 as Technest develops its own internal resources.

Research and development

Research and development expenses for the nine months and three months ended March 31, 2006 were $138,448 and $-0-, respectively. These expenditures consisted primarily of unfunded research for new product development. Funded research and development is part of the Company’s revenue base and the associated costs are included in cost of revenues. Research and development expenses for the nine months and three months ended March 31, 2005 were $2,095,000. This charge was attributable to non-cash in process research and development written off on the acquisition of Genex. This amount was determined by management in consideration of a number of factors, including an independent purchase price allocation for Genex obtained as of the acquisition date and related to research and development projects in-process as of the acquisition date which have not reached technological feasibility and for which no alternative use exists. The projects in process were in the areas of intelligent surveillance, three-dimensional imaging, and medical imaging.

Amortization of intangible assets

Amortization of intangible assets for the nine and three months ended March 31, 2006 were $1,339,634 and $446,512, respectively. Amortization expense increased in 2006 because of the amortization of definite-lived intangible assets acquired in conjunction with Genex and EOIR effectively in February 2005. Amortization of intangible assets for the nine and three months ended March 31, 2005 was $163,264.

Operating loss

The operating loss for the nine and three months ended March 31, 2006 were $1,079,783 and $795,772, respectively. The operating loss for the nine and three months ended March 31, 2005 were $2,362,340 and $2,263,309, respectively.

Interest expense and other income

Interest expense for the nine months and three months ended March 31, 2006 were $2,359,289 and $763,469, respectively.

In connection with the acquisition of EOIR by Markland, EOIR issued $11,000,000 in original principal amount of notes due to the former stockholders of EOIR. The fair market value of these notes was $9,532,044 as determined by Markland’s management based on a number of factors including an independent valuation. The discount of $1,467,956 is being amortized to interest expense over the life of the note. Non-cash interest expense related to the amortization of this discount was $220,195 and $73,398 in the nine and three months ended March 31, 2006, respectively. These notes bear interest at the rate of six (6%) percent per annum and must be repaid within the next four years.

In the nine and three months ended March 31, 2006, Technest charged to interest expense $1,600,000 and $545,000, respectively, (including $1,500,000 and $350,000, respectively, paid in common stock) related to liquidated damages paid for failure to have an effective registration statement.

Interest expense for the nine months and three months ended March 31, 2005 were $212,794 and $205,104, respectively, including non-cash interest expense related to the amortization of the EOIR notes discount of $36,698.

Other income for the nine and three months ended March 31, 2006 were $118,811 and $35,633, respectively, and represents interest received on cash balances. Other income for the nine and three months ended March 31, 2005 was $11,344.
Net loss

The net loss for the nine months and three months ended March 31, 2006 was $3,320,261 and $1,523,608, respectively. The net loss for the nine and three months ended March 31, 2005 was $4,738,648 and $4,631,927, respectively which include the non-cash deemed dividends related to the beneficial conversion features of $124,858 for Series A convertible preferred stock and $2,050,000 for Series C convertible preferred stock.

Liquidity And Capital Resources

Cash and Working Capital

On March 31, 2006, Technest had a negative working capital balance of $3,272,038. Technest’s current liabilities include $378,095 due to Markland, Technest’s parent company. Net cash used in operating activities was $2,788,654 for the nine months ended March 31, 2006. Non-cash expenses included in the net loss totaled $3,436,623 while changes in the components of working capital used cash of $3,155,016. Most of the change in working capital was related to a reduction of amounts due to related parties and trade payables by $4,090,807.

Cash Used in Investing Activities

In the nine months ended March 31, 2006, Technest used cash of $286,178 for the acquisition of property and equipment and received cash of $29,956 upon the sale of certain equipment.

Cash Used in Financing Activities

In the nine months ended March 31, 2006, $656,157 was used for loan repayments.

Sources of Liquidity

During the nine months ended March 31, 2006, we satisfied our cash requirements primarily through operating cash flows and our cash reserves. Although the Company had a negative working capital balance of $3,272,038 at March 31, 2006 and used cash of $2,788,654 for the nine months ended March 31, 2006, a majority of the reduction in payables and amounts due to related companies of $4,090,807 was a one time reduction in payables. In addition, the Company had $1.9 million in cash at the end of March 2006 and the Company’s funded backlog from the Government was $48.2 million. In addition, the Company is currently negotiating with a commercial bank to raise a $10 million line of credit which we believe will be consummated shortly. As a result of the forgoing, management believes that Technest has sufficient sources of liquidity to satisfy its obligations for at least the next 12 months.

Commitments and Contingencies

Facilities

Technest had executive offices in Boston, Massachusetts, which had a monthly lease amount of approximately $6,000. We entered into a new three-year lease for executive offices of approximately 2,000 square feet in Boston, Massachusetts, which expires December 1, 2009. The monthly rental amount for this facility is approximately $4,500.

EOIR, our wholly owned subsidiary, holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. EOIR leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. EOIR also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. EOIR also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $36,600.

Genex leased office space under the terms of a non-cancelable operating lease that expired in January 2006. The office space lease provides for annual increases of 3% to the base rent and requires Genex to reimburse the landlord for its pro rata share of the increases in annual operating expenses and real estate taxes. Monthly lease amounts for this facility total approximately $10,100. Genex has entered into a five-year lease for approximately 6,800 square feet in Bethesda, Maryland with a monthly lease amount of approximately $14,250. Genex occupied this space on April 1, 2006.

Rent expense for the nine months ended March 31, 2006 was $508,508

Legal

H&H Acquisition Corp.

On July 23, 1998, H & H Acquisition Corp., individually and purportedly on behalf of Technest, commenced an action in federal court in the Southern District of New York against Technest, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of Technest and unspecified damages. Management believes that the claims against Technest and certain officers are without merit and is vigorously defending the action. Technest cannot make any assurances about the litigation's outcome. However, Technest could be adversely affected if the plaintiff prevails.

In September 2002 Technest was served with a Summary Judgment Motion regarding H & H Acquisition Corp. and Technest answered the motion in November 2002. On January 3, 2005, the court denied the motion for summary judgment. On November 23, 2005 Technest was informed that the trial date of this matter, which had been scheduled to begin on January 4, 2006, had been postponed. As of June 28, 2006, Technest has not been informed of a new date for the beginning of the trial.

Joseph R. Moulton

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against Markland, EOIR, and our former Chief Executive Officer and former Director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by Markland, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and EOIR breached their obligations under the stock purchase agreement, dated June 30, 2004, pursuant to which Markland acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of EOIR until the promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that Markland and EOIR's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts due thereunder. As Mr. Moulton is suing in his personal capacity rather than as a representative of the former EOIR shareholders, he is asking the court to accelerate the payment of the outstanding principal amount of his note, which as of June 28, 2006, was $5,300,000. Markland is a guarantor of these notes.

Markland and EOIR believe that the allegations in this lawsuit are entirely without merit. Markland and EOIR have filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. Markland and EOIR have also filed a counterclaim against Mr. Moulton seeking damages resulting from alleged misconduct and misrepresentations on the part of Mr. Moulton related to EOIR’s relationship with certain banks.

On April 4, 2005 a hearing was held in the Spotsylvania County Circuit Court on Markland and EOIR's demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, the claim by Mr. Moulton that his employment was terminated in violation of public policy was dismissed by the court, and the Court dismissed those aspects of Mr. Moulton's complaint suggesting that he was pursuing his claims on behalf of other unnamed sellers of EOIR shares. Mr. Moulton was not given leave to amend or refile these claims.

On December 16, 2005, the start of the trial of this matter was continued from January 17, 2006 to September 5, 2006. In addition on that day, Mr. Moulton was permitted by the Court to amend his complaint to add an additional cause of action.

On February 3, 2006, a hearing was held in the Spotsylvania County Circuit Court on Markland and EOIR’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, Mr. Moulton’s cause of action that alleging breach of an employment contract by EOIR was dismissed with prejudice by the Court. On April 10, 2006, a Second Amended Bill of Complaint seeking to join Technest as a defendant has been filed with the Court but no date has been requested for a hearing to determine if such an amendment would be allowed.

In the event that Mr. Moulton prevails in any of his claims against Markland, Technest shares owned by Markland would be among the assets available to satisfy a resulting judgment.

Mr. and Mrs. Williams

Markland and EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that Mr. and Mrs. Williams filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as defendants, regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to Mr. and Mrs. Williams in connection with the acquisition of EOIR by Markland and severance payments called for pursuant to severance agreements by and among Mr. and Mrs. Williams, EOIR and Markland. On August 3, 2005, EOIR and Markland filed an answer and a demurrer denying all liability. On November 4, 2005, the Court heard the demurrer filed by EOIR Technologies, Inc. and Markland Technologies, Inc. and denied it. On April 6, 2006, a hearing was held in the Circuit Court for the City of Fredericksburg, Virginia on the William’s motion for summary judgment on certain claims brought by Mr. and Mrs. Williams relating to their severance payment. On May 4, 2006, the court granted the Williams’ motion for summary judgment. The case is set for trial on November 14, 15 and 16, 2006.

In the event that Mr. and Mrs. Williams prevail in any of their claims against Markland, Technest shares owned by Markland would be among the assets available to satisfy a resulting judgment.

Off Balance Sheet Arrangements

We have a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with our corporate credit cards. Other than this letter of credit, we have no other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders. Technest has warrants outstanding for the purchase of 374,286 shares of common stock. However, due to the net share settlement provisions of these warrants, Technest does not expect any material cash proceeds upon exercise.

Effect of inflation and changes in prices

Management does not believe that inflation and changes in price will have a material effect on operations.

Critical Accounting Policies

The preparation of Technest's financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities as of the date of the financial statements and the amounts of revenues and expenses recorded during the reporting periods. We base our estimates on historical experience, where applicable, and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions.

The sections below present information about the nature of and rationale for our critical accounting policies.

Principles Of Consolidation

Our consolidated financial statements for the periods presented include the accounts of Technest, and our wholly-owned subsidiaries- Genex and EOIR. We have eliminated all significant inter-company balances and transactions.

Concentrations

Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires that we disclose any significant off-balance-sheet and credit risk concentrations. We are subject to concentrations of credit risk because the majority of our revenues and accounts receivable are derived from the U.S. government, including the Department of Defense, who is not required to provide collateral for amounts owed to us. We do not believe that we are subject to any unusual credit risks, other than the normal level of risk attendant to operating our business.

For the periods presented, we had cash balances in banks in excess of the maximum amount insured by the FDIC. In addition, we derive substantially all of our contract revenue from contracts with Federal government agencies. Consequently, substantially all of our accounts receivable are due from Federal government agencies either directly or through other government contractors.

Research And Development

We charge research and development costs to expense as incurred. Funded research and development is part of our revenue base and the associated costs are included in cost of revenues. We capitalize costs related to acquired technologies that have achieved technological feasibility and have alternative uses. We expense as research and development costs the technologies we acquire if they are in process at the date of acquisition or have no alternative uses.

No new technologies were acquired during the nine months ended March 31, 2006 and as such there are no capitalized or expensed in-process research and development costs during this period relating thereto. During the six months ended June 30, 2005 we had, however, acquired in-process technology as a part of our acquisition of Genex. These technologies had neither achieved technological feasibility nor had alternative uses and as such the research and development costs of $2,095,000 were expensed in the six months ended June 30, 2005.

The amount recorded as expense for in-process research and development (IPR&D) was arrived at by management after considering a number of factors, including an independent purchase price allocation analysis by a leading valuation and financial advisory firm serving the business, legal and financial communities throughout New England. For this purpose, the various research and development projects were identified and the Income, Expenses and the resulting Net Income from the identified projects was projected for five fiscal years from 2006 to 2010. Given the nature of the technology embodied in the IPR&D and the potential for technological obsolescence, a projection period of five years was deemed appropriate. Charges for use of contributory assets, including working capital, fixed assets and assembled workforce, were applied as a reduction to net income. The resultant economic income was discounted at 24% to arrive at the cumulative present value.

Impairment Of Goodwill And Amortizable Intangibles

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," we review goodwill and amortizable intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our business enterprise below its carrying value. The impairment test requires us to estimate the fair value of our overall business enterprise down to the reporting unit level. We identify and record our intangible assets at the reporting unit level and also conduct our impairment tests at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, “Goodwill and Other Intangible Assets”.

We estimate fair value using either a discounted cash flows model, or an approach using market comparables, to determine fair value. Under the discounted cash flows method, we utilize estimated long-term revenue and cash flows forecasts developed as part of our planning process, together with an applicable discount rate, to determine fair value. Under the market approach, fair value is determined by comparing us to similar businesses (or guideline companies). Selection of guideline companies and market ratios require management's judgment. The use of different assumptions within our discounted cash flows model or within our market approach model when determining fair value could result in different valuations for goodwill.

Estimated Useful Lives Of Amortizable Intangible Assets

We amortize our amortizable intangible assets over the shorter of the contractual/legal life or the estimated economic life.

Definite-lived intangible assets acquired from Genex represent costs of outside legal counsel related to obtaining new patents.  Patent costs are amortized over the legal life of the patents, generally fifteen years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relates to 3D imaging, intelligent surveillance and 3D facial recognition technologies.

Technest also acquired commercialized technology relating to 3D facial recognition cameras and contracts and customer relationships from the application of 3D imaging technologies to breast cancer research for the National Institute of Health and disposable sensors and 3D face mapping for the Department of Defense. The amounts assigned to definite-lived intangible assets were determined by management based on a number of factors including an independent purchase price allocation analysis. These assets have an estimated useful life of five years.

Contracts and Customer relationships acquired as a result of business combinations (see Note 3) have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, FASB Concepts Statement Number 7 and EITF Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Impairment Of Long-Lived Assets

Pursuant to SFAS No. 144, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. We recognize an impairment loss when the carrying value of an asset exceeds expected cash flows. Accordingly, when indicators or impairment of assets are present, we evaluate the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. Our policy is to record an impairment loss when we determine that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in .any of the periods presented.

Revenue Recognition

We recognize revenue when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as agreements, purchase orders or written requests, (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and (4) collection is probable.

Revenues from time and materials contracts are recognized as costs are incurred. Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract. However, during the periods presented less than 2% of Technest’s revenue has come from firm fixed price contracts.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined. Technest participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. Technest has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. Technest as the prime contractor whom accepts risks for these customer funded tasks includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members. Revenues under teaming arrangements amounted to $3,597,800 and $978,487 for the nine months and three months ended March 31, 2006 and approximately $1,700,000 for the six months ended June 30, 2005.

Impact Of Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and Amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after December 15, 2005. We expect to adopt SFAS No. 123(R) on July 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. We are evaluating which method to adopt.

As permitted by SFAS No. 123, we currently account for the share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognize no compensation cost for employee stock options. However, grants of stock to employees have always been recorded at fair value as required under existing accounting standards. We expect the adoption of SFAS No. 123(R) to have a material effect on its results of operations. Additionally, Our results of operations could be materially effected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had we adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in Note 2 to our financial statements.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature. Since we do not have the benefit of tax deductions in excess of recognized compensation cost, because of our net operating loss position, the change will have no immediate impact on our consolidated financial statements.

 BUSINESS

General

On February 14, 2005, Technest became a majority owned subsidiary of Markland Technologies, Inc., a homeland defense, armed services and intelligence contractor. Markland is a public company with a class of equity securities registered pursuant to Section 12(g) of the Exchange Act. Technest issued to Markland 1,954,023 shares of its common stock in exchange for 10,168,764 shares of Markland common stock which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. For a detailed description of the acquisition of Genex, please refer to the section entitled “The Acquisition Of Genex Technologies, Inc.”

Prior to our acquisition of Genex, we were a public “shell” company with no operations, nominal assets, accrued liabilities totaling $184,468 and 139,620 (post-split) shares of common stock issued and outstanding. From May 2002 through our acquisition of Genex, we had no operations.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland.

Recent Developments

Transaction with Markland Technologies, Inc.

The following summary highlights the material terms of a Stockholder Agreement and License Agreement with Markland Technologies, Inc., each dated March 13, 2006. A detailed description of these agreements is also set forth in our current report on Form 8-K (SEC File # 000-27023) filed with the SEC on March 17, 2006 and the agreements themselves are filed as exhibits thereto. The Form 8-K and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. We urge you to obtain and read carefully copies of this report and documents before making an investment decision.

Stockholder Agreement with Markland Technologies, Inc.

On March 13, 2006, we entered into a stockholder agreement (the “Stockholder Agreement”) with Markland Technologies, Inc., the holder of a majority of our outstanding common stock in order to clarify and define terms relating to (i) the issuance of Technest’s securities, (ii) our corporate governance, (iii) the listing of Technest’s securities on The NASDAQ Capital Market, (iv) registration of shares of Technest’s common stock currently held by the Stockholder, (v) intellectual property rights and (v) the provision by the Stockholder of certain corporate services to Technest.

Pursuant to the terms of the Stockholder Agreement, we are required to:

•
refrain from issuing any shares of our common stock or securities convertible into our common stock without the consent of Markland for a period of twenty-six months, other than 1,000,000 shares to be issued under our 2006 Stock Award Plan and certain permissible offerings;

•	Maintain a board of directors consisting of five directors, not less than three of whom shall be “independent” directors as defined by the National Association of Securities Dealers;
•	Comply with the corporate governance requirement set forth in the National Association of Securities Dealers’ Marketplace Rules;
•	Submit an application for inclusion on The NASDAQ Capital Market and take all such actions as may be necessary to cause the application to be accepted; and
•	Make twelve monthly payments, beginning in April 2006, in the amount of $83,333 to Markland for administrative, manufacturing and engineering services for product development to Technest.

We have also granted Markland certain registration rights pursuant to which we are obligated to register all or a portion of those shares of our common stock held by Markland, or any parties to whom Markland may transfer those shares, with the Securities and Exchange Commission for public resale. Such registrations are to be carried out from time to time, at our expense, upon the written request of Markland, with certain limitations.

Pursuant to the terms of the Stockholder Agreement, Markland has agreed:

•	For a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of our board of directors or to remove any of the directors currently in office;
•
To consent to our participation in up to two offerings of common stock in the next twelve months, provided that we do not offer shares of common stock in such an offering at a price of less than $5.85, and that Markland, and its assigns, be permitted to participate as a selling shareholder in any such offering.

License Agreement with Markland Technologies, Inc.

On March 13, 2006, we entered into a license agreement with Markland (the “License Agreement”). Pursuant to the License Agreement, we granted Markland an exclusive, world-wide license to make, use and sell products and services based on our intellectual property, to parties other than federal, state or local government agencies involved in intelligence, military, law enforcement or homeland defense functions. The license granted by the License Agreement shall be in effect until all of our current patents or patent applications have expired or until such time as the License Agreement is terminated pursuant to its terms.

Pursuant to the terms of the License Agreement, Markland is required to pay us twenty-five percent of the net gross profits, as defined in the License Agreement, they realize on any sale of any product or service utilizing the licensed intellectual property.

Additionally, if at the end of three years from the date of execution of the License Agreement, Markland has not realized enough net gross profits to generate an aggregate $300,000 of royalties, or $150,000 in royalties on an annual basis thereafter, the license shall become non-exclusive.

As a condition of the License Agreement, we are required to take all steps reasonably necessary to maintain our current patents and prosecute our current patent applications.

The License Agreement provides that Markland may cancel the agreement at any time upon 180 days notice. We may cancel the License Agreement if Markland fails to make a required royalty payment and does not cure such failure within thirty days of receiving notice of the failure or Markland violates the licensing terms of the License Agreement.

Markland’s Ownership of Technest Common Stock

Markland Technologies, Inc., our majority stockholder, filed current reports on Form 8-K (SEC File # 000- 28863) on March 28, 2006 and April 19, 2006, to announce the entry into definitive agreements involving Markland’s ownership of certain shares of our common stock. Among other things, the Form 8-Ks reported that Markland issued a new series of preferred stock, referred to as the Markland Series E preferred stock. Each share of Markland’s Series E preferred stock is convertible, at the option of the holder, into either (i) 3,000 shares of Technest common stock, currently outstanding and held by Markland, or (ii) 697,500 shares of Markland’s common stock.

Registration Rights

In connection with the issuance of shares of the newly designated Series E preferred stock, Markland agreed to cause us to file a registration statement with the SEC to register the resale of our common stock underlying the conversion of the Markland Series E preferred stock. Pursuant to our Stockholder Agreement with Markland, dated March 13, 2006, we are contractually required to prepare and file certain types of resale registration statements at Markland’s request. Based solely on the disclosures in Markland’s Form 8-Ks, we understand that Markland has issued approximately 1,223.67 shares of Series E preferred stock to four institutional investors (the “Series E Investors”), which is potentially convertible into 3,671,010 shares of our common stock. The availability of these shares for sale in the public markets pursuant to an effective registration statement may cause a significant drop in the market price of our common stock.

Important Aspects of Markland Agreements

It is important to note that Technest is not a party to any of the agreements involving the Markland Series E preferred stock and the issuance of the Markland Series E preferred stock does not require Technest to issue any additional securities. Conversions of the Markland Series E preferred stock will be satisfied entirely by shares of our common stock that are currently outstanding and held by Markland.

In addition to the registration rights mentioned above, some important aspects of the March 24, 2006 agreements, as amended, between Markland and the Series E Investors include:

•	the escrow of an aggregate of 4,304,000 shares of our common stock held by Markland to secure the conversion of the Markland Series E preferred stock;

•
an agreement by two of the Series E Investors to purchase up to an additional 267.2 shares of Markland Series E preferred stock, convertible into 801,600 shares of our common stock, in five separate closings between April 17, 2006 and June 15, 2006, of which 92 shares of Markland Series E was purchased on April 17, 2006;

•
the transfer of 500,000 shares of our common stock held by Markland to Verdi Consulting, Inc. as compensation for services rendered in connection with arranging and negotiating the above mentioned transactions;

•
an agreement that Markland, subject to certain specified exceptions, for up to two (2) years will not sell or transfer any shares of our common stock without the consent of a majority of the Series E Investors and thereafter will not sell more than 10% of its shares of our common stock into the open market during any calendar month; and

•
an agreement from each of the Series E Investors that they will not convert more that 10% of their shares of Series E preferred stock during any calendar month and will not sell more than 10% of their shares of our common stock into the open market during any calendar month.

A description of the March 24, 2006 agreements, as amended, between Markland and the Series E Investors is set forth in Markland’s current reports on Form 8-K filed with the SEC on March 28, 2006 and April 19, 2006. The Form 8-Ks and exhibits thereto are publicly available on the SEC’s web site at www.sec.gov. Although we did not participate in the preparation of these current reports and can therefore provide no assurances as to the accuracy of the information they contain, we urge you to obtain and read carefully copies of these reports and , in particular, the agreements included as exhibits to these reports, before making a decision to invest in our common stock.

Technest History

Technest Holdings, Inc. is the successor of a variety of businesses dating back to 1993. We were incorporated in 1993 as Alexis and Co. in the State of Nevada, and subsequently changed our name to Wee Wees Inc. Prior to December 17, 1996, we had no operations. Between December 1996 and May 2002, we were involved in a number of different businesses.

In May 2002, we discontinued our satellite business located in Atlanta, Georgia and closed and vacated those offices.

Between July and August 2002, with the approval of the Board of Directors, we sold all of our holdings of restricted securities in three investments for $100,000 to Flamboro Court LLC. As of immediately prior to the closing of the August transaction, these holdings represented approximately 68% of the entire portfolio of our holdings of restricted securities.

In February 2003, we distributed to our stockholders an information statement on Schedule 14C in connection with the actions taken by written consent of the holders of 50.34% of our outstanding shares of common stock of record as of October 31, 2002. The actions approved by written consent were:

•	withdrawal of our election to be treated as a business development company under the Investment Company Act of 1940;

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authorization to sell all or any part of the securities held by us in various companies or borrow funds, repayment of which was secured by all or any part of those portfolio securities, or any combination of such sales or borrowings; and

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authorization to effectuate a reverse split of our common stock, $.001 par value, where a number of such shares, (but not more than 100), issued and outstanding as of the date of the stock split would be reclassified as and converted into one (1) share of common stock immediately following such reverse stock split.

On March 25, 2003, we sold all outstanding shares of Technest.com, Inc. (a subsidiary of Technest Holdings, Inc.) to Aberdeen Avenue LLC for the purchase price of $1.00. As a result of this sale, we reversed $2,234,428 of the subsidiary’s liabilities which was recorded as other income during the second quarter 2003.

On April 1, 2003, we exchanged all of our shares in Corpfin.com, Inc. with six shareholders in return for 16,261,822 shares of our common stock. Thereafter we retired these shares. On October 10, 2003, we filed a Form N-54C withdrawing our election to be treated as a business development company.

Between October 10, 2003 and February 14, 2005, we had no operations.

Technest Business

Through our acquisition of EOIR and Genex, we offer remote sensing technology products and services, providing complete solutions for three-dimensional (3D) Imaging and Display, Intelligent Surveillance, and three-dimensional Facial Recognition mainly to the United States Department of Defense ("DOD"), various other United States Intelligence Agencies ("INTEL"), and the National Institute of Health. These acquisitions are a very important part of our ongoing business strategy of creating a world class integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

We have undergone material changes to our business and our financial structure during the period covered by the financial statements included in this prospectus. Our business, as it exists today, consists primarily of providing advanced engineering and research and development services in the areas of remote sensor systems and technologies, intelligent surveillance, chemical and explosives detection, and advanced technologies research and development. Our sources of operating revenue are from our wholly-owned subsidiaries, EOIR and Genex.

  EOIR offers: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. Genex offers: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) design and fabrication of 3D facial recognition products tools for law enforcement; and (iii) design and fabrication of non-invasive 3D medical imaging tools. These efforts of EOIR and Genex involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing. We have developed a number of proprietary products from our engineering and research and development services which we expect will be launched in the next twelve months as the next phase of our strategic plan.

Remote Sensor Systems and Technologies For Military And Intelligence Applications

EOIR provides advanced remote sensing technology products and services to the DOD and to various other United States intelligence agencies. EOIR’s remote sensor systems are a very important core function in our ongoing business strategy of creating a world-class integrated portfolio of solutions for the Homeland Security, DOD and INTEL marketplaces.

EOIR's most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. The Omnibus Contract has an extensive and varied scope that requires us to provide a very broad range of products and technical services. For those products and technical services that EOIR does not possess in-house, we subcontract to our team members and other subcontractors as necessary. As a prime contractor, EOIR is responsible for the technical performance of all of its products and services delivered to the customer. Primary revenue streams are derived from the delivery of services which provide the customer with: advanced development product concepts; low volume produced prototypes; advanced signal processing algorithms and software; advanced systems integration; engineering and evaluation services; data collection and processing capabilities and other highly differentiated and proprietary products and services. While we retain rights to sell the technologies we develop under this contract, the terms of the Omnibus Contract give the Government the right to use and, in certain cases, to allow others to use any computer software or other technical data that EOIR may develop under this contract..

EOIR intellectual property lies in trade secrets and the experience and capabilities of its technical staff whom support these government contracts. We protect EOIR intellectual property and our competitive position through patent applications, non-disclosure agreements with our business partners, and non-compete agreements with our employees.

Services

EOIR has been providing highly differentiated services to government customers for nearly 20 years. Its scientific support spans a wide range of services, including the full spectrum of sensor sciences, systems integration, system support and software development, as more fully described below:

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Sensor Science. Sensor science services at EOIR involve a multitude of spectral regions, ranging from visible to far infrared, developing, using and interpreting data from a number of different sensors including acoustic, radar, thermal, multi-spectral and hyper-spectral calibrated imagers.

•	Systems Integration. EOIR has the electrical and mechanical engineering design experience necessary to integrate laboratory prototypes into existing military sensor systems.

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Technical Training. EOIR has the ability to develop classroom courses and computer-based and web-based trainers to satisfy unique customer requirements. EOIR is able to train on the use of sensor and detection equipment as well as teaching students how to interpret sensor signature data.

•	Software Development. EOIR develops customized sensor and data collection software platforms to satisfy a variety of unique customer requirements.

Products in Development

EOIR develops and produces highly advanced remote sensing hardware and software system products for our government customer base. Our products extend the range of our remote sensor services, encompassing the full spectrum of sensor science, systems integration, and system support. Below is a list of our current products in development:

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ACADA (Automatic Chemical Agent Detection and Alarm) - Man portable chemical agent point detector sensor system which utilizes Ion Mobility Spectroscopy technology to detect chemical agents such as Tabun, Sarin, and classic nerve agents. This unit has been mass produced and deployed throughout the US Navy.

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ACADA M22 Simulator - Training system that is a replica of the actual M22 system and performs in the exact same way when simulated. Through a networked PDA that allows instructors to control random scenarios, permits remote control over multiple simulator units. The ACADA M22 Simulator reproduces all light sequence behaviors of the M22 system and uses actual unit’s alarm when agents are detected.

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SERTS™ (Safety Evaluation Range Training System) - Audio and video recording system that allows instructors to instruct, review, and qualify trainees. SERTS is a minimally intrusive, multi-platform compatible, audio/video monitoring system that brings range evaluators to the action inside a host of live fire exercise vehicles. It transmits live audio and video from the exercise vehicle directly to a range tower for exercise monitoring, recording, and post exercise review.

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USRD (Universal Sensor Remoting Device) - Embedded system that allows multiple sensors to be remotely controlled. USRD is designed to remotely control and retrieve data from multiple sensors and transfer data to a base station through wired and wireless communications.

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Pelco Camera Translators - Embedded system that allows non-Pelco cameras to be integrated into Pelco networks, that is, it allows non-Pelco cameras to be controlled by a standard Pelco control network.

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WinProc™ - A thermal imaging display and analysis software based tool designed for viewing and analyzing thermal images. It offers a range of features including Fourier analysis, high and low pass filters, thermal image calibration, image statistics, and advanced digital display algorithms.

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IProc™ - An interferogram processing and analysis software based tool that permits analysis of interferograms from spectrometers. Designed for the analysis of remotely captured chemical emission spectral information, the analysis tool enables the recognition of targeted chemical signatures.

•	GPS Groundtruthre - A software based tool that can be used to keep accurate positioning information for multiple vehicles during field tests.

•	TTAASP™ and EOIRTA™ - A software based tool that assists predictive modeling of thermal targets and is used to calculate detection probabilities of targets at arbitrary angles and ranges.

The intellectual property relating to R & D funded by our customers remains with our customers. Technest may in certain circumstances require the approval of our customers to sell these products to other agencies.

Intelligent Surveillance

Genex’s intelligent surveillance portfolio is anchored by its real-time embedded image processing technology and its 3D facial recognition technology. Our products include OmniEye™ Wellcam, OmniEye™ Cerberus, Smart Optical Sensor (SOS), Smart Suite™ and Omnivision.

The OmniEye™ Wellcam is an ultra light, portable 360 degree field of view camera which can be used in field applications, such as detection of underground weapon caches and search and rescue beneath building rubble, due to its durability. The OmniEye™ Cerberus is a re-configurable multi-sensor system that is designed for long distance infrared and visible light detection. The OmniEye™ Cerberus delivers this flexibility while still maintaining seamless panoramic coverage up to 360 degrees.

The Smart Optical Sensor (“SOS”) high speed image processing platform powers Genex’s Smart Suite™ algorithms, enhancing both new and existing sensor systems with capabilities including: reliable target detection, motion tracking, and object classification and recognition. Smart Suite™ algorithms by Genex are a portfolio of advanced video analysis and augmentation modules. The SOS is a powerful system that allows multiple cameras to be deployed easily in a distributed, scaleable network that provides autonomous surveillance.

OmniVision is a software platform for Genex’s wide range of security and surveillance camera products. Built as a modular system, OmniVision can operate as a standalone application or easily integrate into existing systems. The unique architecture of OmniVision puts next-generation capabilities within reach of traditional camera and digital video recorder systems. The system includes software application modules for many different end user needs.

Genex currently is engaged in development programs with the U.S. Army Night Vision Lab, the U.S. Army Picatinny Arsenal, the U.S. Army Armament Research, Development and Engineering Center, the U.S. Navy Office of Naval Research, and the U.S. Navy Naval Surface Warfare System.

Chemical and Explosive Detection

We are targeting key sensing technologies that are critical to both DOD and Homeland Security missions: Chemical/Biological (Chem/Bio) and Improvised Explosive Devices (IED) detection sensors. Our Chem/Bio and IED group concentrates on the research and development of technologies that can reliably detect the presence of chemical, biological, and explosive devices or components from a stand-off distance utilizing multi spectral electro optical sensing methods. Under a Phase 2 Small Business Innovation Research (“SBIR”) grant from the U.S. Army, Genex is developing a new and unique sensor that can remotely detect the presence of chemical and biological weapons. We intend to offer these standoff detection sensors in an integrated system solution approach which also includes point detection capability provided by the EOIR manufactured ACADA system. The ACADA system utilizes Ion Mobility Spectroscopy cell based point detection chemical sensor technology.

Advanced Technologies Research and Development

The Advanced Technologies Research and Development group of Genex is focused on developing our imaging technology portfolio via advanced research in 3D facial recognition, intelligent surveillance 3D imaging, and medical imaging. By integrating our marketing pursuits with our R&D efforts, we can bring to market technological advances that have enhanced customer value. Some of our targeted research areas include: (i) fully integrated Surematch™ suite of 3D facial recognition software application programs; (ii) intelligent surveillance using two- and three-dimensional image processing to support homeland security, military, and commercial applications; (iii) detection of concealment of intent using thermal and 3D imaging to support anti-terrorist efforts; (iv) early detection of cancer using non-invasive and non-radiological diffuse optical tomography; and (v) more effective and less risky radiation treatment for cancer by use of 3D imaging for patient positioning.

Currently, we have nine funded SBIR ongoing programs. The R & D efforts include maintenance and capture of intellectual property in the form of patents and licensing agreements. Presently, we have a patent portfolio covering the areas of 3D imaging. Our strategy is to transform our captive intellectual property into proprietary products and services, which will create recurring revenue streams derived from our government customer base.

In addition, we are targeting manufacturers of products who would benefit strategically by adopting our technology to produce custom fitted products for their customers. We believe this strategy has the potential to generate a sustainable competitive advantage based on Genex’s ability to generate accurate 3D measurement data.

Competition

The markets for our products and solutions are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by our competitors, changing technical needs of customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours. In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices, and have the resources to invest in significant research and development activities. There is a risk that we may not be able to make the technological advances necessary to compete successfully. Existing and new competitors may enter or expand their efforts in our markets, or develop new products to compete against ours. Our competitors may develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. New products or technologies may render our products obsolete. Many of our primary competitors are well-established companies that have substantially greater financial, managerial, technical, marketing, personnel and other resources than we do.

We have particular proprietary technologies, some that have been developed and others that are in development. We will focus on our proprietary technologies, or leverage our management experience, in order to differentiate ourselves from these organizations. There are many other technologies being presented to the Department of Homeland Security that directly compete with our technologies. The Department of Homeland Security may pursue solutions different from ours.

Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We own 12 U.S. patents. We enter into confidentiality agreements with our consultants and key employees, and maintain controls over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Dependence On U.S. Government Contracts

Almost all of our range of services and products are sold to agencies of the U.S. Government. Although we are continuously working to diversify our client base, we will continue to aggressively seek additional work from the U.S. Government. As with other government contractors, our business is subject to government client funding decisions and actions that are beyond our control.

Much of our business is won through submission of formal competitive bids. Commercial bids are frequently negotiated as to terms and conditions for schedule, specifications, delivery and payment. With respect to bids for government work, however, in most cases the client specifies the terms and conditions and the form of contract.

Essentially all contracts with the United States Government, and many contracts with other government entities, permit the government client to terminate the contract at any time for the convenience of the government or for default by the contractor. We operate under the risk that such terminations may occur and have a material impact on operations.

Government Regulation

Most of our U.S. Government business is subject to unique procurement and administrative rules based on both laws and regulations, including the U.S. Federal Acquisition Regulation, that provide various profit and cost controls, rules for allocations of costs, both direct and indirect, to contracts and non-reimbursement of unallowable costs such as interest expenses and some costs related to business acquisitions, including for example the incremental depreciation and amortization expenses arising from fair value increases to the historical carrying values of acquired assets.

Companies supplying defense-related equipment to the U.S. Government are subject to some additional business risks specific to the U.S. defense industry. Among these risks are the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. In addition, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

U.S. Government contracts are, by their terms, subject to unilateral termination by the U.S. Government either for its convenience or default by the contractor if the contractor fails to perform the contracts' scope of work. Upon termination other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government. To date, none of our significant contracts have been terminated.

As is common in the U.S. defense industry, we are subject to business risks, including changes in the U.S. Government's procurement policies, governmental appropriations, national defense policies or regulations, service modernization plans, and availability of funds. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or the incurrence of substantial contract cost overruns could materially adversely affect our business.

Sales and Marketing

We currently divide the marketing efforts of our products and services into three areas: (1) directly to federal or local government agencies; (2) to large partners who may represent an opportunity for us as subcontractors; and (3) to commercial entities. These marketing duties are divided among upper management.

Manufacturing

Our primary manufacturing facilities are located in Fredericksburg, Virginia.

Employees

As of June 28, 2006, Technest Holdings had a total of 195 employees, 160 of which are full-time employees of our wholly-owned subsidiary, EOIR, 16 of which are part-time employees of EOIR and 20 of which are full-time employees of our wholly-owned subsidiary, Genex Technologies. We believe our future success will depend upon the continued service of our key technical and senior management personnel and upon our continued ability to attract and retain highly qualified technical and managerial personnel. None of our employees is represented by a labor union. We have never experienced a work stoppage and consider our relationship with our employees to be good.

The Acquisition of EOIR Technologies, Inc.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, our majority stockholder, we purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and, as a result, Markland’s ownership of Technest increased at the time of the transaction from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock). This reorganization did not result in a change of control of EOIR. We did not need stockholder consent in order to complete this reorganization.  Markland acquired EOIR on June 29, 2004.  EOIR generated approximately 97% of Markland’s revenue for fiscal 2005.

Because Markland continues to own a majority interest in Technest, Markland will continue to include Technest results in its consolidated financial statements.

The Acquisition Of Genex Technologies, Inc.

The acquisition of Genex Technologies, Inc. was effected pursuant to an Agreement Plan of Merger, dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. (a wholly-owned subsidiary of Technest), Genex and Jason Geng (the then sole stockholder of Genex). In connection with this merger, Markland and Technest entered into agreements providing for the registration of shares to be issued to Jason Geng, a lock-up agreement with Jason Geng and an employment agreement with Jason Geng.

Merger Agreement. Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland common stock to Jason Geng, the sole stockholder of Genex, for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest. Jason Geng's share consideration was to be adjusted to reflect changes in the closing bid price of Markland’s common stock in the 10 trading days following February 14, 2005. In addition, the Merger Agreement provides for Mr. Geng to receive a six-month unsecured promissory note in the principal amount of $550,000 that accrues interest at the rate of 6% per year. Also, the Merger Agreement provides that if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004. Finally, the Merger Agreement provides that if the Intraoral Technologies are commercialized, Mr. Geng will be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005. Following the acquisition, it is Technest’s opinion that Mr. Geng omitted material representations from the Merger Agreement regarding the status of regulatory audits, the impact of certain internal control deficiencies and the non-disclosure of ongoing government investigations into certain conduct by Mr. Geng and Genex prior to the acquisition of Genex by Technest, and as a result, Markland and Technest have not issued and do not intend to issue the promissory note, the additional Markland share consideration or the contingent payments of Technest common stock. To date, Mr. Geng has not contested Technest's position, has not sought payment and Technest believes that the possibility that it will have to issue additional shares or other consideration is remote.

Markland, Technest and MTECH, on one hand, and Jason Geng, on the other hand have agreed to indemnify each other for breaches of representations, warranties and failures to perform covenants. Indemnity is available pursuant to the indemnity escrow agreement for any claim by us or Technest above $100,000. Jason Geng's liability is limited to the amount in the indemnity escrow fund, set at closing as $2 million of Markland common stock taken from the consideration paid to Jason Geng at closing. There are 2,905,361 shares of Markland common stock held in the indemnity escrow fund, which as of June 23, 2006, had a market value of approximately $37,189. Jason Geng has agreed to indemnify the Technest entities for all losses associated with disputes relating to the title of Genex shares, taxes, ERISA, environmental and intellectual property claims for amounts up to the full consideration for the merger. Jason Geng also agreed to pay Genex for any amount a governmental entity refuses to pay in relation to a regulatory audit currently being conducted.

Technest Registration Obligations. Technest entered into a Registration Rights Agreement with Jason Geng, on February 14, 2005. Pursuant to this agreement, Technest agreed to file with the SEC registration statements covering the resale of all of the Technest common stock Technest may ultimately be required to issue to Jason Geng as additional consideration for the sale of his Genex common stock if Genex recognizes gross revenues in excess of a particular dollar amount in each of the three years following Technest's acquisition of Genex. We would be required to file one such registration statement within forty-five (45) days following each of the three yearly determinations of whether earnout payments are due. Technest agreed to use commercially reasonable efforts to cause each registration statement to be declared effective within one hundred five (105) days following each such earnout payment determination. Pursuant to the agreement, Technest must also use commercially reasonable efforts to keep each registration statement effective until the date on which Jason Geng no longer holds any of the registrable securities, unless the shares of Technest common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144 of the Securities Act without volume restrictions.

Lock-Up Agreements. We entered into a lock-up agreement with Jason Geng and Markland pursuant to which Jason Geng agreed (a) not to sell or dispose of any of Markland common stock issued to Jason Geng under the Merger Agreement through July 31, 2005 without the prior written consent of Markland, provided that Jason Geng may sell or transfer such shares to Markland, Technest or his immediate family members as a bona fide gift, (b) beginning on August 1, 2005, not to sell more than ten percent (10%) in the aggregate, of Markland common stock in any given thirty (30) day period, and (c) not to sell more than twenty-five percent (25%) of the aggregate Technest common stock that may be issued to him, in any given thirty (30) day period.

Jason Geng Employment Agreement. In connection with this acquisition, Genex entered into an employment agreement with Jason Geng. The agreement contemplated the employment of Jason Geng by Genex for a period of three years as its Executive Vice President and Chief Scientist with a salary of $300,000 per year and eligibility to participate in any bonus or incentive compensation plans established by the Board of Directors of Genex, Markland or Technest. The employment agreement provided that Jason Geng's salary payments and health insurance benefits would continue until the earlier of (a) the date that Jason Geng has obtained other full-time engagement or (b) twelve (12) months from the date of termination of employment with Genex, in the event that Genex terminates his engagement without cause (as defined in the agreement) prior to the termination of the agreement or in the event that Jason Geng terminates his engagement for good reason (as defined in the agreement). The agreement also provided for a continuation, for the lesser of six months or through the end of the term of the agreement, of Jason Geng's salary in the event that he became permanently disabled during the term of the agreement. On March 18, 2005, as a result of claims made by Technest arising from the purchase of Genex, Mr. Geng’s employment with Genex was terminated for cause and Genex has ceased paying his salary under the employment agreement and is not liable for any further payments.

Broker Agreement. Genex Technologies, Inc. entered into an agreement with Ocean Tomo, LLC, on October 17, 2003. The agreement was extended for one year in a subsequent letter from Jason Geng to Ocean Tomo. Under this agreement, Genex paid Ocean Tomo as a finder in connection with the acquisition by Technest of Genex.

Technest Financing of Genex Acquisition

Technest financed the acquisition of Genex pursuant to a Securities Purchase Agreement, dated February 14, 2005. In connection with this agreement, Technest and Markland entered into agreements providing for the registration of shares of common stock to be issued by Markland or Technest upon conversion of Series B and Series C preferred stock and the exercise of warrants. In connection with the acquisition of Genex, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1 for 211.18 reverse split of Technest's outstanding common stock, which became effective as of the close of business on July 19, 2005.

Issuance of Units. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock (which is convertible into Markland common stock), five-year warrants to purchase up to 1,149,425 shares of Technest common stock for an exercise price of $6.50 per share (after giving effect to the Reverse Stock Split), and 1,149,425 shares of Technest Series C preferred stock convertible into 1,149,425 shares of Technest's common stock (after giving effect to the Reverse Stock Split). Technest received gross proceeds of $5,000,000 in this offering. The purchasers in this offering included (i) Southridge Partners LP, DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. (who are also selling stockholder named in this prospectus), (ii) ipPartners, Inc., a company controlled by Robert Tarini, our former CEO, and (iii) other investors. The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof. The proceeds of this financing were used to fund the acquisition of Genex Technologies, Inc., pay transactions costs and fund working capital.

If the units did not have a market value of $6.525 on February 14, 2006, we were obligated to issue in exchange for each unit a number of shares of our common stock determined by dividing (i) the amount by which $6.525 exceeds the sum of the average closing bid prices of Markland’s and our common stock for the period beginning 10 trading days prior to the reset date and ending 10 trading days after the reset date by (ii) the average closing bid price of our common stock during that period. As of October 25, 2005, there are no longer any units outstanding.

Series B Preferred Stock. The Technest Series B preferred stock was convertible into Markland common stock upon the earlier to occur of February 14, 2006 or the trading day immediately following the first period of five trading days during which Markland common stock has a closing bid price of $2.50 or higher on each day, if any. The number of shares to be issuable upon conversion of each share of Series B preferred stock will be equal to approximately 4.35 divided by the lower of $0.60 and the average closing bid price for the 20 trading days preceding such conversion.

Each holder’s shares of Series B preferred stock were only convertible to the extent that after such conversion, the number of shares of Markland common stock held by such holder and its affiliates would not exceed 4.999% of the outstanding shares of our common stock. The holder could have waived this limitation in favor of an unwaivable 9.999% cap, with any such waiver not to be effective until 65 days after the request. Shares of the Series B preferred stock had a liquidation preference of $2.175 per share, were only voted on changes to the rights, privileges and priority of the Series B preferred stock, did not accrue dividends, and were not redeemable.

On June 20, 2005, Markland entered into definitive agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc., and ipPartners, Inc. pursuant to which Markland exchanged 632,182 shares of Technest Series B preferred stock (convertible into shares of Markland common stock) for 2,750 shares of Markland Series D preferred stock (also convertible into shares of Markland common stock). On August 19, 2005, Markland entered into a definitive exchange agreement with the Deer Creek Fund LLC, pursuant to which Markland exchanged 114,943 shares of Technest Series B preferred stock for 500 shares of Markland Series D preferred stock. On October 4, 2005, Markland entered into a definitive exchange agreement with Southshore Capital Fund, Ltd. and Southridge Partners, LP pursuant to which Markland exchanged 402,293 shares of Technest Series B preferred stock for 1,750 shares of Markland Series D preferred stock. As a result, as of October 25, 2005, there are no longer any shares of Technest Series B preferred stock outstanding.

Series C Preferred Stock. The Technest Series C preferred stock is convertible at the option of the stockholder at any time. The number of shares of Technest common stock into which each share of Series C preferred stock is convertible is determined by dividing $2.175 by the Series C conversion price, currently $2.175.

Each holder’s shares of Series C preferred stock may only be converted to the extent that after such conversion, the number of shares our common stock held by such holder and its affiliates will not exceed 4.999% of the outstanding shares of our common stock. The holder may waive this limitation in favor of an unwaivable 9.999% cap, with any such waiver not to be effective until 65 days after the request. Shares of the Series C preferred stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C preferred stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, are not redeemable by Technest and are convertible into Technest common stock.

Technest Registration Obligations. Technest and the investors in the private placement entered into a Registration Rights Agreement dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock which may become issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement and the registration rights agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter, and to keep the registration statement effective until twenty-four (24) months following the date on which the shelf registration becomes effective, unless the shares of common stock covered by the registration statement have been sold or may be sold pursuant to Rule 144(k) of the Securities Act without volume restrictions. Technest will be required to amend such registration statement or file an additional registration statement as soon as reasonably practicable if the number of shares of common stock issuable in lieu of the payment of partial liquidated damages exceeds the number of such shares then registered in a registration statement.

Failure to comply with the terms of this agreement will trigger liquidated damages equal to two percent (2%) of the purchase price paid by each holder in connection with the investors' investments for each month (and pro rata for any portion of a month) that Technest fails to meet the relevant filing date, which was April 30, 2005, the relevant effective date, which was June 29, 2005, or for failure to keep the registration statement effective. Technest may also pay any such liquidated damages by issuing registered shares of common stock valued at ninety (90%) percent of the average of the trailing five (5) trading days' closing prices before the payment. On October 3, 2005, Technest entered into an agreement with an effective date of September 30, 2005 with Verdi Consulting, Inc., ipPartners, Inc., Southridge Partners LP, and Southshore Capital Fund, Ltd. to amend the Registration Rights Agreement dated February 14, 2005. The amendment provides that liquidated damages pursuant to the Registration Rights Agreement shall accrue at a rate of 4% of the initial subscription amount for any month, or pro-rata portion thereof, during which a condition giving rise to liquidated damages shall continue, and that such damages shall be paid in Technest common stock. Pursuant to this agreement, Technest is filing this registration statement of which this prospectus is a part.

Brokers. Greenfield Capital Partners LLC is a registered broker-dealer retained by Technest in connection with the Genex transaction. For its services, Greenfield Capital Partners LLC received a fee of approximately $650,000.

PROPERTY

EOIR, our wholly owned subsidiary, holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. EOIR leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. EOIR also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. EOIR also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $36,600. In addition, we have a three-year lease for executive offices of approximately 2,000 square feet in Boston, Massachusetts, which expires December 1, 2009. The monthly rental amount for this facility is approximately $4,500.

Genex Technologies, Inc., our wholly-owned subsidiary, leased offices with approximately 6,831 square feet in Kensington, Maryland, pursuant to a five-year lease which expired on January 31, 2006, which we had been extending on a monthly basis. Monthly lease amounts for this facility totaled approximately $10,100. Genex has entered into a five-year lease for approximately 6,800 square feet in Bethesda, Maryland with a monthly lease amount of approximately $14,250. Genex moved into this space on April 1, 2006.

We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices. However, we may not be able to relocate to a new facility without severely disrupting the production of our goods.

LEGAL PROCEEDINGS

Technest Holdings, Inc.

On or about July 23, 1998, H & H Acquisition Corporation, individually and purportedly on behalf of Technest Holdings, commenced an action in United States District Court, Southern District of New York entitled H & H Acquisition Corp., individually and on behalf of Technest Holdings, Inc. v. Financial Intranet Holdings, Inc. Technest Holdings, Inc., F/K /A Financial Intranet, Inc., Ben Stein, Interwest Transfer Co., Steven A. Sanders, Michael Sheppard, Maura Marx, Henry A. Schwartz, Leonard Gotshalk, Gotshalk Enterprises, Law Office of Steven A. Sanders, P.C. and Beckman, Millman & Sanders, LLP, 98 Civ. 5269 The Judge is Judge Barbara S. Jones. The action’s principal basis appears to be plaintiff’s claim that Ben Stein wrongfully claims ownership of shares of common stock that Stein agreed to purchase from plaintiff. According to plaintiff, these shares belong to plaintiff. The plaintiff asserts sixteen causes of action. Only some make allegations against Technest Holdings, Inc., Michael Sheppard and Maura Marx, former officers. The plaintiff alleges:

•
that Mr. Sheppard and Ms. Marx assisted defendants Stein and Financial Intranet Holdings (a company owned by Mr. Stein) in converting stock which plaintiff allegedly owns. Plaintiff seeks damages allegedly sustained because of the alleged conversion.

•	that Mr. Sheppard and Ms. Marx assisted in defrauding plaintiff with respect to the stock plaintiff claims. Plaintiff seeks damages allegedly sustained because of the alleged fraud.

•
in a derivative claim, purportedly on behalf of Technest, that Mr. Sheppard and Ms. Marx permitted issuance of shares to defendant Gotshalk without proper consideration and at a price lower than that offered to a company introduced by Plaintiff; that they refused to allow plaintiff to purchase additional shares; that Mr. Sheppard and Ms. Marx permitted Technest to pay defendant Schwartz monies which should not have been paid, and authorized issuance of stock to Schwartz without proper authority; and that Mr. Sheppard and Ms. Marx caused the issuance of stock to themselves without proper authority. Plaintiff seeks damages allegedly sustained for these alleged wrongful acts.

•
in a derivative claim, purportedly on behalf of Technest, that actions taken at a December 1998 shareholders meeting were improper. The plaintiff seeks an order directing the rescission of actions determined by the Court or its designee.

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that Technest and its former transfer agent wrongfully transferred shares belonging to plaintiff to a third party. The transfer agent has asserted a claim against us seeking indemnification for any liabilities incurred by the transfer agent in this action.

Plaintiff also seeks an accounting from Mr. Sheppard, among other defendants, for damages Technest allegedly suffered.

Technest, Mr. Sheppard and Ms. Marx believe that the claims against Technest, Mr. Sheppard and Ms. Marx are without merit and are vigorously defending the action. Technest, Mr. Sheppard and Ms. Marx have filed responses to the claims against them. The responses deny all material allegations of the complaint and the claim asserted by the transfer agent, and asserts a variety of defenses. We cannot make any assurances about the litigation’s outcome. If the plaintiff prevails against us, we could be adversely affected.

In September 2002, Technest was served with a Summary Judgment Motion regarding H & H Acquisition Corp. and we answered the motion in November 2002. On January 3, 2005, the court denied the motion for summary judgment. On November 23, 2005, Technest was notified that the trial of this matter, which was scheduled to begin on January 4, 2006, was postponed by the trial judge. As of June 28, 2006, Technest has not been notified of a new trial date.

EOIR Technologies, Inc.

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against Markland, EOIR, and our former Chief Executive Officer and former Director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by Markland, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and EOIR breached their obligations under the Stock Purchase Agreement, dated June 30, 2004, pursuant to which Markland acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that Markland and EOIR's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts due there under. As Mr. Moulton is suing in his personal capacity rather than as a representative of the former EOIR shareholders, he is asking the court to accelerate the payment of the outstanding principal amount of his note, which as of June 28, 2006, was $5,300,000. Markland is a guarantor of these notes.

Markland and EOIR believe that the allegations in this lawsuit are entirely without merit. Markland and EOIR have filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. Markland and EOIR have also filed a counterclaim against Mr. Moulton seeking damages resulting from alleged misconduct and misrepresentations on the part of Mr. Moulton related to EOIR’s relationship with certain banks.

On December 16, 2005, the start of the trial of this matter was continued from January 17, 2006 to September 5, 2006. In addition on that day, Mr. Moulton was permitted by the Court to amend his complaint to add an additional cause of action.

On February 3, 2006, a hearing was held in the Spotsylvania County Circuit Court on Markland and EOIR’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, Mr. Moulton’s cause of action alleging breach of an employment contract by EOIR was dismissed with prejudice by the Court. On April 10, 2006, a Second Amended Bill of Complaint seeking to join Technest as a defendant has been filed with the Court but no date has been requested for a hearing to determine if such an amendment would be allowed.

In the event that Mr. Moulton prevails in any of his claims against Markland, Technest shares owned by Markland would be among the assets available to satisfy a resulting judgment.

Markland and EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that the Williams’ filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as defendants, seeking damages in the amount of $3,000,000 regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williams’ in connection with the acquisition of EOIR by Markland and severance payments called for pursuant to severance agreements by and among the Williams’, EOIR and Markland. On August 3, 2005, EOIR and Markland filed an answer and a demurrer denying all liability. On November 4, 2005, the Court heard the demurrer filed by EOIR Technologies, Inc. and Markland Technologies, Inc. and denied it. On April 6, 2006, a hearing was held in the Circuit Court for the City of Fredericksburg, Virginia on the William’s motion for summary judgment on certain claims brought by Mr. and Mrs. Williams relating to their severance payment. On May 4, 2006, the court granted the Williams’ motion for summary judgment with regard to liability on Count I of the Williams’ claim regarding severance payment and Count III of their claim regarding Markland’s failure to register shares of Markland’s common stock underlying their options. We intend to file a motion asking the court to reconsider its decision. The case is currently set for trial on November 14, 15 and 16, 2006, at which time the damages, if any, for Counts I and III will be determined as well as liability and damages, if applicable, for Count II. We believe we may be entitled to mitigation of damages and setoffs as a result of the plaintiffs receiving other income from full-time employment during the period in question, which could substantially mitigate our maximum exposure of approximately $250,000 should we be unsuccessful in our motion for reconsideration. We have, and continue to assert that Count III of the Williams’ complaint does not allege wrongdoing by EOIR and thus, we believe that we have no liability on that claim.

In the event that Mr. and Mrs. Williams prevail in any of their claims against Markland, Technest shares owned by Markland would be among the assets available to satisfy a resulting judgment.

DIRECTORS AND EXECUTIVE OFFICERS

The following table set forth information regarding our current executive officers and the current members of our board of directors. The name, age and present principal occupation or employment, and material occupations, positions, offices or employment for the past five years, for each of our directors and executive officers, are set forth below.

Name	Age	Position	Year Began

Joseph P. Mackin	56	Chief Executive Officer, President, Chairman of the Board of Directors	2005
Gino M. Pereira	47	Chief Financial Officer, Director	2005
Darlene M. Deptula-Hicks (1)	48	Director	2006
David R. Gust (1)	63	Director	2006
Robert Doto (1)	60	Director	2006

(1)	Members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

DR. JOSEPH P. MACKIN was appointed President of Technest on April 1, 2005. On March 13, 2006, Dr. Mackin was appointed Chief Executive Officer and Chairman of the Board of Directors of Technest. He has been a member of our Board of Directors since April 1, 2005. On March 13, 2006, he resigned as the President/Chief Operating Officer and a director of Markland. He had been a member of the Board of Directors of Markland since July 13, 2004 and had served as Markland's Chief Operating Officer since December 7, 2004. Prior to the acquisition of EOIR by Markland in June 2004, Dr. Mackin had been with EOIR, for four years and is currently the President and CEO of EOIR. He has served on numerous government panels and committees, and has had an extensive career in the military in weapons systems development and acquisition.  Prior to joining EOIR, Dr. Mackin was an Assistant Sensor Systems Group Leader at MIT Lincoln Laboratories where, among other things, he served as the system integration lead for the Smart Sensor Web program. Dr. Mackin holds a PhD in Physics from the Massachusetts Institute of Technology and a BS in Engineering from the United States Military Academy at West Point.  He is a graduate of the Defense Systems Management College, and holds a DOD level 3 certification (the highest) in both R&D and Project Management.  He is a retired Colonel in the United States Army.

GINO M. PEREIRA has served as our Chief Financial Officer since February 14, 2005. On January 6, 2006, Mr. Pereira was elected to our Board of Directors. Mr. Pereira has served as Markland's Chief Financial Officer since December 7, 2004. Mr. Pereira currently serves on the Board of Directors of Teletrak Environmental Systems. From 1991 through 2000, Mr. Pereira was employed by CDC Technologies, Inc., located in Oxford, Connecticut. From 1991 through 1998, Mr. Pereira was CDC Technologies' Executive Vice President and Chief Financial Officer. In 1999, Mr. Pereira assumed the role of Chief Operating Officer of CDC Technologies. Mr. Pereira remained in that role through 2000. In January 2001, Mr. Pereira assumed the position of Chief Operating Officer of CDC Acquisition Corporation, a subsidiary company of Drew Scientific Group plc. Mr. Pereira remained in that position until November 2001, when he became a principal at Interim Management Solutions in Oxford, Connecticut. During his tenure at Interim Management Solutions, Mr. Pereira has acted as an interim or part-time Chief Financial Officer or Chief Operations Officer for numerous small and emerging companies. In January 2003, Mr. Pereira also became a Managing Director of Kiwi Securities, Inc., an independently owned investment banking firm, a post he held until December 7, 2004. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (UK).

DARLENE M. DEPTULA-HICKS has served on our Board of Directors and as the chairperson of our audit and nominating and corporate governance committees since March 15, 2006. Since January 2002, she has served as Executive Vice President and Chief Financial Officer and Treasurer of ONI Medical Systems, Inc. Previously, from 1998 to 2001 she served as Executive Vice President and Chief Financial Officer and Treasurer of Implant Sciences Corporation, an early stage company that had its initial public offering in June of 1999. Ms. Deptula-Hicks currently serves on the Board of Directors and as Chair of the Audit Committee of IMCOR Pharmaceutical Company, a public biotech company and serves on the Board of Trustees of the Rockingham County 4-H Foundation. Ms. Deptula-Hicks has over 25 years experience in financial management positions in the high technology and life sciences sectors. Ms. Deptula-Hicks received her B.S. degree in Accounting from New Hampshire College and her MBA from Rivier College.

MAJOR GENERAL DAVID R. GUST, USA, RET., has served on our Board of Directors and as the chairperson of our compensation committee since March 15, 2006. Since 2004, General Gust has served as the Manager for Federal Telecommunications for Bechtel, Inc. Prior to that, he was the President and Chief Executive Officer of Technical and Management Services Corporation from 2000 to 2004. General Gust retired from the United States Army in 2000 after completing a career of 34 years of service. At retirement, he was the US Army Deputy Chief of Staff for Research, Development and Acquisition, Army Material Command. General Gust received his B.S. in Electrical Engineering from the University of Denver and Master’s Degrees in Systems Management and National Security and Strategy from the University of Southern California and the United States Naval War College, respectively.

ROBERT DOTO has served on our Board of Directors since March 15, 2006. Since 2004 Mr. Doto has served as the President for Robert Doto Associates, Inc. From 1998 through 2003, Mr. Doto held positions as the Director of Intelligence and Information Warfare Directorate, CECOM RDEC, the Associate Director of Research, Development and Engineering Center, CECOM and the Director, Communications-Electronics, Research, Development and Engineering Center, RDECOM at Fort Monmouth, New Jersey. Mr. Doto is a retired member of the Federal Senior Executive Service. Mr. Doto received his B.S. in Electrical Engineering from Newark College of Engineering and his M.S. from Fairleigh Dickinson University.

Family Relationships

There are no family relationships between any of the directors or executive officers.

Board Of Directors

Board Composition

All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors.

Committees of the Board

During the six months ended June 30, 2005, we did not have an audit committee, compensation or nomination committee, due to the lack of operation activity. On March 15, 2006, we established an audit committee chaired by Ms. Deptula-Hicks, a compensation committee chaired by General David Gust, and nominating and corporate governance committee chaired by Ms. Deptula-Hicks, each comprised solely of our three independent directors (as defined by the NASDAQ standards governing independence).

Corporate Governance

Financial Expert

During the six months ended June 30, 2005, we did not have an “audit committee financial expert.”

On March 15, 2006, Ms. Deptula-Hicks was appointed by our Board of Director as the chair of our audit committee. Our Board of Directors has determined that Ms. Deptula-Hicks qualifies as an audit committee financial expert under the rules of the SEC.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics which applies to all of our employees and directors, including our principal executive officer and our principal financial and accounting officer. The Code of Business Conduct and Ethics is available on our website at www.technestinc.com and is also available in print to any shareholder who requests it.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director and Executive Compensation Prior to Genex Transaction

Prior to the consummation of the Genex transaction, directors who were not employees of our company were compensated for their services in the amount of $350.00 and expenses incurred for attending each meeting of the Board of Directors. Directors who were employees or officers of our company were not compensated for their services as directors. Prior to the consummation of the Genex transaction, other than the restricted stock grant described below, our executive officers were not compensated. On July 28, 2004, Technest issued 1,250,000 restricted shares to Mark Allen, a director and principal officer (not giving effect to the Reverse Stock Split). At the time, Technest valued these shares at their market value on the date of issuance of $.02 per share (not giving effect to the Reverse Stock Split). Mr. Allen resigned on March 30, 2005.

Executive Compensation After the Genex transaction

The following table sets forth information regarding the executive compensation for the six months ended June 30, 2005.

Summary Compensation Table

	ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	SALARY (1)	BONUS	OTHER ANNUAL COMPENSATION
Robert Tarini, Former Chief Executive Officer and Former Chairman of the Board of Directors (2)	2005	$25,000 (3)
Joseph P. Mackin, President, Director (4)	2005	$62,500 (5)
Gino Pereira, Chief Financial Officer, Director	2005	$62,500 (6)

(1) These executive officers are also the executive officers of Markland Technologies, Inc. and are parties to individual employment agreements with Markland. Markland acquired Technest in February 2005. For the period from February through June 2005, Markland and Technest did not have any special arrangements with regard to these individuals’ compensation as executive officers of Technest. After its acquisition of EOIR in August 2005, Technest agreed to pay Markland $250,000 per quarter for the services of its executives and other administrative support, including legal and accounting functions.

(2) On March 13, 2006, Mr. Tarini resigned as the Chief Executive Officer and Chairman of the Board of Directors of Technest Holdings.

(3) For the period from February 2005 (the month of Markland’s acquisition of Technest) through June 30, 2005, Mr. Tarini was a party to an employment agreement with Markland pursuant to which Mr. Tarini’s annual salary was $300,000 ($25,000 per month). We estimate that approximately 20% of Mr. Tarini’s time was spent on Technest matters during this five-month period.

(4) On March 13, 2006, Dr. Mackin was appointed the Chief Executive Officer and Chairman of the Board of Directors of Technest Holdings.

(5) For the period from February 2005 (the month of Markland’s acquisition of Technest) through June 30, 2005, Dr. Mackin was a party to an employment agreement with Markland pursuant to which Dr. Mackin’s annual salary was $300,000 ($25,000 per month). We estimate that approximately 50% of Dr. Mackin’s time was spent on Technest matters during this five-month period.

(6) For the period from February 2005 (the month of Markland’s acquisition of Technest) through June 30, 2005, Mr. Pereira was a party to an employment agreement with Markland pursuant to which Mr. Pereira’s annual salary was $300,000($25,000 per month). We estimate that approximately 50% of Mr. Pereira’s time was spent on Technest matters during this five-month period.

Stock option plans

Technest Holdings, Inc. has established the 2001 Stock Option Plan which provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or as options which are not intended to meet the requirements of such section. The total number of shares of common stock reserved for issuance under the plan is 10,000,000. Options to purchase shares may be granted under the plan to persons who, in the case of incentive stock options, are key employees (including officers) or, in the case of non-statutory stock options, are key employees (including officers) or non-employee directors or non-employee consultants.

The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of Technest Holdings common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all non-statutory stock options granted under the plan must be at least equal to the 100% of the fair market value of such shares on the date of the grant

As of today, no options have been granted under the plan.

Stock option grants and stock appreciation rights

We did not grant any stock options or stock appreciation rights to the executive officers or directors during the fiscal year ended June 30, 2005.

Exercises of stock options and stock appreciation rights with year-end values

No stock options or stock appreciation rights were exercised by our officers, directors or employees during the fiscal year ended June 30, 2005.

Long-term incentive plans

During fiscal year 2005, we did not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Stock Award Plan

On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries. The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success.

Technest has broad discretion in making grants under the Plan and may make grants subject to such terms and conditions as determined by the board of directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award. Pursuant to the Stockholder Agreement with Markland, (i) awards relating to no more than 500,000 shares may be granted in calendar year 2006 (the “2006 Awards”), (ii) the 2006 Awards shall vest no earlier than twelve (12) months following the date of grant of such awards, and (iii) awards granted on or after January 1, 2007 shall vest no more frequently than in four equal quarterly installments.

Employment Agreements with Joseph P. Mackin and Gino M. Pereira

On March 13, 2006, we entered into employment agreements with our President and Chief Executive Officer, Dr. Joseph Mackin, and our Chief Financial Officer, Gino M. Pereira. The employment agreements provide for:

•	a term of five years beginning on March 13, 2006;

•	a base salary of $350,000 per year; in Mr. Pereira’s case, his base salary is subject to adjustment as Mr. Pereira is required to devote not less than sixty percent of his working time to Technest;

•	payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement;

•	$5,000 per month for auto expense, business office expense and other personal expenses;

•	eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services;

•	eligibility to receive a bonus if we achieve revenue and profit milestones set by the board of directors; and

•
eligibility to receive equity awards as determined by the board of directors or a committee of the board of directors composed in compliance with the corporate governance standards of any applicable listing exchange, with an initial award of 120,000 shares for Dr. Mackin and 72,000 shares for Mr. Pereira, which shall be issued on the first business day after Technest has filed a registration statement on Form S-8 registering the 2006 Stock Award Plan and shall vest in three equal installments on April 1, 2007, July 1, 2007 and October 1, 2007.

Both Dr. Mackin and Mr. Pereira will be eligible to receive a bonus of up to 300% of his annual base salary. If Technest meets the goals of the board of directors in annual gross profit, the executive shall be entitled to a bonus equal to fifty percent of his annual salary.  In the event that Technest exceeds the goals of the board of directors in annual gross profit, the executive shall be entitled to an additional amount equal to five percent of the gross profit in excess of the goals of the board of directors up to the maximum allowable cash bonus.

The employment agreements provide that in the event that the executive's engagement with us is terminated by us without cause (as that term is defined in Section 8(b) of the agreement), or by the executive for "Good Reason" (as that term is defined in Section 8(c) of the agreement), we will continue to pay the executive’s cash salary and provide health insurance through the expiration of his agreement, and in Dr. Mackin’s case, we will cause our wholly owned subsidiary, EOIR Technologies, Inc., to prepay the outstanding principal on the promissory note issued to Dr. Mackin in connection with the acquisition of EOIR by Markland on June 30, 2004. Currently, the outstanding principal amount on Dr. Mackin’s note is $635,417. In the event that the executive’s employment with us is terminated for any other reason, there will be no continuation of cash salary payments or health insurance or acceleration of debt payment.

Dr. Mackin’s employment agreement was filed as exhibit 10.3 to our current report on Form 8-K filed on March 17, 2006 and Mr. Pereira’s employment agreement was filed as exhibit 10.4 to the same report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of our common stock as of June 28, 2006 by:

- each of the individuals listed on the "Summary Compensation Table" below;
- each of our directors, officers and nominees;
- each person (including any group) who is known by us to own beneficially 5% or more of our common stock; and
- all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options warrants and any other type of convertible securities held by that person that are currently exercisable or exercisable within 60 days of June 28, 2006, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder. Percentage of ownership is based on 15,868,439 shares of common stock outstanding on June 28, 2006.

Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Unless otherwise noted below, the address of the beneficial owners is Technest Holdings, Inc., 276 Washington Street, P.O. Box 367, Boston, Massachusetts, 02108.

Name And Address Of Beneficial Owner	Number Of Shares Beneficially Owned	Percent Of Class Beneficially Owned
Markland Technologies, Inc. (2) 222 Metro Center Blvd., Warwick, RI 02886	10,954,023 (3)	69%

Aberdeen Avenue LLC	1,586,685 (4)	9.999%

Southridge Partners LP	903,600 (5)	5.71%

Verdi Consulting, Inc.	1,228,727 (6)	7.77%
Robert Tarini, Former Chief Executive Officer and Former Director (7)	400,187 (1)	2.61%

Joseph P. Mackin, Chief Executive Officer, President and Director	0	0

Gino M. Pereira, Chief Financial Officer and Director	0	0

Darlene M. Deptula-Hicks, Director	20,000 (8)	*

David R. Gust, Director	20,000 (8)	*

Robert Doto, Director	20,000 (8)	*

All Current Directors and Executive Officers As A Group	60,000	*

*Less than 1%,

(1) Consists of 390,192 shares currently outstanding and 9,995 shares issuable upon exercise of warrants to purchase common stock with an exercise price of $6.50.

(2) The directors of Markland, Robert Tarini and Gino M. Pereira, share voting and investment control over the shares of Technest held by Markland. Each disclaims beneficial ownership of such shares.

(3) This amount gives effect to the distribution of 2,500,000 shares of our common stock by Markland to its stockholders and is also based solely upon the information set forth in a current report on Form 8-K filed by Markland on March 28, 2006. According to the current report, Markland recently issued shares of a newly-created Series E Preferred Stock, which converts, at the option of the holder, into either 3,000 shares of Technest Common Stock (which are currently owned by Markland) or 697,500 shares of Markland’s Common Stock. However, the Series E Preferred Stock can be converted only to the extent that the holder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of Technest Common Stock (with respect to conversions into Technest Common Stock) or 9.999% of the outstanding shares if Markland’s Common Stock (with respect to conversions into Markland’s Common Stock). As of June 28, 2006, Markland has issued 1,223.67 shares of Series E Preferred Stock, which may be converted into 3,671,010 shares of Technest common stock.

(4) Based solely upon the information set forth in current reports on Form 8-K filed by Markland on March 28, 2006 and April 19, 2006. According to the current reports, James LLC is the holder of 690 shares of Markland’s Series E Preferred Stock, which may be converted into 2,070,000 shares of Technest common stock (which are currently owned by Markland). Pursuant to the terms of the Markland Series E Preferred Stock, James LLC may not acquire more than 9.999% of the total outstanding shares of Technest common stock. James LLC subsequently assigned its shares of Markland Series E Preferred Stock to Aberdeen Avenue LLC.

(5) Based solely upon the information set forth in current reports on Form 8-K filed by Markland on March 28, 2006 and April 19, 2006. According to the current reports, Southridge Partners LP is the holder of 301.2 shares of Markland’s Series E Preferred Stock, which may be converted into 903,600 shares of Technest common stock (which are currently held by Markland).

(6) Consists of 1,094,320 shares currently outstanding and 134,407 shares issuable upon exercise of warrants to purchase common stock with an exercise price of $6.50.

(7) On March 13, 2006, Mr. Tarini resigned as the Chief Executive Officer and Chairman of the Board of Directors of Technest.

(8) Represents shares of common stock that are subject to forfeiture in the event the director is not providing services to Technest on April 1, 2007.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was, or is, or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of our board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.  Section 78.7502 of the Nevada Revised Statutes also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As described in the Business section of this prospectus under the heading “Technest Financing of Genex Acquisition,” we completed a financing on February 14, 2005 in connection with the Genex transaction. Mr. Robert Tarini was an investor in that financing through ipPartners, Inc., a company owned by Mr. Tarini. ipPartners Inc. invested $625,000 in this financing and received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Series C preferred stock, and warrants to purchase 143,678 shares of Technest common stock. The Technest Series B preferred stock is convertible into shares of Markland common stock. On June 20, 2005, ipPartners, Inc. exchanged all of its Technest Series B preferred stock for Markland Series D preferred stock.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and as a result, Markland’s ownership of Technest increased from 85% immediately prior to the transaction to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock).

During the six months ended June 30, 2005, Technest, through its wholly-owned subsidiary, Genex, had entered into certain transactions with EOIR as more fully described in the Management’s Discussion and Analysis section of this prospectus under the heading “Six months ended June 30, 2005 compared with the six months ended June 30, 2004.”

After its acquisition of EOIR, Technest has agreed to pay Markland $250,000 per quarter for the services of its executives and other administrative support. On March 13, 2006, Markland and Technest entered into a Stockholder Agreement which provides for the payment of these services going forward. A description of the Stockholder Agreement can be found in the section of this prospectus entitled “Business” under the subheading “Transaction with Markland Technologies, Inc.”

DESCRIPTION OF OUR SECURITIES

The following section contains a description of our common stock and other securities that we have issued from time to time. Our authorized capital stock consists of 495,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of June 28, 2006, we had 15,868,439 shares of our common stock issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation And Dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other Rights And Restrictions. Our charter does not provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol “TCNH.OB.”

Preferred Stock

Our articles of incorporation authorize us to issue shares of our preferred stock from time to time in one or more series without stockholder approval.

As of June 28, 2006, we had designated 150 shares as Series A convertible preferred stock. We have issued an aggregate 124.325 shares of Series A convertible preferred stock, of which 64.631 of which were currently outstanding. As of June 28, 2006 we had issued 1,149,425 shares of our preferred stock as Series B preferred stock, all of which were subsequently cancelled and no longer outstanding. As of June 28, 2006 we had designated 1,149,425 shares of our preferred stock as Series C preferred stock, of which 1,149,418 were issued and 517,240 shares of Series C preferred stock were converted into common stock, leaving 632,178 currently outstanding. Upon conversion, shares of Series A preferred stock may be retired and returned to the status of authorized and unissued shares of Series A preferred stock by the board of directors. Upon conversion, shares of Series C convertible preferred stock are returned to the pool of undesignated preferred stock.

The following is a summary description of the principal terms of each series of our preferred stock. For a complete statement of all the terms of each series of preferred stock, please review the applicable certificate of designations that we have previously filed with the SEC.  The certificate of designations for our Series A convertible preferred stock was filed as an exhibit to our current report on Form 8-K filed with the SEC on February 14, 2005.  The certificates of designations for our Series B preferred stock and our Series C preferred stock were filed as exhibits to our current report on Form 8-K filed with the SEC on February 15, 2005.

Series A Convertible Preferred Stock

Voting Rights. Except as otherwise provided under Nevada law, the Series A convertible preferred stockholders have no right to vote with the holders of our common stock. However, the holders of Series A convertible preferred stock will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series A convertible preferred stock, the issuance of any equity security ranking senior to the Series A convertible preferred stock and the redemption of or the payment of a dividend in respect of any junior security. Where the Series A convertible preferred stockholders do have the right to vote as a series, whether under our charter or pursuant to Nevada law, the affirmative vote of the holders of not less than 50% of the outstanding shares of Series A convertible preferred stock is necessary to constitute approval.

Dividends. In the event we make, or fix a record date for the determination of holders of common stock entitled to receive any distribution payable in our property or in our securities other than shares of common stock, then and in each such event the holders of the Series A convertible preferred stock shall receive, at the time of such distribution, the amount of property or the number of our securities that they would have received had their Series A convertible preferred shares been converted into common stock on the date of such event.

Conversion. Each share of the Series A convertible preferred stock is convertible at option of the Series A stock holder at any time, provided that sufficient authorized and unissued shares of common stock are available.  Each share of Series A convertible preferred stock converts into 4,735.297 shares of common stock, provided however, that in the event that such a conversion would result in the issuance of fractional shares of common stock, the number of shares of common stock issued shall be rounded down to the nearest whole number.  The Series A convertible preferred stock can be converted only to the extent that the Series A stockholder will not, as a result of the conversion, hold in excess of 4.999% of the total outstanding shares of our common stock. The Series A stockholder may elect to waive this restriction, but such a waiver shall not be effective until the 61st day after it is given.  Any shares of Series A convertible preferred stock so converted may be retired and returned to the status of authorized and unissued shares of Series A preferred stock by the board of directors.

Antidilution. Upon the occurrence of a stock distribution, stock combination or stock dividend, the conversion rate shall be adjusted so that the conversion rights of the Series A convertible preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series A convertible preferred stock stockholders prior to such event.

Redemption. We may not redeem shares of the Series A convertible preferred stock.

Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series A convertible preferred stock shall be entitled to receive a liquidation preference of $1,000 per share.  The Series A convertible preferred stock is equal in rank to the Series B and Series C preferred stock and is senior to the common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series A convertible preferred stock, Series B preferred stock and Series C preferred stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

Series B Preferred Stock

The Series B preferred stock is no longer outstanding and has been cancelled. Pursuant to the certificate of designations once the Series B preferred stock is cancelled, it may no longer be reissued.

Series C Convertible Preferred Stock

Voting Rights. Except as otherwise provided under Nevada law, the Series C preferred stockholders have no right to vote.

Dividends. In the event we make, or fix a record date for the determination of holders of common stock entitled to receive any distribution payable in our property or in our securities other than shares of common stock, then and in each such event the holders of the Series C preferred stock shall receive, at the time of such distribution, the amount of our property or the number of our securities that they would have received had their Series C preferred shares been converted into common stock on the date of such event.

Conversion. Provided that sufficient shares of authorized and unissued shares of common stock are available, each share of the Series C preferred stock is convertible, at the option of the holder into one share of our common stock.  The Series C preferred stock can be converted only to the extent that the Series C stockholder will not, as a result of the conversion, hold in excess of 4.999% of the total outstanding shares of our common stock.  The Series C stockholder may elect to waive this restriction, but such a waiver shall not be effective until the 65th day after which it is given to us.  In no event can the Series C preferred stock be converted if such conversion will result in the holder will hold in excess of 9.999% of our common stock. . Any shares of Series C shares so converted shall be cancelled and shall return to the status of authorized, but unissued preferred stock of no designated series.

Antidilution. Upon the occurrence of a stock split, stock dividend, combination or reclassification of our common stock, the conversion rate shall be proportionately adjusted so that the conversion rights of the Series C preferred stock stockholders shall be nearly equivalent as practicable to the conversion rights of the Series C preferred stock stockholders prior to such event.

Redemption. We may not redeem shares of the Series C preferred stock.

Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the Series C preferred stock shall be entitled to receive a liquidation preference of $2.175 per share.  The Series C preferred stock is equal in rank to the Series A and Series B preferred stock and is senior to the common stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series A preferred stock, Series B preferred stock and Series C preferred stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

Nevada Law And Certain Charter And Bylaw Provisions

Provisions of Nevada law, our charter and bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized But Unissued Stock. We have shares of common stock and preferred stock available for future issuance, in some cases, without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Special Meeting Of Stockholders. Our bylaws provide that special meetings may be called only by our board of directors or by holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. This provision may make it more difficult for stockholders to take action opposed by our board of directors.

Amendment To Our Bylaws. Section 78.1955 of the Nevada revised statutes provides that preferred stockholders have the right to vote as a class on amendments to our charter that would negatively impact their rights or preferences as preferred stockholders of such class. Our charter, however, provides that our board of directors has the exclusive authority to alter, amend or repeal them. This provision of our charter may also make it more difficult for stockholders to take action opposed by our board of directors.

The Issuance Of Preferred Stock May Entrench Management Or Discourage A Change Of Control. Our Articles of Incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different form other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

Recent Amendments to the Bylaws.  On March 23, 2005, we amended Article II, Section 13 of our bylaws to reduce the time required for notice of a special meeting of the board of directors from not less than two days to not less than one day.

Transfer Agent. The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc.

AVAILABLE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form SB-2 that we filed with the SEC. Some information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

LEGAL MATTERS

Foley Hoag LLP of 155 Seaport Boulevard, Boston, Massachusetts 02210 has advised us about the legality and validity of the shares. We know of no members of Foley Hoag who are beneficial owners of our common stock or preferred stock.

EXPERTS

Our consolidated financial statements as of June 30, 2005, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2004, included in this prospectus have been audited by Sherb & Co., LLP, registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Genex Technologies, Inc. as of December 31, 2004 and 2003, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of E-OIR Technologies, Inc. as of and for the year ended June 30, 2005, the six months ended June 30, 2004 and as of and for the year ended December 31, 2003, included in this prospectus have been audited by Wolf & Company, P.C., registered independent public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

TECHNEST HOLDINGS, INC.
CONSOLIDATED FINANCIAL STATEMENTS

INDEX

Page Number
Technest Holdings, Inc.
Periods ended June 30, 2005 and December 31, 2004 and 2003
Reports Of Independent Registered Public Accounting Firms	F-2 - F-3
Consolidated Balance Sheets	F-4
Consolidated Statements of Loss	F-5
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	F-6 - F-8
Consolidated Statements of Cash Flows	F-9 - F-11
Notes to Consolidated Financial Statements	F-12 - F-39

Unaudited Quarterly Financial Statements For The Quarter Ended March 31, 2006
Condensed Consolidated Balance Sheet at March 31, 2006	F-40
Condensed Consolidated Statements of Loss for the Nine Months Ended March 31, 2006 and 2005	F-41
Condensed Consolidated Statements of Loss for the Three Months Ended March 31, 2006 and 2005	F-42
Condensed Consolidated Statement of Stockholders’ Equity for the Nine Months Ended March 31, 2006	F-43 - F44
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 2006 and 2005	F-45 - F46
Notes to Condensed Consolidated Financial Statements	F-47 - F-66

Genex Technologies, Inc.
Years ended December 31, 2004 and 2003
Report Of Independent Registered Public Accounting Firm	F-67
Balance Sheets as of December 31, 2004 and 2003	F-68 - F-69
Statements of Operations for the Years Ended December 31, 2004 and 2003	F-70
Statements of Stockholder’s Equity for the Years Ended December 31, 2004 and December 31, 2003	F-71
Statements of Cash Flows for the Years Ended December 31, 2004 and 2003	F-72
Notes to the Financial Statements	F-73 - F-79

EOIR Technologies, Inc.
Year ended June 30, 2005 and Six Months ended June 30, 2004
Report Of Independent Registered Public Accounting Firm	F-80
Balance Sheet as of June 30, 2005	F-81
Statements of Operations for the Year Ended June 30, 2005 and Six Months Ended June 30, 2004	F-82
Statements of Stockholder’s Equity for the Year Ended June 30, 2005 and Six Months Ended June 30, 2004	F-83
Statements of Cash Flows for the Years Ended June 30, 2005 and Six Months Ended June 30, 2004	F-84 - F-85
Notes to the Financial Statements	F-86 - F-99

Year ended December 31, 2003
Report Of Independent Registered Public Accounting Firm	F-100
Balance Sheet as of December 31, 2003	F-101
Statement of Income for the Year Ended December 31, 2003	F-102
Statement of Retained Earnings for the Year Ended December 31, 2003	F-103
Statement of Cash Flows for the Year Ended December 31, 2003	F-104
Notes to the Financial Statements	F-105 - F-111

Technest Holdings, Inc., Genex Technologies, Inc. and EOIR Technologies, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements	F-112
Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2005	F-113
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended June 30, 2004	F-114
Notes to Pro Forma Condensed Consolidated Financial Statements	F-115

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Technest Holdings, Inc. and Subsidiaries
Boston, Massachusetts

We have audited the accompanying consolidated balance sheet of Technest Holdings, Inc. and subsidiaries as of June 30, 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the six months ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Technest Holdings, Inc. and subsidiaries as of June 30, 2005, and the results of its operations and its cash flows for the six months ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 3 to the financial statements, the financial statements as of and for the six months ended June 30, 2005 have been retroactively restated to reflect the acquisition of an entity under common control as of the date the Company became a member of the controlled group.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
May 12, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Technest Holdings, Inc. and Subsidiary

We have audited the accompanying balance sheet of Technest Holdings, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Technest Holdings, Inc. as of December 31, 2004, and the results of its operations, stockholders' equity (deficit) and its cash flows for the years ended December 31, 2004, and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has negative working capital of $309,177 and an accumulated deficit of $15,531,599 at December 31, 2004, and has incurred significant recurring operating losses which raise substantial doubt about its ability to continue as a going concern without the raising of additional debt and/or equity financing to fund operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

New York, New York
March 28, 2005

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
BALANCE SHEETS
JUNE 30, 2005 AND DECEMBER 31, 2004

ASSETS

	2005 (restated)	2004
CURRENT ASSETS
Cash and cash equivalents	$5,612,608	$139
Accounts receivable	7,596,862	--
Inventory and work in process	406,664	--
Restricted cash	250,000	--
Prepaid expenses and other current assets	145,778	--
TOTAL CURRENT ASSETS	14,011,912	139

PROPERTY AND EQUIPMENT - net of accumulated depreciation of $295,680 at June 30, 2005	862,773	--

OTHER ASSETS
Definite-lived intangible assets - net of accumulated amortization of $1,738,178 at June 30, 2005	13,299,876	--
Goodwill	14,035,551	--
TOTAL OTHER ASSETS	27,335,427	--
TOTAL ASSETS	$42,210,112	$139

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$10,449,909	$242,158
Accrued expenses and other current liabilities	1,665,090	--
Due to related parties	2,003,332	--
Notes payable	--	67,158
Current portion of long-term debt	709,943	--
TOTAL CURRENT LIABILITIES	14,828,274	309,316

NON-CURRENT LIABILITIES Long-term debt, less current portion and discount of $1,174,365	7,633,879	--
TOTAL LIABILITIES	22,462,153	309,316

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A Convertible Preferred Stock - $.001 par value;
150 shares authorized; 124.325 and 0 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively (preference in
liquidation of $124,325 at June 30, 2005)	--	--
Series B Convertible Preferred Stock - $.001 par value;
517,243 and 0 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively (preference in liquidation of
$1,125,004 at June 30, 2005)	517	--
Series C Convertible Preferred Stock - $.001 par value;
1,149,425 and 0 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively (preference in liquidation of
$2,500,000 at June 30, 2005)	1,149	--
Common stock - par value $.001 per share; 495,000,000 shares authorized;14,302,193 and 139,260 shares issued and outstanding
at June 30, 2005 and December 31, 2004, respectively	14,302	139
Subscription receivable	--	(7,035)
Additional paid-in capital	26,551,684	15,229,318
Unearned compensation	(1,541,490)	--
Accumulated deficit, from February 15, 2005	(5,278,203)	(15,531,599)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	19,747,959	(309,177)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$42,210,112	$139
See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

	2005 (restated)	2004	2003

REVENUES	$27,890,072	$--	$--

COST OF REVENUES	22,481,133	--	--

GROSS PROFIT	5,408,939	--	--

OPERATING EXPENSES:
Selling, general and administrative (including $893,219 to
related parties in the six months ended June 30, 2005)	5,807,695	104,818	145,024
Research and development	2,395,950	--	--
Amortization of intangible assets	611,471	--	--
TOTAL OPERATING EXPENSES	8,815,116	(104,818)	(145,024)

OPERATING LOSS	(3,406,177)	(104,818)	(145,024)

OTHER (EXPENSES) INCOME:
Gain on sale of subsidiary	--	--	2,234,428
Interest expense	(446,027)	(7,690)	(21,652)
Interest income	40,567	--	--
	(405,460)	(7,690)	2,212,776

NET (LOSS) INCOME	(3,811,637)	(112,508)	2,067,752

Deemed dividend on Series A Convertible Preferred Stock	124,848	--	--

Deemed dividend on Series C Convertible Preferred Stock	2,050,000	--	--

NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS	$(5,986,485)	$(112,508)	$2,067,752

(LOSS) INCOME PER COMMON SHARE -BASIC	$(0.56)	$(0.89)	$15.07
-DILUTED	$(0.56)	$(0.89)	$14.79
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -BASIC	10,691,584	126,883	137,202
-DILUTED	10,691,584	126,883	139,824

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

			Series A		Series B
			Convertible		Convertible
	Common Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance - January 1, 2003	194,955	$195	--	$--	--	$--

Retirement of common stock	(77,004)	(77)	--	--	--	--

Beneficial conversion feature	--	--	--	--	--	--

Net income	--	--	--	--	--	--

Balance - December 31, 2003	117,951	118	--	--	--	--

Issuance of common stock for services	21,309	21	--	--	--	--

Net loss	--	--	--	--	--	--

Balance - December 31, 2004	139,260	139	--	--	--	--

Issuance of Series A Convertible Preferred Stock	--	--	124	--	--	--

Net loss through February 14, 2005	--	--	--	--	--	--

Balance - February 14, 2005	139,260	139	124	--	--	--

Impact of applying push down accounting	--	--	--	--	--	--

Acquisition of EOIR	12,000,000	12,000	--	--	--	--

Amortization and remeasurement of stock-based compensation	--	--	--	--	--	--

Issuance of common stock to Markland in connection with the Genex acquisition	1,954,023	1,954	--	--	--	--

Issuance of Series B and C Convertible Preferred stock and warrants	--	--	--	--	1,149,425	1,149

Exchange of Series B Convertible Preferred Stock for Markland Series D Preferred Stock	--	--	--	--	(632,182)	(632)

Issuance of common stock in conjunction with warrant exercises	208,910	209	--	--	--	--

Net loss from February 15, 2005 to
June 30, 2005	--	--	--	--	--	--

Balance - June 30, 2005	14,302,193	$14,302	124	$--	517,243	$517

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

Series C
	Convertible		Subscription
	Preferred Stock		Receivable
	Shares	Amount	Amount
Balance - January 1, 2003	--	$--	$(7,035)

Retirement of common stock	--	--	--

Beneficial conversion feature	--	--	--

Net income	--	--	--

Balance - December 31, 2003	--	--	(7,035)

Issuance of common stock for services	--	--	--

Net loss	--	--	--

Balance - December 31, 2004	--	--	(7,035)

Issuance of Series A Convertible Preferred Stock	--	--	--

Net loss through February 14, 2005	--	--	--

Balance - February 14, 2005	--	--	(7,035)

Impact of applying push down accounting	--	--	7,035

Acquisition of EOIR	--	--	--

Amortization and remeasurement of stock-based compensation	--	--	--

Issuance of common stock to Markland
in connection with the Genex acquisition	--	--	--

Issuance of Series B and C Convertible Preferred stock
and warrants	1,149,425	1,149	--

Exchange of Series B Convertible Preferred Stock
for Markland Series D Preferred Stock	--	--	--

Issuance of common stock in conjunction with
warrant exercises	--	--	--

Net loss from February 15, 2005 to June 30, 2005	--	--	--

Balance - June 30, 2005	1,149,425	$1,149	--

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 (RESTATED) AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

		Additional		Total
	Unearned	Paid-In	Accumulated	Stockholders'
	Compensation	Capital	Deficit	Equity (Deficit)
	Amount	Amount	Amount	Amount
Balance - January 1, 2003	$--	$15,120,262	$(17,486,843)	$(2,373,421)

Retirement of common stock	--	77	--	--

Beneficial conversion feature	--	19,000	--	19,000

Net income	--	--	2,067,752	2,067,752

Balance - December 31, 2003	--	15,139,339	(15,419,091)	(286,669)

Issuance of common stock for services	--	89,979	--	90,000

Net loss	--	--	(112,508)	(112,508)

Balance - December 31, 2004	--	15,229,318	(15,531,599)	(309,177)

Issuance of Series A Convertible Preferred Stock	--	124,848	--	124,848

Net loss through February 14, 2005	--	--	(2,250)	(2,250)

Balance - February 14, 2005	--	15,354,166	(15,533,849)	(186,579)

Impact of applying push down accounting	--	(15,356,554)	15,533,849	184,330

Acquisition of EOIR	(2,175,542)	16,533,761	(1,466,566)	12,903,653

Amortization and remeasurement of stock-based compensation	634,052	410,460	--	1,044,512

Issuance of common stock to Markland
in connection with the Genex acquisition	--	6,099,304	--	6,101,258

Issuance of Series B and C Convertible Preferred
stock and warrants	--	3,510,124	--	3,512,422

Exchange of Series B Convertible Preferred Stock
for Markland Series D Preferred Stock	--	632	--	--

Issuance of common stock in conjunction with
warrant exercises	--	(209)	--	--

Net loss from February 15, 2005 to June 30, 2005	--	--	(3,811,637)	(3,811,637)

Balance - June 30, 2005	$(1,541,490)	$26,551,684	$(5,278,203)	$19,747,959

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

 TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
  CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

	2005 (restated)	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(3,811,637)	$(112,508)	$2,067,752

Adjustment to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Gain on sale of subsidiary	--	--	(2,234,428)
Beneficial conversion factor	--	--	19,000
Depreciation of property and equipment	120,524	--	--
Accrued interest on note payable paid in
Series A Convertible Preferred Stock	7,690	--	--
Amortization of intangible assets	611,471	--	--
Acquired in-process research and development	2,095,000	--	--
Stock-based compensation	1,044,512	90,000	--
Non-cash interest expense	110,097	--	--
Changes in operating assets and liabilities:
Accounts receivable	(356,042)	--	--
Inventory and work in process	(183,704)	--	--
Prepaid expenses and other current assets	(46,969)	--	--
Restricted cash	(250,000)	--	--
Due to related parties	295,638	--	--
Accounts payable	4,461,937	11,659	84,631
Accrued expenses and other current liabilities	326,307	--	--
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4,424,824	(10,849)	(63,045)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used for acquisition of Genex Technologies, Inc.,
net of cash acquired	(2,515,516)	--	--
Cash acquired in acquisition of E-OIR Technologies, Inc.	1,916,079	--	--
Purchase of property and equipment	(65,657)	--	--
NET CASH USED IN INVESTING ACTIVITIES	(665,094)	--	--

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of Series A convertible
preferred stock	50,000	--	--
Proceeds from sale of Series B and C convertible
preferred stock and warrants, net	3,512,422	--	--
Proceeds from (payment of) note payable and long-term debt	(1,709,683)	10,000	57,158
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,852,739	10,000	57,158

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,612,469	(849)	(5,887)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	139	988	6,875

CASH AND CASH EQUIVALENTS - END OF PERIOD	$5,612,608	$139	$988

See notes to consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

	2005 (restated)	2004	2003
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the periods for:
Interest	$325,503	$--	$--

Taxes	$500	$--	--
Non-cash investing and financing activities:

Conversion of notes payable and accrued interest into Series A
preferred stock	$74,848	$--	--

Common stock issued in exchange for shares of Markland
Technologies, Inc. used in conjunction with the acquisition of
Genex Technologies, Inc.	$6,101,258	$--	--
Common stock issued in conjunction with the acquisition
of E-OIR Technologies, Inc.	$12,903,653	$--	--

Deemed dividend preferred stock - beneficial conversion
feature - Series A	$124,848	$--	--

Deemed dividend preferred stock - beneficial conversion
feature - Series C	$2,050,00	$--	--

See notes to consolidated financial statements.

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (concluded)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

On February 14, 2005, the Company acquired 100% of the outstanding common stock of Genex Technologies, Inc. The transaction had the following non-cash impact on the balance sheet:

Accounts receivable	$166,557
Inventory and work in process	222,957
Prepaid expenses and other current assets	25,403
Property and equipment	44,000
Intangible assets, goodwill and in-process research and development	8,702,149
Accounts payable	(314,718)
Accrued expenses and other current liabilities	(229,574)
Equity issued	(6,101,258)

Net cash used for acquisition, net of cash acquired of $784,484	$2,515,516

On the date of the acquisition of Genex Technologies, Inc. and the application of push-down accounting (see Note 3), Technest Holdings, Inc. had net accounts payable of $184,300.

On August 17, 2005, the Company acquired 100% of the outstanding common stock of E-OIR Technologies, Inc. from Markland, Technest’s majority shareholder. As this was a transaction between entities under common control, Technest recognized the net assets of EOIR at their carrying amounts in the accounts of Markland at the date Technest came into Markland’s control group, February 14, 2005. The financial statements previously issued have been adjusted retroactively (restated) to reflect the transaction as of that date and to include the activity of EOIR from that date forward. The transaction had the following non-cash impact on the balance sheet:

Accounts receivable	$7,044,264
Prepaid expenses and other current assets	73,406
Property and equipment	873,640
Intangible assets and goodwill	21,371,550
Accounts payable	(5,615,425)
Accrued expenses and other current liabilities	(1,109,208)
Notes Payable	(9,943,408)
Due to related parties	(1,707,245)
Equity issued	(12,903,653)
Cash acquired in acquisition	$1,916,079

See notes to consolidated financial statements.

TECHNEST HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE YEARS ENDED DECEMBER 31, 2004 and 2003

1. NATURE OF OPERATIONS

Business and Basis of Presentation

Technest Holdings, Inc. (“Technest” or “the Company”) had no operations between October 10, 2003 and February 14, 2005.

On February 14, 2005, Technest became a majority-owned subsidiary of Markland Technologies, Inc. (“Markland”), a homeland defense, armed services and intelligence contractor. Markland is a public company with a class of equity securities registered pursuant to Section 12(g) of the Exchange Act. Technest issued to Markland 1,954,023 shares of its common stock, representing a 93% ownership interest in Technest’s common stock, in exchange for 10,168,764 shares of Markland common stock valued at $6,101,258 which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. (“Genex”) (see Note 3).

Effective June 29, 2004, Markland acquired 100% of the outstanding common stock of E-OIR Technologies, Inc. (“EOIR”), a company incorporated under the laws of the Commonwealth of Virginia, in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of EOIR $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of EOIR's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, EOIR became a wholly-owned subsidiary of Markland effective June 29, 2004.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest purchased all of the outstanding stock of EOIR. As consideration for this purchase, Technest issued 12 million shares of its common stock to Markland. As a result of this transaction, EOIR became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of EOIR at their carrying amounts in the accounts of Markland on the date Technest came into Markland’s control group, February 14, 2005 and restated the financial statements to include the activity of EOIR from that date forward (see Note 3).

In connection with the Genex acquisition, the accounts of Technest have been adjusted using the push down basis of accounting to recognize the allocation of the consideration paid to the respective net assets acquired (see Note 3).

Our business, as it exists today, consists primarily of providing advanced engineering and research and development services in the areas of remote sensor systems and technologies, intelligent surveillance, chemical and explosives detection, and advanced technologies research and development.

EOIR offers: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. Genex offers: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) design and fabrication of 3D facial recognition products tools for law enforcement; and (iii) design and fabrication of non-invasive 3D medical imaging tools. These efforts of EOIR and Genex involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing. We have developed a number of proprietary products from our engineering and research and development services which we expect will be launched in the next twelve months as the next phase of our strategic plan.

Remote Sensor Systems and Technologies For Military And Intelligence Applications

EOIR provides advanced remote sensing technology products and services to the DOD and to various other United States intelligence agencies. EOIR's technical services include design and fabrication of sensor systems for military and intelligence community applications; remote sensor data collection, data signal processing and data exploitation; and training in the use of remote sensor systems and data. Substantially all of EOIR's revenues are derived from approximately twenty contracts with ten different U.S. Government agencies.

Intelligent Surveillance

EOIR and Genex currently are engaged in development programs with the U.S. Army Night Vision Lab, the U.S. Army Picatinny Arsenal, the U.S. Army Armament Research, Development and Engineering Center, the U.S. Navy Office of Naval Research, and the U.S. Navy Naval Surface Warfare System.

Chemical and Explosive Detection

The Company is targeting key sensing technologies that are critical to both DOD and Homeland Security missions: Chemical/Biological (Chem/Bio) and Improvised Explosive Devices (IED) detection sensors. Our Chem/Bio and IED group concentrates on the research and development of technologies that can reliably detect the presence of chemical, biological, and explosive devices or components from a stand-off distance utilizing multi spectral electro optical sensing methods.

Research and Development

The Advanced Technologies Research and Development group of Genex is focused on developing our imaging technology portfolio via advanced research in 3D facial recognition, intelligent surveillance 3D imaging, and medical imaging. By integrating our marketing pursuits with our R&D efforts, we can bring to market technological advances that have enhanced customer value. Some of our targeted research areas include: (i) fully integrated Surematch™ suite of 3D facial recognition software application programs; (ii) intelligent surveillance using two- and three-dimensional image processing to support homeland security, military, and commercial applications; (iii) detection of concealment of intent using thermal and 3D imaging to support anti-terrorist efforts; (iv) early detection of cancer using non-invasive and non-radiological diffuse optical tomography; and (v) more effective and less risky radiation treatment for cancer by use of 3D imaging for patient positioning.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Technest and its wholly-owned subsidiaries, Genex Technologies, Inc. and E-OIR Technologies, Inc. Genex was acquired on February 14, 2005. On August 17, 2005, Technest purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As the transfer of EOIR was a transaction between entities under common control, the Company has restated its financial statements as though the transfer of EOIR occurred on the date Technest became part of Markland’s control group, February 14, 2005. All significant inter-company balances and transactions have been eliminated in consolidation.

The purchase method of accounting was used by Technest to record the assets acquired and liabilities assumed of Genex Technologies, Inc. on February 14, 2005. Accordingly, the accompanying financial statements of Technest Holdings, Inc. as of and for periods ended subsequent to the acquisition are not comparable in all material respects to the financial statements of Technest as of and for periods ended prior to the acquisition.

Fiscal Year-end

On June 30, 2005, the Board of Directors of Technest unanimously voted to change the fiscal year-end from December 31 to June 30.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the revenue recognized under the percentage completion method on firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, useful lives of intangible assets, the amount due to contracting government agencies as a result of their audits, the fair value allocation of consideration paid to the net assets of businesses acquired, the realizability of deferred tax assets and the fair value of equity instruments issued.

Concentrations and Risks

Technest has cash balances in banks in excess of the maximum amount insured by the FDIC as of June 30, 2005.

A significant portion of revenue is generated from contracts with Federal government agencies. Consequently, a significant portion of accounts receivable are due from Federal government agencies either directly or through other government contractors.

Technest is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist of money market funds as of June 30, 2005.

Accounts Receivable

Accounts receivable represent the amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence.

A significant portion of the Company's receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at June 30, 2005. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Inventory and Work in Process

Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value. Work in process represents allowable costs incurred but not billed related to contracts.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting purposes. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated over the estimated useful lives of assets as follows:

Software	3 years
Computer equipment	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of useful life or lease term
Vehicles	5 years

Property and equipment consisted of the following at June 30, 2005:

Software	$152,545
Computer equipment	556,594
Furniture and fixtures	173,496
Leasehold improvements	220,550
Vehicles	55,268
1,158,453
Less accumulated depreciation	(295,680)
$862,773

Depreciation expense for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 was $120,524, $0 and $0, respectively.

Definite-lived Intangible Assets

Included in definite-lived intangible assets are the amounts assigned to customer relationships and contracts and patents acquired in connection with business combinations (see Note 3). Also included are certain costs of outside legal counsel related to obtaining new patents.

Patent costs are amortized over the legal life of the patents, generally fifteen years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relates to 3-D imaging, intelligent surveillance and 3-D facial recognition technologies.

With the acquisition of Genex, Technest acquired Commercialized Technology relating to 3D facial recognition cameras and Contracts and Customer Relationships from the application of 3D imaging technologies to breast cancer research for the National Institute of Health and disposable sensors and 3D face mapping for the Department of Defense. The amounts assigned to definite-lived intangible assets were determined by management based on a number of factors including an independent purchase price allocation analysis. These assets have an estimated useful life of five years.

Contracts and Customer Relationships acquired as a result of business combinations (see Note 3) have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, Financial Accounting Standards Board (“FASB”) Concepts Statement Number 7 and Emerging Issued Task Force (“EITF”) Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Fair Value of Financial Instruments

The financial statements include various estimated fair value information at June 30, 2005, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the consolidated balance sheets.

The fair value of cash, accounts receivable and accounts payable approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of EOIR (see Note 5) have been recorded at their fair value, as determined and valued by management considering various factors including an independent appraisal done by a valuation and financial advisory firm, which is less than the face value due to a below market interest rate.

Operating Segments

The Company operates in two Operating Segments as defined in paragraph 10 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. These are (1) the business of EOIR which primarily consists of products and services in the remote sensing technology and (2) the business of Genex which primarily consists of research and development, design and fabrication of 3D imaging and of intelligent surveillance products. Further, since both these operating segments have similar economic characteristics, as well as similar products and services, production processes, customers, distribution methods and regulatory environment, the Company concluded that they meet the aggregation criteria outlined in paragraph 17 of SFAS No. 131. Therefore, the Company aggregates the two operating segments into a single reportable segment in accordance with paragraph 16 of SFAS No. 131.

Revenue Recognition

Revenues from products are recognized when the following criteria are met: (1) there is persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) delivery has been completed and no significant obligations remain; (3) price to the customer is fixed or determinable; and (4) collection is probable. Revenues from services related to border security logistic support are recognized at the time these services are performed.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where it is the primary contractor and it also participates with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” discusses the factors or indicators which should be considered in evaluating whether a company should recognize revenue based on (a) the gross amount billed to a customer because it has earned revenue from the sale of the goods or services or (b) the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee. The Task Force reached a consensus that this is a matter of judgment that depends on the relevant facts and circumstances. The Company considered that it is the primary obligator in these arrangements and has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. The Company also considered that, as the prime contractor it accepts risks for these customer funded tasks. The Company also considered that in many cases part of the services ordered by the customer are performed by the Company itself. Further in some cases the Company has discretion in supplier selection and also a reasonable latitude to establish the price with the customer for the service. The Company believes that based on the aforesaid considerations it meets with the criteria for Gross Revenue Reporting as discussed in EITF Issue No. 99-19. The Company therefore includes as revenues the amounts that they bill under these teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members.

Revenues from teaming agreements for the six months ended June 30, 2005 and the year ended December 31, 2004 were $1.7 million and $6.7 million respectively.

Shipping Costs

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of operations.

Research and Development

The Company charges unfunded research and development costs to expense as incurred. Funded research and development is part of the Company’s revenue base and the associated costs are included in cost of revenues. The Company capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies which do not meet these criteria are expensed as in-process research and development costs. For the period ended June 30, 2005, the Company expensed $2,095,000 of acquired in-process research and development related to the acquisition of Genex (see Note 3).

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes,” the Company allocates current and deferred taxes as if it were a separate tax payer.

Since its acquisition by Markland, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reported in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities. Therefore, the impact of applying push down accounting (see Note 3) to the Company is not considered in determining the Company’s provision for income taxes. Amounts included in the Company’s statement of operations related to the impact of push down accounting, including the amortization of definite-lived intangible assets and stock-based compensation, have been considered permanent differences for purposes of the intercompany tax allocation.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

(Loss) Income Per Share

Basic and diluted net (loss) income per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented.

Common stock equivalents, consisting of, Series A and C Convertible Preferred Stock, options and warrants were not included in the calculation of the diluted loss per share for the six months ended June 30, 2005 and the year ended December 31, 2004 because their inclusion would have had the effect of decreasing the loss per share otherwise computed. As described in Note 9, common stock equivalents totaling 2,624,016 shares have been excluded from the calculation of net loss per share because they were antidilutive.

Loss per share for all prior periods have been retroactively restated to reflect a 1 for 211.18 reverse stock split effective at the close of business on July 19, 2005.

Impairment of Intangible Assets

The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Goodwill is identified and recorded at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 prescribes a two-step process for impairment testing, at the reporting unit level, of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has determined that its reporting units are its operating segments since this is the lowest level at which discrete financial information is available and regularly reviewed by management. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the six months ended June 30, 2005.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Technest continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, Technest evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Technest’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the six months ended June 30, 2005.

Stock-Based Compensation

As permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Technest has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net loss for the six months ended June 30, 2005. For the years ended December 31, 2004 and 2003 there was no effect on the net (loss) income.

Six months ended June 30, 2005

Net loss, as reported	$(3,811,637)
Add: stock-based employee compensation under intrinsic value method included in net loss	634,052
Deduct: stock-based employee compensation under fair value method	(1,097,587)
Pro forma net loss	(4,275,172)
Deemed dividends on Series A and C Convertible Preferred Stock	(2,174,848)
Pro forma net loss applicable to common stockholders	$(6,450,020)
Loss applicable to common stockholders per common share	$(0.56)
Pro forma loss applicable to common stockholders per common share	$(0.60)

The assumptions used and weighted average information for the six months ended June 30, 2005 were as follows:

Fair value of stock	$0.12
Exercise price	$0.06
Expected dividend yield	0%
Expected lives (in years)	9
Volatility	69%
Risk-free interest rate	3.53%

Stock-based employee compensation relates to Markland issuances of its shares of common stock and options to purchase its common stock to employees of the Company (see Note 7).

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and Amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after December 15, 2005. Technest expects to adopt SFAS No. 123(R) on July 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. The Company is evaluating which method to adopt.

As permitted by SFAS No. 123, the Company currently accounts for the share-based payments made by Markland to its employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. However, grants of Markland stock to employees have always been recorded at fair value as required under existing accounting standards. The Company does not expect the adoption of SFAS No. 123(R) to have a material effect on its results of operations. However, the Company’s results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted by Markland or Technest to the Company’s employees in the future.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature. Since the Company does not currently receive the benefit of tax deductions in excess of recognized compensation cost, because of its net operating loss position, the change will have no immediate impact on our consolidated financial statements.

3. ACQUISITIONS

Purchase by Markland Technologies, Inc.

On February 14, 2005, in conjunction with a Securities Purchase Agreement between Technest and Markland, Technest issued 1,954,023 shares of common stock to Markland Technologies, Inc. in exchange for 10,168,764 shares of Markland’s common stock valued at $6,101,258 (“the Markland Investment”). The common stock issued to Markland represented 93% of Technest’s outstanding common stock. Consequently, Technest became a majority owned subsidiary of Markland on that date. The Securities Purchase Agreement contains provisions that may require Markland to deliver additional shares of its common stock to Technest in conjunction with the acquisition of Genex Technologies, Inc. (see below) and conversion of the Series B Convertible Preferred Stock (see Note 7).

Purchase of Genex Technologies, Inc.

The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005 (the "Merger Agreement"), by and among Markland, Technest, MTECH Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex.

In accordance with the terms of the Merger Agreement, on February 14, 2005, MTECH, a wholly-owned subsidiary of Technest, merged with and into Genex, with Genex surviving the merger as a wholly-owned subsidiary of Technest. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate: (i) $3 million of cash; (ii) 10,168,764 shares of Markland's common stock (the shares of Markland common stock issued to Technest in the Markland Investment); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock.  Contingent payment of additional shares of Technest common stock was to be paid each of the three years following the merger date based on amounts equal to 30% of Gross Revenue, as defined, in excess of Gross Revenue for the year ended December 31, 2004. The number of shares of Technest common stock to be used was based on the average volume-weighted closing bid price of Technest common stock on the OTC Bulletin Board for the twenty (20) trading days prior to the day before the date of the Agreement.  A brokerage fee in connection with this acquisition of $300,000 was also paid. In addition, Mr. Geng was to receive a twelve month unsecured promissory note in the principal amount of $550,000 bearing interest at the rate of 6% per annum. Mr. Geng's share consideration was to be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement. Following the acquisition, the Company discovered what it believes were material misrepresentations made by Mr. Geng in the Merger Agreement related to the status of regulatory audits, the impact of certain internal control deficiencies and the non-disclosure of ongoing government investigations into certain conduct by Mr. Geng and Genex prior to Technest's acquisition, among others. As a result of damages arising in connection with these breaches, the Company has refused to issue the promissory note, the additional Markland share consideration, the contingent payments of Technest common stock or the additional cash payments of profits from the commercialization of Intraoral Technologies. In addition, Mr. Geng’s employment with Genex was terminated and the Company has ceased paying his salary under the employment agreement. To date, Mr. Geng has not contested Technest’s position, has not sought payment and Technest believes that the possibility that it will have to issue additional shares or other consideration is remote. In consideration of the unresolved contingencies and in accordance with SFAS No. 141, “Business Combinations”, paragraphs 25-27, Technest has excluded from its purchase accounting the promissory note, the contingent additional Markland share consideration, the contingent payments of Technest common stock or the contingent additional cash payments.

A summary of the allocation, as determined by management in consideration of a number of factors including an independent valuation, of the aggregate consideration for the merger to the fair value of the assets acquired and liabilities assumed is as follows:

Cash	$3,300,000
Shares of Markland Technologies, Inc. common stock	6,101,259
Total Purchase Price	$9,401,259

Fair value allocation to net assets acquired:

Fair value of assets acquired -
Current assets, including cash of $784,484	$1,199,401
Property and equipment	44,000
Fair value of liabilities assumed -
Accounts payable & accrued expenses	(544,290)
Fair value of identifiable net tangible assets acquired	699,111
Intangible assets - intellectual property	161,110
In-process research and development	2,095,000
Commercialized patents	440,000
Contracts and customer relationships	1,130,000
Goodwill	4,876,038
Total	$9,401,259

As a result of the transaction being structured as a stock acquisition, Technest does not expect any goodwill or other identifiable intangible assets resulting from the transaction to be deductible for income tax reporting purposes. Consequently, no deferred tax assets were recorded in connection with the merger.

In connection with the Genex acquisition, Technest also raised gross proceeds of $5,000,000 through a private placement of units consisting of 1,149,425 shares of Series B Convertible Preferred Stock, 1,149,425 shares of Series C Convertible Preferred Stock and warrants to purchase 1,149,425 shares of Technest’s common stock (see Note 7).

The appraisal method used in valuing in-process research and development (“IPR&D”) was Discounted Economic Income Computation Discount Rate.

The discount rate of 24 percent was developed from the Weighted Average Cost of Capital using the following assumptions:

WACC Equation

	WACC	=	SE(Kse)+ D(Kd)(1-t)

Where:	SE	=	Percentage Of Stockholder Equity	100%
	Kse	=	Return on Equity (Build-Up)	24%
	D	=	Percentage Of Capital Debt	0%
	Kd	=	Marginal Corporate Interest Rate	7%
	t	=	Marginal Corporate Tax Rate	40%
And:	WACC	=		24%

The return on stockholder equity was computed using the Build-Up Method:

Build-Up Equation

	Kse	=	Rf + Rp1 + Rp2 + Rp3

Where:	Rf	=	Risk Free Rate Of Return	4.5%
	Rp1	=	Equity Risk Premium	5.9%
	Rp2	=	Size Premium	4.0%
	Rp3	=	Additional Risk Premium	9.6%
And:	Kse	=		24.0%

Timing Of Cash Flows

Management provided a valuation firm a list of 25 projects in-house at the valuation date of which 11 were classified as IPRD. For each of the 25 projects, management provided a timeline for revenue generation for fiscal years 2006 to 2010. Management also provided company-wide financial projections for fiscal years 2006 to 2010. Using management’s projected timeline for revenue generation, appropriate expenses were allocated to the IPRD projects by the valuation firm.

Description Of Each IPRD Project

1.	Electronic Funnel/contraband detection
2.	Miniature Optical Sensor - Darpa/Navair
3.	Smart Obstacle Avoidance Sensor Systems - Navy/Special Forces
4.	Chemical Detection Trainers - Army/Marines
5.	NoseCam - Commercial
6.	NailCam - Commercial
7.	Prototypes And Product Development: Navigation
8.	Prototypes And Product Development: Intelligence and Surveillance
9.	Prototypes And Product Development: Explosive/Chemical Detection
10.	Prototypes And Product Development: Intelligent Surveillance Sensors
11.	Prototypes And Product Development: Explosive/Chemical Detection

Because the nature of many of these IPR&D projects are classified by the Department of Defense, the Company reports on these projects collectively as a mass asset.

Acquisition of EOIR and Restatement

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., Technest’s majority stockholder, Technest purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Markland’s ownership of Technest increased, at the time of the transaction, from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all convertible securities and the exercise of all warrants to purchase Technest common stock). Accordingly, this reorganization did not result in a change of control of EOIR and Technest did not need stockholder consent in order to complete this reorganization.  Since this is a transaction between entities under common control, in accordance with SFAS No. 141, “Business Combinations”, Appendix D, the Company recorded the net assets of EOIR at their carrying value on the date Technest came into Markland’s control group, February 14, 2005 and the Company has restated its financial statements to include EOIR from this date. Markland acquired EOIR on June 29, 2004.  EOIR generated approximately 97% of Markland’s revenue for its latest fiscal year ended June 30, 2005. In conjunction with Markland’s acquisition of EOIR, Markland granted certain stock-based compensation to the employees of EOIR (see Note 7). As of February 14, 2005, there was unearned compensation related to these Markland issuances of $2,175,542.

The impact of the restatement to include EOIR from February 14, 2005 on the financial statements for the six months ended June 30, 2005 is as follows:

	As originally stated	Impact of restatement
Net loss	$(2,728,639)	$(1,082,998)

Net loss applicable to common stockholders	$(4,903,487)	$(1,082,998)

Net loss applicable to common stockholders per common share	$(3.02)	$2.46

The net loss applicable to common stockholders per common share decreased from ($3.02) to ($0.56) as a result of the acquisition of EOIR and the resulting restatement described above. Although the net loss applicable to common stockholders increased from ($4,903,487) to ($5,986,485), the additional 12,000,000 shares of common stock issued increased the weighted average number of common shares outstanding from 1,624,918 to 10,691,584. The impact of the increased weighted average common shares outstanding more than offset the additional net loss resulting in a net decrease in net loss applicable to common stockholders per common share.

Pro Forma Information

Unaudited pro forma financial information for the six months ended June 30, 2005 and the year ended December 31, 2004, had the acquisitions of Genex and EOIR been completed as of January 1, 2004, is as follows:

	Six months ended June 30, 2005	Year ended December 31, 2004
Revenues	$33,779,982	$66,973,861

Loss from operations	$(2,273,800)	$(2,722,789)

Deemed dividends on beneficial conversion
to preferred stockholders	$--	$(2,174,848)

Net loss applicable to common stockholders	$(2,273,800)	$(4,897,637)

Net loss applicable to common stockholders per common share	$(0.16)	$(0.35)

Push-Down Accounting

Based on the substantial change in ownership and control of Technest, as well as the fact that the investors in the Technest financing (see Note 7) represent a collaborative group brought together to promote the acquisition of Genex, the push-down basis of accounting has been applied to the acquisition of Technest by Markland. In accordance with the push-down basis of accounting, Technest recorded Genex’s net assets at their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed above and Technest’s accumulated deficit was reset to zero as of the acquisition date. The purchase price was allocated to the estimated fair value of Genex’s assets and liabilities by management in consideration of a number of factors including an independent purchase price allocation analysis.

The excess of the purchase price of Genex over the fair value of net tangible assets acquired is $8,702,148. Of this amount, $4,876,038 was allocated to goodwill, $2,095,000 to in-process research and development and $1,570,000 to amortizable intangible assets (see Note 4) comprised of contracts, customer relationships and commercialized patents.

Included in the statement of loss for the six months ended June 30, 2005 is selling, general and administrative expenses of approximately $2,250 related to the period from January 1, 2005 to February 14, 2005 prior to the application of push-down accounting.

4. DEFINITE-LIVED INTANGIBLE ASSETS

Definite-lived intangible assets consist of the following at June 30, 2005:

	Amount	Useful life (years)
Patents - Genex - commercialized technology	$440,000	5
Patents - Genex - other	161,111	15
Customer relationships and contracts - Genex	1,130,000	5
Customer relationships and contracts - EOIR- Sensor Technologies	11,755,000	9
Customer relationships and contracts - EOIR - Chemical Detection	1,551,943	10
Accumulated amortization	(1,738,178)
Net definite-lived intangible asset	$13,299,876

Patents are amortized over their estimated useful life but not to exceed the legal life of the patent. Customer relationships and contracts are amortized over the contractual term of the existing contracts plus anticipated contract renewals in accordance with EITF 02-17. In determining the estimate useful life of the customer relationships and contracts, the Company considered a number of factors including, its history of with these customers which dates back to 1993, the remaining term of existing contracts, the status of outstanding bids submitted for additional contracts or contract extensions, the stage of development of the major tasks covered by existing contracts, the likelihood of receiving additional contracts or contract extensions and the term over which the Company could reasonably predict future revenues from existing customers.

Amortization expense was $611,471, $0 and $0 for the six months ended June 30, 2005 and years ended December 31, 2004 and 2003, respectively. Future amortization expense related to the definite-lived intangible asset over the next five years is $1,786,046 per year.

5. LONG TERM DEBT

Notes Payable

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with Markland’s acquisition of EOIR’s common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair market value of these notes was $9,532,044 as determined by management based on a number of factors including an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note. In the six month ended June 30, 2005, the Company amortized $110,097 to non-cash interest expense. The face value of the notes and the unamortized discount at June 30, 2005 was $8,213,385 and $1,174,365, respectively. Interest expense related to these notes was approximately $324,000, $0 and $0, in the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, respectively.

During 2003, the Company issued an 8% convertible demand note in the principal amount of $57,158. In April 2004, the Company issued an 8% demand note in the principal amount of $10,000. On February 8, 2005, these notes and accrued interest of $7,690 were satisfied by the issuance of Series A Convertible Preferred Stock (see Note 7). Interest expense related to these notes for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, was $0, $7,690, and $21,652, respectively.

Other Long-Term Bank Debt

The Company's other long-term bank debt consists of the following as of June 30, 2005:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest at LIBOR plus 2.75% (6.27% at June 30, 2005)	$39,438
First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest at LIBOR plus 2.75%, (6.27% at June 30, 2005)	56,027
First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest at 5.05%	22,128
A American Honda Finance, secured by vehicle, dated March 24, 2003 with monthly payments of $406 including interest at 4.70%	12,844

$130,437

Interest expense related the other long-term debt in the six months ended June 30, 2005 was approximately $9,000.

Future debt maturities for all notes payable and long-term debt are as follows for the years ending:

June 30,
2006	$709,943
2007	2,204,600
2008	2,203,644
2009	2,200,000
2010	2,200,000
Total	9,518,187
Less: debt discount	(1,174,365)
$8,343,822

6. LINE OF CREDIT

A $500,000 line of credit was established with Virginia Community Bank in October 1999 that was extended and increased to $600,000. It was secured by current accounts receivable and required interest at the prime lending rate. The line was repaid in full and closed in September 2004. Interest expense on the Line of Credit for the six months ended June 30, 2005 was approximately $3,000.

7. STOCKHOLDERS' EQUITY (DEFICIT)

Series A Convertible Preferred Stock

On February 8, 2005, the Company's Board of Directors designated 150 shares of preferred stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is non-interest bearing, is not entitled to receive dividends and is not redeemable. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of Series A Preferred Stock have no voting rights except that they will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series A Preferred Stock, the issuance of any equity security ranking senior to the Series A Preferred Stock and the redemption of or the payment of a dividend in respect of any junior security. At any time, holders of Series A Preferred Stock may elect to convert their Series A Preferred Stock into common stock. Each share of Series A Preferred Stock is currently convertible into 1,000,000 shares of common stock provided that, following such conversion, the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of common stock. The Series A Preferred Stock ranks pari passu with the Company's Series B and C Preferred Stock.

On February 8, 2005, the Company entered into an Exchange Agreement and a Securities Purchase Agreement with Garth LLC pursuant to which we agreed to issue 99.325 shares of our Series A Preferred Stock in exchange for $25,000 in cash and the surrender of certain of our 8% Promissory Notes held by Garth LLC (the "Notes"). Immediately prior to their surrender, the Notes had an aggregate outstanding principal balance plus accrued interest of $74,848. The Company received net cash proceeds of $25,000 from this private placement.

On February 8, 2005, the Company entered into a Securities Purchase Agreement with Verdi Consulting, Inc. pursuant to which we sold twenty five (25) shares of our Series A Preferred Stock for the aggregate consideration of $25,000.

The proceeds from the issuance of the Series A Preferred Stock were used to reduce accounts payable.

Verdi Consulting has certain piggy-back registration rights with respect to the common stock issuable upon conversion of the Series A Preferred Stock. These piggy-back registration rights expire when the shares of Common Stock issued pursuant to conversion of the Series A Shares can be sold without volume restrictions pursuant to Rule 144(k) of the Act.

At June 30, 2005 there were 124.325 shares of Series A Preferred Stock issued and outstanding.

Series B and C Convertible Preferred Stock

On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest (see Note 3), an investor group consisting of Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP (collectively, the "Investors") paid $5,000,000 in cash to Technest for 1,149,425 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), 1,149,425 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock), and five-year warrants to purchase up to 1,149,425 shares of Technest’s common stock at an exercise price of $6.48 per share (“the Investor Financing”) after adjusting for a 211.18 for one reverse stock split on July 19, 2005.

These securities were sold in units for a price of $4.35 per unit. Each unit consists of one share of Series B Preferred Stock; one share of Series C Preferred Stock and a warrant to purchase up to one share of Technest's common stock. Gross proceeds received from the sale of the units was $5,000,000. From these proceeds, the Company paid a finder’s fee of $1,200,000 and legal fees related to the financing of $287,578.

The Series B Preferred Stock will be convertible into Markland common stock upon the earlier to occur of February 14, 2006 or the trading day immediately following the first period of five trading days during which Markland common stock has a closing bid price of $2.50 or higher on each day, if any. The number of shares to be issuable upon conversion of each share of Series B preferred stock will be equal to approximately 4.35 divided by the lower of $0.60 and the average closing bid price for the 20 trading days preceding such conversion. Shares of the Series B Preferred Stock have a liquidation preference of $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series B Preferred Stock, do not accrue dividends and are not redeemable. The Series B Preferred Stock shall rank pari passu with the Company's Series A and C Preferred Stock.

The Series C Preferred Stock is convertible into Technest common stock at any time at the option of the stockholder. The number of shares of Technest common stock into which each share of Series C Preferred Stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $2.175. Shares of the Series C Preferred Stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C Preferred Stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, and are not redeemable. The Series C Preferred Stock shall rank pari passu with the Company's Series A and B Preferred Stock.

Technest and the Investors entered into a Registration Rights Agreement dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock which may become issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement and the registration rights agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter.

Technest has agreed to issue additional shares of its common stock to the Investors if the units do not have a market value of $6.525 at the end of one year. If the units do not have a market value of $6.525 on February 14, 2006, Technest will be obligated to issue in exchange for each unit a number of shares of common stock determined by dividing (i) the amount by which $6.525 exceeds the sum of the average closing bid prices of Markland’s and Technest’s common stock for the period beginning 10 trading days prior to the reset date and ending 10 trading days after the reset date by (ii) the average closing bid price of our common stock during that period. Effective October 25, 2005, there no longer any units outstanding and the Company was not obligated to issue any additional common stock.

On June 20, 2005, Markland entered into definitive exchange agreements with DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd., Verdi Consulting, Inc. ("Verdi"), and ipPartners, Inc., pursuant to which Markland exchanged 632,182 shares of Technest Series B Preferred Stock for 2,750 shares of Markland Series D Preferred Stock.  Subsequently, the Technest Series B Preferred shares held by Markland were cancelled.

On June 30, 2005, the Company had 517,243 shares of Series B Preferred Stock and 1,149,425 shares of Series C Preferred Stock issued and outstanding.

Beneficial Conversion Features

Based on the effective conversion price of the Series A Preferred Stock, the Company determined that there was a beneficial conversion feature of approximately $8,500,000. The beneficial conversion feature was limited to $124,848, the proceeds received from the Series A Preferred Stock. This beneficial conversion feature has been reflected as a deemed dividend to the Series A Preferred stockholders in the statement of loss for the six months ended June 30, 2005.

The Company allocated the proceeds received in the Investor Financing, on a relative fair value basis, to the Series B Preferred Stock, the Series C Preferred stock and the warrants. For purposes of this allocation, the Company estimated the fair value of the Series B and C Preferred Stock based on the fair value of the common stock into which these shares could convert. The Company estimated the fair value of the warrants using the Black-Scholes pricing model. Using the effective conversion price of the Series C Preferred Stock, the Company determined that there was a beneficial conversion feature of $10,177,295. The beneficial conversion feature was limited to $2,050,000, the allocated proceeds received from the Series C Preferred Stock. This beneficial conversion feature has been reflected as a deemed dividend to the Series C Preferred stockholders in the statement of loss for the six months ended June 30, 2005. As additional paid in capital includes amounts from both common and preferred stock, there is no net impact to stockholders’ equity as a result of the deemed dividend. Since the Series B Preferred Stock converts into common stock of Markland, there was considered to be no beneficial conversion feature or deemed dividend with respect to the common stockholders of Technest.

Common Stock Issuances

On July 28, 2004, the Company issued 5,919 restricted shares to Mark Allen, a director and principal officer of the company and 5,919 restricted shares to Michael Sheppard, a consultant and former director of the Company for services rendered. The Company valued these services at fair value, based on the quoted market price of the stock issued on the date of issuance which was determined to be more reliably measurable than the fair value of the services, and recorded consulting expense of $50,000 related to these services.

On August 9, 2004 the Company issued 4,735 restricted shares each to Verdi Consulting and Gary Wolff, two consultants for the Company, in lieu of cash compensation for services rendered. The Company valued these services at fair value, based on the quoted market price of the stock issued on the date of issuance which was determined to be more reliably measurable than the fair value of the services, and recorded consulting expense of $40,000 related to these services.

On February 14, 2005, Technest issued to Markland 1,954,023 shares of its common stock in exchange for 10,168,764 shares of Markland common stock in accordance with the terms of a Securities Purchase Agreement between Markland and Technest (see Note 3). On this date, Technest became a majority owned subsidiary of Markland. Markland also agreed to issue additional shares of its common stock with a value of $5,000,000 to Technest upon conversion of Technest's Series B Preferred Stock.

In conjunction with this Securities Purchase Agreement, Technest and Markland entered into a Registration Rights Agreement, dated February 14, 2005. Technest has agreed to use its best efforts to file a registration statement on Form SB-2 as soon as possible after it receives a request for registration from Markland (or the holder of a majority of the registrable securities if Markland transfers some or all of its shares) and to cause the registration statement to be declared effective. Pursuant to this agreement, Technest also agreed to keep the registration statement effective until the earlier of (a) thirty-six (36) months following the date of the agreement or (b) such time that the securities cease to be registrable securities due to the elimination of their transfer restrictions.

Markland, a homeland defense, armed services and intelligence contractor, is a public company with a class of equity securities registered pursuant to Section 12(g) of the Exchange Act.

On June 22, 2005, the Company issued 104,455 shares each to ipPartners and Verdi Consulting in a net-share exercise of warrants issued in conjunction with the Company Series B and C Convertible Preferred Stock to purchase 267,366 shares of the Company’s common stock. The net-share settlement feature was permitted as the Company failed to effect a registration statement by the prescribed date there under.

The Company has established the following reserves for the future issuance of common stock as follows:

Reserve for the exercise of options and warrants	885,875
Reserve for conversion of Series A Convertible Preferred Stock	588,716
Reserve for conversion of Series C Convertible Preferred Stock	1,149,425
Total reserves	2,624,016

Markland Stock Options

On June 29, 2004, Markland issued options to purchase its common stock to eleven former minority owners of EOIR who continued employment with EOIR. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of Markland common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of Markland shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of Markland’s stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of Markland’s stock on the vesting date. The intrinsic value of these options based on the fair value of Markland’s stock on June 30, 2005 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid in capital. Due to the variable nature of the exercise price and number of Markland shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of June 30, 2005, the maximum number of Markland shares issuable under these options is 7,866,383.

During the three months ended December 31, 2004, 3,009,574 options were cancelled due to the departure of four employees. In conjunction with the departure of two of these employees, Markland modified the options so that the employees were immediately vested in 40% of the options held. Without modification, these options would have been cancelled upon termination. As a result of this modification, EOIR remeasured the intrinsic value on the remeasurement date and determined that there was no incremental value. Therefore, the Company fully amortized the remaining unearned portion of the vested options upon modification. The cancellation of the remaining unvested options resulted in a reduction in unearned compensation and additional paid-in capital of $1,136,099.

In conjunction with an employment agreement with Dr. Mackin, Markland accelerated the vesting of Dr. Mackin’s options to purchase 1,250,286 shares of the Markland’s common stock at a price of $.3775 per share. As a result of this modification, the Company remeasured the intrinsic value of the modified options and determined that there was no additional intrinsic value. The Company fully amortized the unearned compensation related to these options.

In accordance with AICPA Accounting Interpretation 1, Stock Plans Established by a Principal Stockholder, of APB Opinion No. 25 and FASB Interpretation (FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation, paragraph 14, the Company has recognized the same amount of compensation expense for these awards as has been recognized by Markland in those consolidated financial statements. For the six months ended June 30, 2005 and years ended December 31, 2004 and 2003, the Company recorded in selling, general and administrative expense, $1,044,512, $0 and $0, respectively, in stock-based compensation relating to these options. As of June 30, 2005, unearned compensation related to these options was $1,541,490.

Markland Common Stock Issuances

In the year ended June 30, 2005, Markland issued 2,754,597 shares of its common stock to employees of EOIR. As a result, the Company has recorded additional paid-in capital and stock compensation, included in selling, general and administrative expenses, of $272,926, equal to the fair value of the Markland common stock on the date of grant.

Reverse stock split

On June 2, 2005, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1-for-211.18 reverse split (the "Reverse Split"). The Reverse Split became effective at the close of business on July 19, 2005. All share and per share information has been retroactively restated to reflect the Reverse Split. The total authorized shares of common stock of 495,000,000 did not change as a result of the Reverse Split.

8. OPTIONS AND WARRANTS

In June 2001, the Company established the 2001 Stock Option Plan ("Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-Statutory Stock Options"). The total number of shares of common stock for issuance under the 2001 Plan shall not exceed 10,000,000. Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or nonemployee directors of, or nonemployee consultants to, the Company.

The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all Non-Statutory Stock Options granted under the Plan must be at least equal to 80% of the fair market value of such shares on the date of the grant.

No options were granted pursuant to the Plan during the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003.

Summary information with respect to stock options and warrants granted is as follows:

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2003	4,352	$644.10
Expired	(456)	(232.18)
Balance, December 31, 2004	3,896	$504.72
Issued	1,149,425	6.50
Expired	(80)	(4,434.78)
Exercised	(267,366)	(6.33)

Balance, June 30, 2005	885,875	$8.12

The following table summarizes the Company's stock options and warrants outstanding at June 30, 2005:

Options and warrants outstanding and exercisable

Exercise price	Number	Expiration Date
$ 2,033.66	678	07/23/2005
$ 73.91	3,138	12/31/2005
$ 6.50	882,059	02/14/2010
	885,875
Weighted average remaining life		4.7 years

As of June 30, 2005 all options and warrants are exercisable.

In connection with the Investor Financing on February 14, 2005 (see Note 7), the Company issued five year warrants to purchase 1,149,425 shares of Technest common stock at an exercise price of $6.50 per share. In accordance with the stock purchase warrant agreement, in the event a registration statement covering these shares is not declared effective within four months of the warrant issuance date, the warrant holders may exercise the warrants on a net share settlement basis. The Company did not have an effective registration statement covering these shares as of June 30, 2005. The relative fair value of these warrants of $2,070,000 was estimated using the Black-Scholes model and the following assumptions:

Fair value of stock	$10.56
Exercise price	$ 6.50
Expected dividend yield	0%
Expected lives of warrants (in years)	5.0
Volatility	252%
Risk-free interest rate	3.53%

In connection with the acquisition of Genex (see Note 3), Markland agreed to replace options to purchase 312,000 shares of Genex common stock with fully vested options for the purchase of the same number of shares of Markland common stock with an exercise price equal to the fair value of Markland’s common stock on the grant date. The fair value of these options was considered to be immaterial for purposes of determining the total consideration paid for Genex.

9. NET (LOSS) INCOME PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") in the future, and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the six months ended June 30, 2005, consist of the following:

Shares Potentially
Issuable
Series A Convertible Preferred Stock	588,716
Series C Convertible Preferred Stock	1,149,425
Stock options	3,816
Warrants	882,059
Total as of June 30, 2005	2,624,016

10. COMMITMENTS AND CONTINGENCIES

Facility Rental

Technest has a three-year lease for executive offices of approximately 2,000 square feet in Boston, Massachusetts, which expires December 1, 2009. The monthly rental amount for this facility is approximately $4,500.

Genex Technologies, Inc., a wholly-owned subsidiary of Technest, currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a five-year lease which expires March 31, 2011. Monthly lease amounts for this facility total approximately $14,263. Genex moved into this space on April 1, 2006. Genex had leased offices with approximately 6,831 square feet in Kensington, Maryland, pursuant to a five-year lease which expired on January 31, 2006, which we had been extending on a monthly basis. Monthly lease amounts for this facility totaled approximately $10,100. Genex has entered into a five-year lease for approximately 6,800 square feet in Bethesda, Maryland with a monthly lease amount of approximately $14,250. Genex occupied this space on April 1, 2006.

EOIR holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. EOIR leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. EOIR also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. EOIR also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $36,600.

Rent expense for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, was $220,381, $3,000 and $0, respectively.

The future minimum rental payments required under operating leases that have noncancellable or original lease terms in excess of one year as of June 30, 2005 as are follows:

June 30,
2006	$483,871
2007	460,517
2008	453,733
2009	254,130
2010	165,328
Thereafter	55,321
Total	$1,872,900

Government Contracts - Genex

The Company's billings and revenue on time and material contracts are based on provisional fringe, general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002, the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. Their examination disclosed eight significant deficiencies in Genex’s accounting system that resulted in misclassified costs. They were as follows:

1.	Contractor does not follow policies and procedures concerning accounting for unallowable costs.

2.	Contractor does not follow policies and procedures concerning accounting for material costs.

3.	Contractor lacks adequate written policies and procedures concerning capitalization of assets.

4.	Contractor does not have adequate policies and procedures to ensure proper segregation of duties in handling its labor costs.

5.	Contractor’s procedure for calculating the proposed hourly labor rate of its employees results in overstated labor costs.

6.	Contractor fails to maintain policies and procedures for classifying the labor categories of its employees.

7.	Employees fail to follow the contractor’s policies and procedures in regards to maintaining timesheets on a current basis.

8.	Contractor’s policy of billing labor costs results in billing the Government for employees that are not employees of Genex.

Since the acquisition of Genex, the management of Technest has terminated the Genex employees responsible for this function and rapidly installed appropriate internal controls and oversight over Genex’s accounting system to ensure that they comply with applicable laws and regulations and are adequate and operating effectively. The DCAA has since re-audited the Genex financial systems and has communicated to Genex that the revised procedures are satisfactory. Genex will be allowed to complete certain previous contacts awarded by the Department of Defense but may be required to refund amounts overbilled to its customers.

The Company has accrued $68,017 for overpayments for 2002 and has extended the analysis of misclassified and unallowed costs to June 30, 2005. The Company has determined that $102,228 is the total amount repayable to the government (inclusive of $68,017 accrued for 2002 overpayments). This amount is included in accrued expenses at June 30, 2005.

The Company's billings related to certain U.S. Government contracts are based on provisional general and administrative and overhead rates which are subject to audit by the contracting government agency.

Lien on Assets

The holders of the outstanding Sellers Notes of EOIR (see Note 5) have a primary lien on all the assets of EOIR. The balance outstanding on these Notes as of June 30, 2005 was $8,213,385. In addition the holders of a Convertible Note issued by Markland had a second lien on all the assets of EOIR. The balance outstanding on this Convertible Note as of June 30, 2005 was $3,659,990.

Letter of Credit

EOIR has a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with corporate credit cards.

11. INCOME TAXES

There was no provision for federal or state income taxes for the six months ended June 30, 2005 and years ended December 31, 2004 and 2003, due to the Company's operating losses and a full valuation reserve on deferred tax assets.

Since its acquisition by Markland, the Company files consolidated income tax returns with Markland and, for financial statement purposes, compute its provision or benefit for income taxes based on the income and expenses reporting in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the pre-acquisition book and tax basis of the Company’s assets and liabilities.

The Company's deferred tax assets consist primarily of the tax effects of its net operating loss carry forwards. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss carryforward.

Prior to their acquisition by Technest, Genex and EOIR had elected to have their earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. On the effective date of the acquisition, Genex and EOIR forfeited their status as a Subchapter S corporation.

At June 30, 2005, the Company had net operating loss carryforwards for federal income tax purposes of approximately $10,000,000, which will expire in various amounts through 2023.

A reconciliation of the provision for income taxes (benefit) to the federal statutory rate is as follows:

	2005	2004
Tax benefit at statutory rate	$(1,296,000)	$(39,000)
Permanent differences
Stock-based compensation	358,000	--
In-process research and development	718,000	--
Amortization of definite-lived intangibles	210,000	--
Other	10,000	39,000
	$--	$--

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at June 30, 2005 and December 31, 2004 are as follows:

	2005	2004
Net operating loss carryforward	$3,500,000	3,500,000
Valuation allowance	(3,500,000)	(3,500,000)
Net deferred tax assets	$-	$-

For financial reporting purposes, the Company has recorded a valuation allowance against deferred tax assets as management has determined that it is not more likely than not that the deferred tax assets for which the allowance has been established will materialize. In the six months ended June 30, 2005, there was no change in the valuation allowance.

12. RELATED PARTY TRANSACTIONS

With the exception of Deer Creek Fund LP, ipPartners Inc., and Southshore Capital Fund Limited, all of the Investors in the Investor Financing on February 14, 2005 are either shareholders, officers and/or Directors of Markland. ipPartners, Inc. is a corporation majority owned and controlled by Mr. Tarini, Markland's Chief Executive Officer and Chairman. The Investor Financing was negotiated on behalf of Markland by senior management of Markland, including Mr. Tarini. The Markland Investment was approved by a unanimous vote of the Board of Directors of Markland.

During the six months ended June 30, 2005, the Company accrued, and included in selling, general and administrative expense, a management fee of $562,500 due to Markland for administrative support services, engineering services and services rendered by executive officers of Markland who also function as executive officers of the Company.

At June 30, 2005, the Company also had amounts due to Markland for the management fee of $1,500,000 and cash advances for payment of shared expenses in the amount of $505,888. The net amount due to Markland is $2,005,888 at June 30, 2005.

At June 30, 2005, the Company had a net amount of $2,556 due from Science and Technology Research Corporation, Inc. (“STR”), a subsidiary of Markland.

13.  EMPLOYEE BENEFIT PLANS

Genex maintains a Simplified Employee Pension (the SEP Plan) for all employees who have attained the age of 21 and have completed three years of service. Participants may make voluntary contributions up to the maximum amount allowed by law, but not to exceed 15% of each participant’s eligible compensation. The combined totals of participant and Genex contributions may not exceed $30,000 by law. Genex contributions vest immediately to the participants.

Genex also maintains a defined contribution 401(k) profit sharing plan (the 401(k) Plan) for all employees except those who are non-resident aliens or are covered by a collective bargaining agreement.  Participants may make voluntary contributions up to the maximum amount allowable by law but not to exceed 20% of the participant's eligible compensation.  Genex contributions to the 401(k) Plan are at the discretion of management and vest to the participants ratably over a five-year period, beginning with the second year of participation.

EOIR has adopted a 401(k) plan for the benefit of certain employees. Essentially all EOIR employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match. The Company contributed 6%, excluding bonuses on an annual basis, to those who have been employed by EOIR for more than one year and remain employed on the last day of the fiscal year.

Genex made no contributions to either plan in the six months ended June 30, 2005 or in the year ended December 31, 2004. EOIR contributions and other costs of these plans in the six months ended June 30, 2005 were $257,876

14. LITIGATION

H&H Acquisition Corp.

On July 23, 1998, H & H Acquisition Corp., individually and purportedly on behalf of Technest Holdings, commenced an action in federal court in the Southern District of New York against Technest, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of the Company and unspecified damages. Management believes that the claims against the Company and certain officers are without merit and is vigorously defending the action. The Company cannot make any assurances about the litigation's outcome. However, the Company could be adversely affected if the plaintiff prevails.

In September 2002 the Company was served with a Summary Judgment Motion regarding H & H Acquisition Corp. and the Company answered the motion in November 2002. On January 3, 2005, the court denied the motion for summary judgment. On November 23, 2005, Technest was notified that the trial of this matter, which was scheduled to begin on January 4, 2006, was postponed by the trial judge. As of May 23, 2006, Technest has not been notified of a new trial date.

Bowne of Dallas

On November 22, 2002, a default Judgment in the sum of $30,106 including interest and related costs was entered against the Company regarding Bowne of Dallas. This amount is included in accounts payable as of June 30, 2005.

Joseph R. Moulton

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against Markland, EOIR, and our former Chief Executive Officer and former Director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by Markland, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and EOIR breached their obligations under the stock purchase agreement, dated June 30, 2004, pursuant to which Markland acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of EOIR until these promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that Markland and EOIR's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts due thereunder. As Mr. Moulton is suing in his personal capacity rather than as a representative of the former EOIR shareholders, he is asking the court to accelerate the payment of the outstanding principal amount of his note, which as of May 23, 2006, was $5,300,000. Markland is a guarantor of these notes.

Markland and EOIR believe that the allegations in this lawsuit are entirely without merit. Markland and EOIR have filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. Markland and EOIR have also filed a counterclaim against Mr. Moulton seeking damages resulting from alleged misconduct and misrepresentations on the part of Mr. Moulton related to EOIR’s relationship with certain banks.

On April 4, 2005 a hearing was held in the Spotsylvania County Circuit Court on Markland and EOIR's demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, the claim by Mr. Moulton that his employment was terminated in violation of public policy was dismissed by the court, and the Court dismissed those aspects of Mr. Moulton's complaint suggesting that he was pursuing his claims on behalf of other unnamed sellers of EOIR shares. Mr. Moulton was not given leave to amend or refile these claims.

On December 16, 2005, the start of the trial of this matter was continued from January 17, 2006 to September 5, 2006. In addition on that day, Mr. Moulton was permitted by the Court to amend his complaint to add an additional cause of action.

On February 3, 2006, a hearing was held in the Spotsylvania County Circuit Court on Markland and EOIR’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, Mr. Moulton’s cause of action alleging breach of an employment contract by EOIR was dismissed with prejudice by the Court. On April 10, 2006, a Second Amended Bill of Complaint seeking to join Technest as a defendant has been filed with the Court but no date has been requested for a hearing to determine if such an amendment would be allowed.

Greg & Mary Williams

Markland and EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that the Williams’ filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as defendants, seeking damages in the amount of $3,000,000 regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williams’ in connection with the acquisition of EOIR by Markland and severance payments called for pursuant to severance agreements by and among the Williams’, EOIR and Markland. On August 3, 2005, EOIR and Markland filed an answer and a demurrer denying all liability. On November 4, 2005, the Court heard the demurrer filed by EOIR Technologies, Inc. and Markland Technologies, Inc. and denied it. On April 6, 2006, a hearing was held in the Circuit Court for the City of Fredericksburg, Virginia on the William’s motion for summary judgment on certain claims brought by Mr. and Mrs. Williams relating to their severance payment. On May 4, 2006, the court granted the Williams’ motion for summary judgment with regard to liability on Count I of the Williams’ claim regarding severance payment and Count III of their claim regarding Markland’s failure to register shares of Markland’s common stock underlying their options. We intend to file a motion asking the court to reconsider its decision. The case is currently set for trial on November 14, 15 and 16, 2006, at which time the damages, if any, for Counts I and III will be determined as well as liability and damages, if applicable, for Count II. We believe we may be entitled to mitigation of damages and setoffs as a result of the plaintiffs receiving other income from full-time employment during the period in question, which could substantially mitigate our maximum exposure of approximately $250,000 should we be unsuccessful in our motion for reconsideration. We have, and continue to assert that Count III of the Williams’ complaint does not allege wrongdoing by EOIR and thus, we believe that we have no liability on that claim.

14. GAIN ON SALE OF SUBSIDIARY

On March 25, 2003, the Company sold all the outstanding shares held by it in Technest, Inc. (subsidiary) to Aberdeen Avenue LLC for $1.00. As a result of the sale the Company reversed $2,234,423 of the subsidiary's liabilities, which was recorded as a gain on sale of subsidiary.

15. TRANSITION PERIOD

On June 30, 2005, the Company elected to change its fiscal year-end from December 31 to June 30 resulting in a six-month transition period. As a result, the unaudited statements for the comparable period in 2004 are set forth below.

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Six Months Ended
June 30, 2004

Revenues	$-

General and administrative expenses	5,787

Loss from operations	(5,787)

Net loss	$(5,787)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES:	117,951

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Six Months Ended June 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) from operations	$(5,787)

Changes in assets and liabilities:
Accounts payable and accrued expenses	(3,867)
NET CASH USED IN OPERATING ACTIVITIES	(9,654)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE IN CASH	346

CASH - BEGINNING OF PERIOD	988

CASH - END OF PERIOD	$1,334

16. SUBSEQUENT EVENTS

Reverse Stock Split

On June 2, 2005, the Board of Directors of Technest Holdings, Inc. and the holders of a majority of our outstanding shares of common stock approved a recapitalization in the form of a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding (the “Reverse Stock Split”), with all fractional shares rounded up to the nearest whole number.  The Reverse Stock Split was effective as of the close of business on July 19, 2005.  The Reverse Stock Split will not reduce our authorized shares of common stock, which will remain at 495,000,000 shares  Based on the number of shares outstanding as of July 19, 2005, after giving effect to the Reverse Stock Split, we will have approximately 2,302,193 shares of Technest common stock outstanding. All share and per share information has been retroactively restated to reflect the Reverse Stock Split.

Exchange of Series B Convertible Preferred Stock

On August 19, 2005, Markland entered into a definitive exchange agreement with the Deer Creek Fund LLC, pursuant to which Markland exchanged 500 shares of Markland Series D Preferred Stock for 114,943 shares of Technest Series B Convertible Preferred Stock. Subsequently, the Technest Series B Convertible Preferred shares held by Markland were cancelled.

On October 4, 2005, Markland entered into definitive exchange agreements with Southridge Partners, LP and Southshore Capital Fund, Ltd. pursuant to which they exchanged all remaining shares of Technest Series B preferred stock for 1,750 shares of Markland Series D preferred stock.

Technest recorded these conversions as contributions of capital from Markland with no net impact on equity.

Amendments to Registration Rights Agreement

On October 3, 2005 Technest entered into an agreement (the "Amendment"), with an effective date of September 30, 2005 with Verdi Consulting, Inc. ("Verdi"), ipPartners, Inc. ("ipPartners"), Southridge Partners LP ("Southridge"), and Southshore Capital Fund, Ltd. ("Southshore" and collectively with Verdi, ipPartners and Southridge, the "Holders") to amend the Registration Rights Agreement dated February 14, 2005, by and among the Company and certain holders of the Company’s Series C Preferred Stock (the "Registration Rights Agreement").  The Registration Rights Agreement required Technest to use its best efforts to file a registration statement covering the resale of shares of Technest common stock issuable upon conversion of the outstanding Technest Series C convertible preferred stock by April 30, 2005, and to cause such registration statement to be declared effective no later than June 29, 2005.

The Amendment provides that liquidated damages pursuant to the Registration Rights Agreement shall accrue at a rate of 4% of the initial subscription amount for any month, or pro-rata portion thereof, during which a condition giving rise to liquidated damages shall continue, and that such damages shall be paid in the Company’s common stock.  Prior to the Amendment, the Registration Rights Agreement provided that liquidated damages accrued at 2% per month and were payable, at the Company’s discretion, in either cash, or, in the event that there was an effective registration statement covering such shares, shares of the Company’s common stock.

On February 27, 2006, Technest entered into an agreement (the “Amendment No. 2”), with Verdi, ipPartners and Southridge (collectively, the “Holders”) to amend the Registration Rights Agreement dated February 14, 2005, by and among the Company and certain holders of the Company’s Series C Preferred Stock. The purpose of Amendment No. 2 was to amend the Registration Rights Agreement to more accurately reflect the original intent of the purchasers to ensure an orderly flow of the Registrable Securities (as such term is defined in the Registration Rights Agreement) into the public markets.

Issuance of Shares

Since June 30, 2005 through May 23, 2006, Technest has issued (i) a total of 362,529 shares of common stock in satisfaction of liquidated damages arising under our Registration Rights Agreement dated February 14, 2005, as amended, (ii) 282,669 shares of common stock upon conversion of 59.694 shares of Series A convertible preferred stock, (iii) 517,240 shares of common stock upon conversion of 517,240 shares of Series C convertible preferred stock, and (iv) 354,921 shares of common stock upon the net exercise of warrants.

Election of Gino Pereira to Board of Directors

On January 6, 2006, Technest expanded its Board of Directors to five directors and appointed its Chief Financial Officer, Gino M. Pereira, to the Board of Directors. Mr. Pereira currently serves as a Director and the Chief Financial Officer of Markland. Mr. Pereira has served as our Chief Financial Officer since February 14, 2005. Mr. Pereira has served as Markland's Chief Financial Officer since December 7, 2004.

Stock Award Plan

On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries. The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success.

Technest has broad discretion in making grants under the Plan and may make grants subject to such terms and conditions as determined by the board of directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award. Pursuant to the Stockholder Agreement with Markland, (i) awards relating to no more than 500,000 shares may be granted in calendar year 2006 (the “2006 Awards”), (ii) the 2006 Awards shall vest no earlier than twelve (12) months following the date of grant of such awards, and (iii) awards granted on or after January 1, 2007 shall vest no more frequently than in four equal quarterly installments.

Resignation of Robert Tarini as Chief Executive Officer and Director

On March 13, 2006, Robert Tarini resigned his positions of Chief Executive Officer and director of Technest.  In connection with Mr. Tarini’s resignation, on March 13, 2006, Technest entered into a release and indemnification agreement with Mr. Tarini.  Pursuant to this agreement, each party agreed to release any claims they may have against the other party.  In addition, Technest agreed to indemnify Mr. Tarini in the event that he is made a party to a lawsuit on account of his having served as a director or officer of Technest.  Mr. Tarini also released Technest from any claims that he may have had against Technest.

Appointment of Joseph P. Mackin as Chief Executive Officer and Chairman of the Board

On March 13, 2006, Dr. Joseph P. Mackin was appointed the Chief Executive Officer and Chairman of the board of directors of Technest Holdings, Inc.  Dr. Mackin was appointed President of Technest on April 1, 2005.  He has been a member of our board of directors since April 1, 2005.  On March 13, 2006, Dr. Mackin resigned from the board of Markland and as Markland’s President and Chief Operating Officer.  He had been a member of the board of directors of Markland since July 13, 2004 and had served as Markland's Chief Operating Officer since December 7, 2004.

Employment Agreements with Joseph P. Mackin and Gino M. Pereira

On March 13, 2006, Technest entered into employment agreements with its President and Chief Executive Officer, Dr. Joseph Mackin, and its Chief Financial Officer, Gino M. Pereira. The employment agreements provide for:

•	a term of five years beginning on March 13, 2006;

•	a base salary of $350,000 per year; in Mr. Pereira’s case, his base salary is subject to adjustment as Mr. Pereira is required to devote not less than sixty percent of his working time to Technest;

•	payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement;

•	$5,000 per month for auto expense, business office expense and other personal expenses;

•	eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services;

•	eligibility to receive a bonus if Technest achieves revenue and revenue and profit milestones set by the board of directors; and

•
eligibility to receive equity awards as determined by the board of directors or a committee of the board of directors composed in compliance with the corporate governance standards of any applicable listing exchange, with an initial award of 120,000 shares for Dr. Mackin and 72,000 shares for Mr. Pereira, which shall be issued on the first business day after Technest has filed a registration statement on Form S-8 registering the 2006 Stock Award Plan and shall vest in three equal installments on April 1, 2007, July 1, 2007 and October 1, 2007.

Both Dr. Mackin and Mr. Pereira will be eligible to receive a bonus of up to 300% of his annual base salary. If Technest meets the goals of the board of directors in annual gross profit, the executive shall be entitled to a bonus equal to fifty percent of his annual salary.  In the event that Technest exceeds the goals of the board of directors in annual gross profit, the executive shall be entitled to an additional amount equal to five percent of the gross profit in excess of the goals of the board of directors up to the maximum allowable cash bonus.

The employment agreements provide that in the event that the executive's engagement with Technest is terminated by Technest without cause (as that term is defined in Section 8(b) of the agreement), or by the executive for "Good Reason" (as that term is defined in Section 8(c) of the agreement), Technest will continue to pay the executive’s cash salary and provide health insurance through the expiration of his agreement, and in Dr. Mackin’s case, Technest will cause its wholly owned subsidiary, EOIR Technologies, Inc., to prepay the outstanding principal on the promissory note issued to Dr. Mackin in connection with the acquisition of EOIR by Markland on June 30, 2004. Currently, the outstanding principal amount on Dr. Mackin’s note is $635,417. In the event that the executive’s employment with Technest is terminated for any other reason, there will be no continuation of cash salary payments or health insurance or acceleration of debt payment.

Stockholder Agreement with Markland Technologies, Inc.

On March 13, 2006, we entered into a stockholder agreement (the “Stockholder Agreement”) with Markland in order to clarify and define terms relating to (i) the issuance of Technest’s securities, (ii) our corporate governance, (iii) the listing of Technest’s securities on The NASDAQ Capital Market, (iv) registration of shares of Technest’s common stock currently held by the Stockholder, (v) intellectual property rights and (v) the provision by the Stockholder of certain corporate services to Technest.

Pursuant to the terms of the Stockholder Agreement, Technest is required to:

•
refrain from issuing any shares of our common stock or securities convertible into our common stock without the consent of Markland for a period of twenty-six months, other than 1,000,000 shares to be issued under our 2006 Stock Award Plan and certain permissible offerings;

•	Maintain a board of directors consisting of five directors, not less than three of whom shall be “independent” directors as defined by the National Association of Securities Dealers;
•	Comply with the corporate governance requirement set forth in the National Association of Securities Dealers’ Marketplace Rules;
•	Submit an application for inclusion on The NASDAQ Capital Market and take all such actions as may be necessary to cause the application to be accepted; and
•	Make twelve monthly payments, beginning in April 2006, in the amount of $83,333 to Markland for certain services and other considerations.

We have also granted Markland certain registration rights pursuant to which we are obligated to register all or a portion of those shares of our common stock held by Markland, or any parties to whom Markland may transfer those shares, with the Securities and Exchange Commission for public resale. Such registrations are to be carried out from time to time, at our expense, upon the written request of Markland, with certain limitations.

Pursuant to the terms of the Stockholder Agreement, Markland has agreed:

•
For a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of Technest’s board of directors or to remove any of the directors currently in office;

•
To consent to Technest’s participation in up to two offerings of common stock in the next twelve months, provided that we do not offer shares of common stock in such an offering at a price of less than $5.85, and that Markland, and its assigns, be permitted to participate as a selling shareholder in any such offering in an amount in the aggregate not less than 25% of the proceeds from such offerings.

License Agreement with Markland Technologies, Inc.

On March 13, 2006, Technest entered into a license agreement with Markland (the “License Agreement”). Pursuant to the License Agreement, Technest granted Markland an exclusive, world-wide license to make, use and sell products and services based on its intellectual property, to parties other than federal, state or local government agencies involved in intelligence, military, law enforcement or homeland defense functions. The license granted by the License Agreement shall be in effect until all of its current patents or patent applications have expired or until such time as the License Agreement is terminated pursuant to its terms.

Pursuant to the terms of the License Agreement, Markland is required to pay us twenty-five percent of the net gross profits, as defined in the License Agreement, they realize on any sale of any product or service utilizing the licensed intellectual property.

Additionally, if at the end of three years from the date of execution of the License Agreement, Markland has not realized enough net gross profits to generate an aggregate $300,000 of royalties, or $150,000 in royalties on an annual basis thereafter, the license shall become non-exclusive.

As a condition of the License Agreement, we are required to take all steps reasonably necessary to maintain its current patents and prosecute its current patent applications.

The License Agreement provides that Markland may cancel the agreement at any time upon 180 days notice. Technest may cancel the License Agreement if Markland fails to make a required royalty payment and does not cure such failure within thirty days of receiving notice of the failure or Markland violates the licensing terms of the License Agreement.

Election of Three New Board Members

On March 15, 2006, Major General David Gust (Ret), Mr. Robert Doto, and Ms. Darlene Deptula-Hicks, all of whom satisfy the “independence” requirements of the National Association of Securities Dealers, were appointed to Technest’s board of directors to fill the vacancies then on the board.  The resulting board consists of a majority of independent directors.  On the same date, the board established an audit committee chaired by Ms. Deptula-Hicks, a compensation committee chaired by David Gust, and nominating and corporate governance committee chaired by Ms. Deptula-Hicks, all comprised solely of these three independent directors.

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2006
(Unaudited)

ASSETS

Current Assets
Cash and cash equivalents	$1,911,575
Accounts receivable	7,608,188
Work-in-process	27,330
Restricted cash	250,000
Prepaid expenses and other current assets	124,692
Total Current Assets	9,921,785

Property and Equipment - Net of accumulated depreciation of $561,418	838,541

Other Assets
Deposits	86,220
Definite-lived intangible assets - Net of accumulated amortization of $3,039,014	11,999,041
Goodwill	14,035,551
Total Other Assets	26,120,812

Total Assets	$36,881,138

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$8,480,678
Accrued expenses and other current liabilities	2,090,470
Due to related parties, net	378,095
Current portion of long-term debt	2,244,580
Total Current Liabilities	13,193,823

Non-Current Liabilities
Long-term debt, less current portion and discount of $954,171	5,663,278

Total Liabilities	18,857,101

Commitments and Contingencies

Stockholders’ Equity
Series A Convertible Preferred Stock - $.001 par value;
150 shares authorized; 64.631 shares issued and outstanding
(preference in liquidation of $64,631 at March 31, 2006)	--
Series B Convertible Preferred Stock - $.001 par value;
-0- shares authorized, issued and outstanding	--
Series C Convertible Preferred Stock - $.001 par value;
1,149,425 shares authorized; 632,178 shares issued and outstanding
(preference in liquidation of $1,374,987 at March 31, 2006)	632
Common stock - par value $.001 per share;
495,000,000 shares authorized; 15,741,288 shares issued and outstanding	15,741
Additional paid-in capital	26,606,128
Accumulated deficit, from February 15, 2005	(8,598,464)
Total Stockholders’ Equity	18,024,037

Total Liabilities and Stockholders’ Equity	$36,881,138

See notes to condensed consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
Nine months ended March 31, 2006 and 2005 (unaudited)

	2006	2005

Revenues	$55,141,077	$7,448,800

Cost of Revenues	44,845,200	5,879,471
Gross Profit	10,295,877	1,569,329

Operating Expenses
Selling, general and administrative (including $750,000 and $187,500 to related parties in 2006 and 2005 respectively)	9,897,578	1,673,405
Research and development	138,448	2,095,000
Amortization of intangible assets	1,339,634	163,264
Total Operating Expenses	11,375,660	3,931,669

Operating Loss	(1,079,783)	(2,362,340)

Other Expenses (Income), Net
Interest expense	2,359,289	212,794
Other income	(118,811)	(11,344)
Total Other Expenses, Net	2,240,478	201,450

Net Loss	(3,320,261)	(2,563,790)

Deemed dividend on Series A preferred stock	--	124,858
Deemed dividend on Series C preferred stock	--	2,050,000
Net Loss Attributable to Common Stockholders	$(3,320,261)	$(4,738,648)

Basic and Diluted Loss Per Common Share	$(0.22)	$(0.68)

Weighted Average Number of Common Shares Outstanding	15,034,540	6,961,227

See notes to condensed consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
Three months ended March 31, 2006 and 2005 (unaudited)

	2006	2005

Revenues	$17,855,160	$7,448,800

Cost of Revenues	14,618,076	5,879,471
Gross Profit	3,237,084	1,569,329

Operating Expenses
Selling, general and administrative (including $250,000 and $187,500 to related parties in 2006 and 2005 respectively)	3,586,344	1,574,374
Research and development	--	2,095,000
Amortization of intangible assets	446,512	163,264
Total Operating Expenses	4,032,856	3,832,638

Operating Loss	(795,772)	(2,263,309)

Other Expenses (Income), Net
Interest expense	763,469	205,104
Other income	(35,633)	(11,344)
Total Other Expenses, net	727,836	193,760

Net Loss	(1,523,608)	(2,457,069)

Deemed Dividend on Series A Preferred Stock	--	124,858
Deemed Dividend on Series C Preferred Stock	--	2,050,000

Net Loss Applicable to Common Stockholders	$(1,523,608)	$(4,631,927)

Basic and Diluted Loss Per Common Share	$(0.10)	$(1.94)

Weighted Average Number of Common Shares Outstanding	15,677,163	2,384,747

See notes to condensed consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED MARCH 31, 2006
(Unaudited)

			Series A Convertible		Series B Convertible		Series C Convertible
	Common Stock		Preferred Stock		Preferred Stock		Preferred Stock

	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance - July 1, 2005, restated	14,302,193	14,302	124	-	517,243	517	1,149,425	1,149

Conversion of Series A convertible preferred stock into common stock	282,669	283	(60)	-	-	-	-	-

Conversion of Series C convertible preferred stock into common stock	517,240	517	-	-	-	-	(517,247)	(517)

Common stock issued in connection with warrant exercises	354,921	355	-	-	-	-	-	-

Common stock issued in connection with penalties for failure to effect registration rights	284,265	284	-	-	-	-	-	-

Amortization and forfeiture of stock-based compensation	-	-	-	-	-	-	-	-

Exchange of Series B Convertible Preferred Stock for Markland Series D preferred stock	-	-	-	-	(517,243)	(517)	-	-

Net loss	-	-	-	-	-	-	-	-

Balance - March 31, 2006	15,741,288	$15,741	64	$-	-	$-	632,178	$632

See notes to condensed consolidated financial statements.
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED MARCH 31, 2006
(Unaudited)

		Additional		Total
	Unearned	Paid-in	Accumulated	Stockholders'
	Compensation	Capital	Deficit	Equity
	Amount	Amount	Amount	Amount

Balance - July 1, 2005, restated	(1,541,490)	26,551,684	(5,278,203)	19,747,959

Conversion of Series A convertible preferred stock into common stock	-	(283)	-	-

Conversion of Series C convertible preferred stock into common stock	-	-	-	-

Common stock issued in connection with warrant exercises	-	(355)	-	-

Common stock issued in connection with penalties for failure to effect registration rights	-	1,499,716	-	1,500,000

Amortization and forfeiture of stock-based compensation	1,541,490	(1,445,151)	-	96,339

Exchange of Series B Convertible Preferred Stock for Markland Series D preferred stock	-	517	-	-

Net loss	-	-	(3,320,261)	(3,320,261)

Balance - March 31, 2006	$-	$26,606,128	$(8,598,464)	$18,024,037

See notes to condensed consolidated financial statements
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine months ended March 31, 2006 and 2005 (unaudited)

	2006	2005

Cash Flows From Operating Activities:

Net loss	$(3,320,261)	$(2,563,790)

Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	280,455	52,233
Amortization of intangible assets	1,339,634	163,264
Common stock issued in settlement of liquidated damages	1,500,000	--
Non-cash interest expense	220,195	36,698
Stock-based compensation	96,339	152,155
Acquired in-process research and development	--	2,095,000
Changes in operating assets and liabilities:
Accounts receivable	(11,325)	2,265,329
Inventory and work-in-process	379,331	(99,665)
Prepaid expenses and other current assets	393,023	(54,944)
Restricted cash	--	--
Deposits	(618)	--
Accounts payable	(2,228,969)	262,725
Accrued expenses and other current liabilities	425,380	277,177
Due to related parties	(1,861,838)	(208,899)
Net Cash (Used In) Provided by Operating Activities	(2,788,654)	2,377,283

Cash Flows From Investing Activities:
Proceeds from the sale of property and equipment	29,956	--
Purchase of property and equipment	(286,178)	--
Cash acquired in acquisition of E-OIR Technologies, Inc.	--	1,916,079
Cash used for acquisition of Genex Technologies, Inc., net of cash acquired	--	(2,515,516)
Net Cash Used In Investing Activities	(256,222)	(599,437)

Cash Flows From Financing Activities:
Repayment of long-term debt	(656,157)	(41,961)
Proceeds from sale of Series A convertible preferred stock	--	50,000
Proceeds from sale of Series B and C convertible preferred stock, net	--	3,512,273
Net Cash Provided By (Used In) Financing Activities	(656,157)	3,520,312

Net Increase (Decrease) In Cash	(3701,033)	5,298,158

Cash and Cash Equivalents - Beginning of Period	5,612,608	1,334

Cash and Cash Equivalents - End of Period	$1,911,575	$5,299,492

Supplemental Disclosures Of Cash Flow Information:
Cash paid during the periods for:
Interest	$370,702	$1,371
Taxes	$-	$500

Non-cash investing and financing activities:
Conversion of notes payable and accrued interest into Series A preferred stock	$--	$74,848
Common stock issued in conjunction with acquisition of Genex Technologies, Inc.	$--	$6,101,258
Deemed dividend preferred stock - beneficial conversion feature - Series A	$--	$124,858
Deemed dividend preferred stock - beneficial conversion feature - Series C	$--	$2,050,000
Transfer of inventory to Markland	$105,218	$-

See notes to condensed consolidated financial statements
(Reflects reverse stock split of 1 for 211.18 on July 19, 2005)

TECHNEST HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended March 31, 2006 and 2005
(Unaudited)

1. NATURE OF OPERATIONS

Business History

Technest Holdings, Inc. (“Technest” or “the Company”) had no operations between October 10, 2003 and February 14, 2005.

On February 14, 2005, Technest became a majority owned subsidiary of Markland Technologies, Inc. (“Markland”), a homeland defense, armed services and intelligence contractor. Technest issued to Markland 1,954,023 shares of its common stock, representing at the time of the acquisition a 93% ownership interest in Technest’s common stock on a primary basis, in exchange for 10,168,764 shares of Markland common stock which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. (“Genex”) (see Note 3). The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005 (the "Merger Agreement"), by and among Markland, Technest, MTECH Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex.

Effective June 29, 2004, Markland acquired 100% of the outstanding common stock of E-OIR Technologies, Inc. (“EOIR”), a company incorporated under the laws of the Commonwealth of Virginia, in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of EOIR $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of EOIR's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, EOIR became a wholly-owned subsidiary of Markland effective June 29, 2004.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest purchased all of the outstanding stock of EOIR. As consideration for this purchase, Technest issued 12 million shares of its common stock to Markland. As a result of this transaction, EOIR became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of EOIR at their carrying amounts in the accounts of Markland on the date Technest came into Markland’s control group, February 14, 2005 and restated the financial statements to include the activity of EOIR from that date forward (see Note 3).

In connection with these acquisitions, the accounts of Technest and Genex have been adjusted using the push-down basis of accounting to recognize the allocation of the consideration paid to the respective net assets acquired (see Note 3).

Our business, as it exists today, consists primarily of providing advanced engineering and research and development services in the areas of remote sensor systems and technologies, intelligent surveillance, chemical and explosives detection, and advanced technologies research and development.

Reorganization and Restatement

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., Technest’s majority stockholder, Technest purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Markland’s ownership of Technest increased, at the time of the transaction, from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all convertible securities and the exercise of all warrants to purchase Technest common stock). Accordingly, this reorganization did not result in a change of control of EOIR and Technest did not need stockholder consent in order to complete this reorganization.  Since this is a transaction between entities under common control, in accordance with SFAS No. 141, “Business Combinations”, Appendix D, the Company recorded the net assets of EOIR at their carrying value on the date Technest came into Markland’s control group, February 14, 2005 and the Company has restated its financial statements to include EOIR from this date (see Note 3). Markland acquired EOIR on June 29, 2004.

EOIR offers: (i) design and fabrication of customized remote sensor systems and platforms for DOD, INTEL and Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. These efforts involve systems engineering, system integration, prototyping, manufacturing and field data collections as well as data analysis and processing.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Technest have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, without being audited, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the nine months ended March 31, 2006 are not necessarily indicative of the result that may be expected for the year ending June 30, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-KSB for the period ended June 30, 2005 filed with the Securities and Exchange Commission on October 12, 2005 (see Note 3 regarding (a) the use of push down accounting and the lack of comparability to prior periods as a result and (b) the restatement of prior periods for the transaction between entities under common control).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Technest and its wholly-owned subsidiaries, Genex Technologies, Inc. and EOIR Technologies, Inc. The condensed consolidated financial statements include the results of Genex from the date of acquisition of February 15, 2005 (see Note 3). As indicated in Note 1 above, as a result of the reorganization, the Company has restated its financial statements and reported the results of operations and cash flows as though the transfer of EOIR occurred at the date Technest became part of Markland’s control group, which occurred on February 14, 2005. All significant inter-company balances and transactions have been eliminated in consolidation.

Fiscal Year-end

On June 30, 2005, the Board of Directors of Technest unanimously voted to change the fiscal year-end from December 31 to June 30.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the revenue recognized under the percentage of completion method on firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, the estimated useful lives of definite-lived intangible assets, impairment of definite-lived intangible assets and goodwill, the valuation of reserves on deferred tax assets, the amount due to contracting government agencies as a result of their audits, the allocation of consideration paid to the net assets of businesses acquired and the fair value of equity instruments.

Concentrations

A significant portion of revenue is generated from contracts with Federal government agencies. Consequently, a significant portion of all accounts receivable are due from Federal government agencies either directly or through other government contractors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist of money market mutual funds as of March 31, 2006.  The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of March 31, 2006.

Restricted Cash

Restricted cash represents a one-year certificate of deposit, originally maturing in February 2006 and extended until April 2007, collateralizing a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with the Company’s corporate credit cards.

Accounts Receivable

Accounts receivable represent the amount invoiced for product shipped and amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence.

A significant portion of the Company's receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at March 31, 2006. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Inventory and Work-in-Process

Inventories were stated at the lower of cost or market.  Cost was determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value. Work-in-process represents allowable costs incurred but not billed related to contracts.

In the quarter ended March 31, 2006, the Company transferred all inventory related to Genex’s commercial products to Markland, at its cost of $105,218, in connection with a license agreement with Markland (see Note 9).

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Software	3 years
Computer equipment	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of useful life and lease term
Vehicles	5 years

Property and equipment consisted of the following at March 31, 2006:

Software	$169,077
Computer equipment	643,944
Furniture and fixtures	330,930
Leasehold improvements	222,338
Vehicles	33,670
1,399,959
Less accumulated depreciation	(561,418)
$838,541

Depreciation expense for the nine months ended March 31, 2006 and 2005 was $265,738 and $2,935, respectively.

Definite-lived Intangible Assets

Included in definite-lived intangible assets are the amounts assigned to customer relationships and contracts and patents acquired in connection with business combinations (see Note 3). Also included are certain costs of outside legal counsel related to obtaining new patents.

Patent costs are amortized over the legal life of the patents, generally fifteen years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relates primarily to 3D imaging, intelligent surveillance and 3D facial recognition technologies.  As of March 31, 2006, certain of these technologies have been licensed to Markland (see Note 9).

With the acquisition of Genex, Technest acquired commercialized technology relating to 3D facial recognition cameras and contracts and customer relationships from the application of 3D imaging technologies to breast cancer research for the National Institute of Health and disposable sensors and 3D face mapping for the U.S. Department of Defense. The amounts assigned to these definite-lived intangible assets were determined by management based on a number of factors including an independent purchase price allocation analysis. These assets are being amortized over their estimated useful life of five years.

Contracts and Customer Relationships acquired as a result of business combinations (see Note 3) have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, Financial Accounting Standards Board (“FASB”) Concepts Statement Number 7 and Emerging Issued Task Force (“EITF”) Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Fair Value of Financial Instruments

The financial statements include various estimated fair value information at March 31, 2006, as required by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the consolidated balance sheets.

The fair value of cash, accounts receivable and long-term debt approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of EOIR (see Note 3) have been recorded at their fair value. Management was primarily responsible for determining this fair value and in making its determination, management considered a number of factors, including an independent valuation.

Operating Segments

The Company operates in two Operating Segments as defined in paragraph 10 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. These are (1) the business of EOIR which primarily consists of products and services in remote sensing technology and (2) the business of Genex which primarily consists of research and development, design and fabrication of 3D imaging and of intelligent surveillance products. Further, since both these operating segments have similar economic characteristics, as well as similar products and services, production processes, customers, distribution methods and regulatory environment, the Company concluded that they meet the aggregation criteria outlined in paragraph 17 of SFAS No. 131. Therefore, the Company aggregates the two operating segments into a single reportable segment in accordance with paragraph 16 of SFAS No. 131.

Revenue Recognition

Revenues from products are recognized when the following criteria are met: (1) there is persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) delivery has been completed and no significant obligations remain; (3) price to the customer is fixed or determinable; and (4) collection is probable. Revenues from services related to border security logistic support are recognized at the time these services are performed.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where it is the primary contractor and it also participates with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” discusses the factors or indicators which should be considered in evaluating whether a company should recognize revenue based on (a) the gross amount billed to a customer because it has earned revenue from the sale of the goods or services or (b) the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee. The Task Force reached a consensus that this is a matter of judgment that depends on the relevant facts and circumstances. The Company considered that it is the primary obligator in these arrangements and has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. The Company also considered that as the prime contractor it accepts risks for these customer funded tasks. The Company also considered that in many cases part of the services ordered by the customer are performed by the Company itself. Further in some cases the Company has discretion in supplier selection and also a reasonable latitude to establish the price with the customer for the service. The Company believes that based on the aforesaid considerations it meets with the criteria for Gross Revenue Reporting as discussed in EITF Issue No. 99-19. The Company therefore includes as revenues the amounts that they bill under these teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members.

Shipping Costs

Delivery and shipping costs are included in cost of revenue in the accompanying consolidated statements of loss.

Research and Development

The Company charges unfunded research and development costs to expense as incurred. Funded research and development is part of the Company's revenue base and the associated costs are included in cost of revenues. The Company capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. The Company expenses as research and development costs the technologies we acquire if they are in process at the date of acquisition or have no alternative uses. For the period ended March 31, 2005, the Company expensed $2,095,000 of acquired in-process research and development related to the acquisition of Genex (see Note 3), as determined by management based on a number of factors including an independent purchase price allocation analysis.

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes,” the Company allocates current and deferred taxes as if it were a separate tax payer. Since its acquisition by Markland, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reported in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities. Therefore, the impact of applying push down accounting (see Note 3) to the Company is not considered in determining the Company’s provision for income taxes. Amounts included in the Company’s statement of operations related to the impact of push down accounting, including the amortization of definite-lived intangible assets and stock-based compensation, have been considered permanent differences for purposes of the intercompany tax allocation.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Loss Per Share

Basic and diluted net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented.

Common stock equivalents, consisting of Series A and C Convertible Preferred Stock, options and warrants were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed. As described in Note 8, common stock equivalents totaling 1,312,492 shares have been excluded from the calculation of net loss per share because they were antidilutive.

For purposes of computing the weighted average number of common shares outstanding, the Company assumed that the 12,000,000 shares of common stock issued to Markland in conjunction with the acquisition of EOIR (see Note 3) were issued on February 14, 2005.

Loss per share for all prior periods have been retroactively restated to reflect a 1 for 211.18 reverse stock split effective at the close of business on July 19, 2005.

Impairment of Intangible Assets

The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets acquired. Goodwill is identified and recorded at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 prescribes a two-step process for impairment testing, at the reporting unit level, of goodwill annually as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has determined that its reporting units are its operating segments since this is the lowest level at which discrete financial information is available and regularly reviewed by management. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the nine months ended March 31, 2006.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", Technest continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, Technest evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. Technest’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the nine months ended March 31, 2006.

Stock-Based Compensation

At March 31, 2006, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", Technest has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net loss for the nine months ended March 31, 2006 and 2005. There was no effect for the three months ended March 31, 2006.

	Three Months
	Ended	Nine months ended
	March 31,	March 31,
	2005	2006	2005
Net loss as reported	$(4,631,927)	$(3,320,261)	$(4,738,648)
Add: stock-based employee compensation under intrinsic value method included in net loss	62,155	96,339	62,155
Deduct: stock-based employee compensation under fair value method	(217,894)	(118,232)	(118,232)
Pro forma net loss to applicable to common stockholders	$(4,787,666)	$(3,342,154)	$(4,794,725)
Basic and diluted loss per share - as reported	$(1.94)	$(0.22)	$(0.68)
Basic and diluted loss per share - pro forma	$(2.00)	$(0.22)	$(0.69)

Stock-based employee compensation relates to Markland issuances of its shares of common stock and options to purchase its common stock to employees of the Company.

There were no options issued in the three and nine months ended March 31, 2006.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after December 15, 2005. Technest expects to adopt SFAS No. 123(R) on July 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. The Company is evaluating which method to adopt.

As permitted by SFAS No. 123, the Company currently accounts for the share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. However, grants of stock to employees have always been recorded at fair value as required under existing accounting standards. The Company does not expect the adoption of SFAS No. 123(R) to have a material effect on its results of operations. However, the Company’s results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the pro forma financial information above.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature. Since the Company does not have the benefit of tax deductions in excess of recognized compensation cost, because of its net operating loss position, the change will have no immediate impact on our consolidated financial statements.

3. ACQUISITIONS

Purchase by Markland Technologies, Inc.

On February 14, 2005, in conjunction with a Securities Purchase Agreement between Technest and Markland, Technest issued 1,954,023 shares of common stock to Markland Technologies, Inc. in exchange for 10,168,764 shares of Markland’s common stock (“the Markland Investment”). The common stock issued to Markland represented a 93% interest in Technest’s common stock at the time of the purchase. Consequently, Technest became a majority owned subsidiary of Markland on that date. The Securities Purchase Agreement contains provisions for Markland to deliver additional shares of its common stock to Technest in conjunction with the acquisition of Genex Technologies, Inc. (see below) and conversion of the Series B Convertible Preferred Stock (see Note 6).

Purchase of Genex Technologies, Inc. and Restatement

The acquisition of Genex was effected pursuant to an Agreement and Plan of Merger dated February 14, 2005 (the "Merger Agreement"), by and among Markland, Technest, MTECH Acquisition, Inc. ("MTECH"), a wholly-owned subsidiary of Technest, Genex and Jason Geng, the sole stockholder of Genex.

In accordance with the terms of the Merger Agreement, on February 14, 2005, MTECH, a wholly-owned subsidiary of Technest, merged with and into Genex, with Genex surviving the merger as a wholly-owned subsidiary of Technest. As a result of the merger, all of the outstanding shares of the capital stock of Genex were automatically converted into the right to receive in the aggregate (i) $3 million in cash; (ii) 10,168,764 shares of Markland's common stock (the shares of Markland common stock issued to Technest in the Markland Investment); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock.  A brokerage fee in connection with this acquisition of $300,000 was also paid. In addition, Mr. Geng was to receive a twelve month unsecured promissory note in the principal amount of $550,000 that paid interest at the rate of 6% per annum. Mr. Geng's share consideration was to be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement. Following the acquisition, the Company discovered what it believes were material misrepresentations made by Mr. Geng in the Merger Agreement. As a result of damages arising in connection with these breaches, the Company has refused to issue the promissory note, the additional Markland share consideration, the contingent payments of Technest common stock or the additional cash payments of profits from the commercialization of Intraoral Technologies. To date, Mr. Geng has not contested Technest’s position, has not sought payment and Technest believes that the possibility that it will have to issue additional shares or other consideration is remote. As a result of its contingent nature, Technest excluded these amounts from the purchase price and initial allocation of the purchase price as described below.

A summary of the allocation, as determined by management in consideration of a number of factors including an independent valuation, of the aggregate consideration for the merger to the fair value of the assets acquired and liabilities assumed is as follows:

Cash	$3,300,000
Shares of Markland Technologies, Inc. common stock	6,101,259
Total Purchase Price	$9,401,259

Fair value allocation to net assets acquired:

Fair value of assets acquired -
Current assets, including cash of $784,484	$1,199,401
Property and equipment	44,000
Fair value of liabilities assumed -
Accounts payable & accrued expenses	(544,290)
Fair value of identifiable net tangible assets acquired	699,111
Intangible assets - intellectual property	161,110
In-process research and development	2,095,000
Commercialized patents	440,000
Contracts and customer relationships	1,130,000
Goodwill	4,876,038
Total	$9,401,259

As a result of the transaction being structured as a stock acquisition, Technest does not expect any goodwill or other identifiable intangible assets resulting from the transaction to be deductible for income tax reporting purposes. Consequently, no deferred tax assets were recorded in connection with the merger.

In connection with the Genex acquisition, Technest also raised gross proceeds of $5,000,000 through a private placement of units consisting of 1,149,425 shares of Series B Convertible Preferred Stock, 1,149,425 shares of Series C Convertible Preferred Stock and warrants to purchase 1,149,425 shares of Technest’s common stock (see Note 6).

At March 31, 2005, the Company had not finalized the purchase price allocation for the acquisition of Genex. Therefore, the 10-QSB filed as of and for the periods ended March 31, 2005 did not reflect the final purchase price allocation, including the $2,095,000 of in-process research and development. Therefore, for comparative purposes, the financial statements for the three and nine months ended March 31, 2005 have been restated to reflect the impact of the Company’s final purchase price allocation for the acquisition of Genex (see Impact of Restatement below).

Acquisition of EOIR and Restatement

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., Technest’s majority stockholder, Technest purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Markland’s ownership of Technest increased, at the time of the transaction, from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all convertible securities and the exercise of all warrants to purchase Technest common stock). Accordingly, this reorganization did not result in a change of control of EOIR and Technest did not need stockholder consent in order to complete this reorganization.  Since this is a transaction between entities under common control, in accordance with SFAS No. 141, “Business Combinations”, Appendix D, the Company recorded the net assets of EOIR at their carrying value on the date of transfer. Additionally, the Company has restated its financial statements and reported the results of operations and cash flows as though the transfer of EOIR occurred at the date Technest became part of Markland’s control group, February 14, 2005. Markland acquired EOIR on June 30, 2004.  EOIR generated approximately 97% of Markland’s revenue for its latest fiscal year ended June 30, 2005.

Impact of Restatements

The impact of the restatement for the final Genex purchase price allocation and to include EOIR from February 14, 2005 on the financial statements for the three months ended March 31, 2005 is as follows:

	Three months ended March 31, 2005
	As originally stated	Impact of restatement
Loss from operations	$(2,744)	$(2,454,325)

Net loss applicable to common stockholders	$(2,177,602)	$(2,454,325)

Net loss applicable to common stockholders per common share	$(1.95)	$0.01

The impact of the restatement on the nine months ended March 31, 2005 has not been presented as Technest has not previously presented the nine months then ended since, prior to June 30, 2005, Technest’s fiscal year end was December 31.

Push Down Accounting

Based on the substantial change in ownership and control of Technest, as well as the fact that the investors in the Technest financing (see Note 6) represented a collaborative group brought together to accomplish the acquisition of Genex, the push down basis of accounting has been applied to the acquisition of Technest by Markland and the acquisition of Genex by Technest. In accordance with the push down basis of accounting, Technest’s and Genex’s net assets were adjusted to their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed above and accumulated deficit was reset to zero as of the acquisition date.

Pro Forma Information

Unaudited pro forma financial information for the nine months ended March 31, 2005, had the acquisition of Genex and EOIR been completed as of July 1, 2004, the beginning of the period presented, is as follows:

Condensed Pro Forma Statement of Net Loss
Nine Months Ended March 31, 2005

Revenues	$47,899,312
Operating loss	$(2,770,717)

Net loss attributable to common shareholders	$(5,958,210)
Net loss per common share	$(0.42)

4.  DEFINITE-LIVED INTANGIBLE ASSETS

Definite-lived intangible assets consist of the following at March 31, 2006:

	Amount	Useful life (years)
Patents - Genex - commercialized technology	$440,000	5
Patents - Genex - other	161,111	15
Customer relationships and contracts - Genex	1,130,000	5
Customer relationships and contracts - EOIR- Sensor Technologies	11,755,000	9
Customer relationships and contracts - EOIR- Chemical Detection	1,551,944	10
Accumulated amortization	(3,039,014)
Net definite-lived intangible asset	$11,999,041

Patents are amortized over their estimated useful life but not to exceed the legal life of the patent. Customer relationships and contracts are amortized over the contractual term of the existing contracts plus anticipated contract renewals in accordance with EITF 02-17.

Amortization expense was $1,339,634 and $-0- for the nine months ended March 31, 2006 and 2005, respectively.

5.  LONG-TERM DEBT

Notes Payable - EOIR Acquisition

On June 29, 2004, EOIR issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with the acquisition of EOIR's common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair market value of these notes was $9,532,044 as determined by management based on a number of factors including an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note. During the nine months ended March 31, 2006, $220,195 was amortized to interest expense. The face value of the note and the unamortized discount at March 31, 2006 was $8,800,000 and $954,171, respectively.

Other Long-Term Bank Debt

EOIR's other long-term bank debt consists of the following as of March 31, 2006:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $2,075 including interest at LIBOR plus 2.75% (7.75% at March 31, 2006)	$37,352

First Market Bank, dated July, 2002 with monthly payments of $1,640 plus interest at LIBOR plus 2.75%, (7.75% at March 31, 2006)	24,678
$62,030

6.  STOCKHOLDERS' EQUITY

Series A Convertible Preferred Stock

On February 8, 2005, the Company's board of directors designated 150 shares of preferred stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is non-interest bearing, is not entitled to receive dividends and is not redeemable. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of Series A Preferred Stock have no voting rights except that they will be entitled to vote as a separate class on any amendment to the terms or authorized number of shares of Series A Preferred Stock, the issuance of any equity security ranking senior to the Series A Preferred Stock and the redemption of or the payment of a dividend in respect of any junior security. At any time, holders of Series A Preferred Stock may elect to convert their Series A Preferred Stock into common stock. Each share of Series A Preferred Stock is currently convertible into 4,735 shares of common stock provided that, following such conversion, the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of common stock. The Series A Preferred Stock ranks pari passu with the Company's Series B and C Preferred Stock.

During the nine months ended March 31, 2006, 59.694 shares of Series A Preferred Stock were converted into 282,669 shares of the Company’s common stock.

At March 31, 2006, there were 64.631 shares of Series A Preferred Stock issued and outstanding.

Series B and C Convertible Preferred Stock

On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest (see Note 3), Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund, LP (collectively, the "Investors") paid $5,000,000 in cash to Technest for 1,149,425 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), 1,149,425 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock), and five-year warrants to purchase up to 1,149,425 shares of Technest’s common stock at an exercise price of $6.50 per share (“the Investor Financing”) after adjusting for a 211.18 for one reverse stock split on July 19, 2005.

These securities were sold in units for a price of $4.35 per unit. Each unit consists of one share of Series B Preferred Stock; one share of Series C Preferred Stock and a warrant to purchase up to one share of Technest's common stock. Gross proceeds received from the sale of the units was $5,000,000. From these proceeds, the Company paid a finder’s fee of $1,200,000 to Greenfield Capital Partners, LLC pursuant to an engagement agreement dated February 14, 2005, which, by its terms, expired on August 14, 2005, and legal fees related to the financing of $287,578.

The Series B Preferred Stock was convertible into Markland common stock upon the earlier to occur of February 14, 2006 or the trading day immediately following the first period of five trading days during which Markland common stock has a closing bid price of $2.50 or higher on each day, if any. The number of shares issuable upon conversion of each share of Series B preferred stock was equal to approximately 4.35 divided by the lower of $0.60 and the average closing bid price for the 20 trading days preceding such conversion. Shares of the Series B Preferred Stock had a liquidation preference of $2.175 per share, could only vote on changes to the rights, privileges and priority of the Series B Preferred Stock, did not accrue dividends and were not redeemable. Upon conversion, the Series B Preferred Stock would be cancelled and not reissuable. The Series B Preferred Stock ranked pari passu with the Company's Series A and C Preferred Stock.

The Series C Preferred Stock is convertible into Technest common stock at any time at the option of the stockholder. The number of shares of Technest common stock into which each share of Series C Preferred Stock is convertible is determined by dividing $2.175 by the Series C Conversion Price. The Series C Conversion Price is $2.175. Shares of the Series C Preferred Stock have a liquidation preference of approximately $2.175 per share, may only vote on changes to the rights, privileges and priority of the Series C Preferred Stock, receive dividends on an as converted basis whenever dividends are made to the Technest common stock holders, and are not redeemable. The Series C Preferred Stock ranks pari passu with the Company's Series A and B Preferred Stock.

Technest and the Investors entered into a Registration Rights Agreement dated February 14, 2005. Pursuant to this agreement, Technest agreed to file a registration statement covering the resale of (a) all of the common stock issuable upon conversion of the Series C preferred stock, (b) all of the common stock issuable upon exercise of the common stock purchase warrants, and (c) common stock which may become issuable to selling stockholders as liquidated damages for breach of covenants contained in or as a result of adjustments contemplated by the securities purchase agreement related to the Investor Financing and the Registration Rights Agreement. Technest agreed to use its best efforts to cause the registration statement to be declared effective as promptly as possible thereafter.

Technest agreed to issue additional shares of its common stock to the Investors if the combined market prices of Markland and Technest’s common stock do not equal or exceed $6.525 at the end of one year from the purchase date and assuming such Investors are still holding all the securities comprising the units. Effective October 25, 2005, there no longer any units outstanding and the Company was not obligated to issue any additional common stock.

In the nine months ended March 31, 2006, Markland entered into a definitive exchange agreement with the Deer Creek Fund LLC, pursuant to which Markland exchanged 2,250 shares of Markland Series D Preferred Stock for 517,243 shares of Technest Series B Convertible Preferred Stock. Subsequently, the Technest Series B Convertible Preferred shares held by Markland were cancelled.

In the nine months ended March 31, 2006, 517,247 shares of shares of Technest Series C preferred stock were converted to 517,240 shares of common stock.

On March 31, 2006, the Company had -0- shares of Series B Preferred Stock and 632,178 shares of Series C Preferred Stock issued and outstanding.

In the nine months ended March 31, 2006, the Company incurred liquidated damages of $1,725,000 which was charged to interest expense related to the Company's failure to file a registration statement and settled by the issuance of 284,265 shares of Technest common stock.

Common Stock Issuances

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, Technest purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Since this was a transaction between entities under common control, the Company has reported this stock issuance as though the transfer of EOIR occurred at the date Technest became part of Markland’s control group, February 14, 2005.

During the nine months ended March 31, 2006, the company issued the following amounts of common stock:
-	282,669 shares on conversion of Series A Preferred Stock
-	517,240 shares on conversion of Series C Preferred Stock
-	354,921 shares in connection with the net share exercise of warrants
-	284,265 shares with a fair value of $1,500,000 in connection with liquidated damages, included in non-cash interest expense.

In the nine months ended March 31, 2005, Technest issued 21,308 shares of common stock to certain non-employees for consulting services. The Company valued these services at fair value, based on the quoted market price of the stock issued on the date of issuance which was determined to be more reliably measurable than the fair value of the services, and recorded consulting expense of $90,000.

On January 19, 2006, the Board of Directors of Technest adopted a resolution preventing the Company from designating, authorizing or issuing any series of preferred stock, or any other security, instrument or contract, convertible or exercisable, either directly or indirectly into shares of common stock, unless the maximum number of shares of common stock potentially issuable upon such conversion can be determined at the time of designation, authorization, or issuance.

Reverse stock split

On June 2, 2005, the Board of Directors and the holder of a majority of our outstanding shares of common stock approved a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding (the “Reverse Stock Split”). The Reverse Stock Split was effective as of the close of business on July 19, 2005.  The Reverse Stock Split did not reduce our authorized shares of common stock, which remains at 495,000,000 shares. All share and per share information has been retroactively restated to reflect the Reverse Stock Split.

7.  OPTIONS AND WARRANTS

In June 2001, the Company established the 2001 Stock Option Plan ("Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-Statutory Stock Options"). The total number of shares of common stock for issuance under the 2001 Plan shall not exceed 10,000,000. Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or nonemployee directors of, or nonemployee consultants to, the Company.

The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all Non-Statutory Stock Options granted under the Plan must be at least equal to 80% of the fair market value of such shares on the date of the grant.

No options were granted pursuant to the Plan during the nine months ended March 31, 2006 and 2005.

Summary information with respect to stock options and warrants granted is as follows:

	Number of Shares	Weighted average Exercise Price
Balance, June 30, 2005	894,660	$8.12
Exercised	(517,236)	$6.50
Expired	(3,138)	$3,259.17

Balance, March 31, 2006	374,286	$6.50

The following table summarizes the Company's warrants outstanding at December 31, 2005:

Options and warrants outstanding and exercisable

Exercise price	Number	Expiration Date
$ 6.50	374,286	02/14/2010
Weighted average remaining life			4.00 years

As of March 31, 2006 all warrants are exercisable.

In connection with the acquisition of Genex (see Note 3), Markland agreed to replace options to purchase 312,000 shares of Genex common stock with fully vested options for the purchase of the same number of shares of Markland common stock with an exercise price equal to the fair value of Markland’s common stock on the grant date. The fair value of these options was considered to be immaterial for purposes of determining the total consideration paid for Genex.

Certain employees of EOIR were granted options for the purchase of Markland common stock on the original acquisition of EOIR on June 30, 2004, by Markland, Technest’s parent company. The amortization of stock-based compensation under these options exercisable for Markland common stock was $96,339 for the three months ended September 30, 2005, and is included in selling, general and administrative expense and as additional paid-in capital. As of December 31, 2005 all these options were cancelled. The expense recognized through the cancellation dates approximated the portion of the options that were fully vested upon cancellation. Therefore, there was no reversal of expense upon cancellation.

Stock Award Plan

On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries. The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success.

Technest has broad discretion in making grants under the Plan and may make grants subject to such terms and conditions as determined by the board of directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award. Pursuant to the Stockholder Agreement with Markland (see Note 8), (i) awards relating to no more than 500,000 shares may be granted in calendar year 2006 (the “2006 Awards”), (ii) the 2006 Awards shall vest no earlier than twelve (12) months following the date of grant of such awards, and (iii) awards granted on or after January 1, 2007 shall vest no more frequently than in four equal quarterly installments.

8.  NET LOSS PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") in the future, and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive consists of the following:

Shares Potentially
Issuable
Series A Convertible Preferred Stock	306,028
Series C Convertible Preferred Stock	632,178
Warrants	374,286
Total as of March 31, 2006	1,312,492

9.  COMMITMENTS AND CONTINGENCIES

Facility Rental

The Company leases approximately 2,000 square feet for its executive office in Boston, Massachusetts under a 4 year non-cancelable lease starting January 2006.  The lease requires the Company to reimburse the landlord for its proportionate share of the landlord’s operating expenses, property taxes and condominium fees and charges in addition to the monthly lease amount of approximately $4,500.

EOIR holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. EOIR leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. EOIR also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. EOIR also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $36,600.

Genex currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a five-year lease which expires March 31, 2011. Monthly lease amounts for this facility total approximately $14,263. Genex moved into this space on April 1, 2006. Genex had leased offices with approximately 6,831 square feet in Kensington, Maryland, pursuant to a five-year lease which expired on January 31, 2006, which we had been extending on a monthly basis. Monthly lease amounts for this facility totaled approximately $10,100.

Rent expense for the nine months ended March 31, 2006 was $508,508.

Letter of Credit

Technest has issued a letter of credit in the amount of $250,000 in favor of a bank in conjunction with its corporate credit cards.

Government Contracts - Genex

The Company's billings and revenue on time and material contracts are based on provisional fringe, general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002 (prior to EOIR’s acquisition by Technest), the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. Their examination disclosed eight significant deficiencies in Genex’s accounting system that resulted in misclassified costs. They were:

1.	Contractor does not follow policies and procedures concerning accounting for unallowable costs.

2.	Contractor does not follow policies and procedures concerning accounting for material costs.

3.	Contractor lacks adequate written policies and procedures concerning capitalization of assets.

4.	Contractor does not have adequate policies and procedures to ensure proper segregation of duties in handling its labor costs.

5.	Contractor’s procedure for calculating the proposed hourly labor rate of its employees results in overstated labor costs.

6.	Contractor fails to maintain policies and procedures for classifying the labor categories of its employees.

7.	Employees fail to follow the contractor’s policies and procedures in regards to maintaining timesheets on a current basis.

8.	Contractor’s policy of billing labor costs results in billing the Government for employees that are not employees of Genex.

Since the acquisition of Genex, the management of Technest has terminated the Genex employees responsible for this function and rapidly installed appropriate internal controls and oversight over Genex’s accounting system to ensure that they comply with applicable laws and regulations and are adequate and operating effectively. The DCAA has since re-audited the Genex financial systems and has communicated to Genex that the revised procedures are satisfactory. Genex will be allowed to complete certain previous contacts awarded by the Department of Defense but may be required to refund amounts overbilled to its customers.

The Company accrued $68,017 for 2002 overpayments and extended the analysis of misclassified and unallowed costs to June 30, 2005. The Company determined that $102,228 is the total amount repayable to the government (inclusive of $68,017 accrued for 2002 overpayments). This amount is included in accrued expenses at March 31, 2006.

The Company's billings related to certain U.S. Government contracts are based on provisional general and administrative and overhead rates which are subject to audit by the contracting government agency.

Employment Agreements with Joseph P. Mackin and Gino M. Pereira

On March 13, 2006, Technest entered into employment agreements with its President and Chief Executive Officer, Dr. Joseph Mackin, and its Chief Financial Officer, Gino M. Pereira. The employment agreements provide for:

•	a term of five years beginning on March 13, 2006;

•
a base salary of $350,000 per year; in Mr. Pereira’s case, his base salary is subject to pro rata adjustment based on the time he spends working on Technest. Mr. Pereira is required to devote not less than sixty percent of his working time to Technest;

•	payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement;

•	$5,000 per month for auto expense, business office expense and other personal expenses;

•	eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services;

•	eligibility to receive a bonus if Technest achieves revenue and profit milestones set by the board of directors; and

•
eligibility to receive equity awards as determined by the board of directors or a committee of the board of directors composed in compliance with the corporate governance standards of any applicable listing exchange, with an initial award of 120,000 shares for Dr. Mackin and 72,000 shares for Mr. Pereira, which shall be issued on the first business day after Technest has filed a registration statement on Form S-8 registering the 2006 Stock Award Plan and shall vest in three equal installments on April 1, 2007, July 1, 2007 and October 1, 2007. At March 31, 2006, no shares had been issued to either Dr. Mackin or Mr. Pereira.

Both Dr. Mackin and Mr. Pereira will be eligible to receive a bonus of up to 300% of his annual base salary. If Technest meets the goals of the board of directors in annual gross profit, the executive shall be entitled to a bonus equal to fifty percent of his annual salary.  In the event that Technest exceeds the goals of the board of directors in annual gross profit, the executive shall be entitled to an additional amount equal to five percent of the gross profit in excess of the goals of the board of directors up to the maximum allowable cash bonus.

The employment agreements provide that in the event that the executive's engagement with Technest is terminated by Technest without cause (as that term is defined in Section 8(b) of the agreement), or by the executive for "Good Reason" (as that term is defined in Section 8(c) of the agreement), Technest will continue to pay the executive’s cash salary and provide health insurance through the expiration of his agreement, and in Dr. Mackin’s case, Technest will cause its wholly owned subsidiary, EOIR Technologies, Inc., to prepay the outstanding principal on the promissory note issued to Dr. Mackin in connection with the acquisition of EOIR by Markland on June 30, 2004. Currently, the outstanding principal amount on Dr. Mackin’s note is $635,417. In the event that the executive’s employment with Technest is terminated for any other reason, there will be no continuation of cash salary payments or health insurance or acceleration of debt payment.

Stockholder Agreement with Markland Technologies, Inc.

On March 13, 2006, Technest entered into a stockholder agreement (the “Stockholder Agreement”) with Markland in order to clarify and define terms relating to (i) the issuance of Technest’s securities, (ii) Technest’s corporate governance, (iii) the listing of Technest’s securities on The NASDAQ Capital Market, (iv) registration of shares of Technest’s common stock currently held by the Stockholder, (v) intellectual property rights and (v) the provision by the Stockholder of certain corporate services to Technest.

Pursuant to the terms of the Stockholder Agreement, Technest is required to:

•
refrain from issuing any shares of our common stock or securities convertible into our common stock without the consent of Markland for a period of twenty-six months, other than 1,000,000 shares to be issued under our 2006 Stock Award Plan and certain permissible offerings;

•	Maintain a board of directors consisting of five directors, not less than three of whom shall be “independent” directors as defined by the National Association of Securities Dealers;
•	Comply with the corporate governance requirement set forth in the National Association of Securities Dealers’ Marketplace Rules;
•	Submit an application for inclusion on The NASDAQ Capital Market and take all such actions as may be necessary to cause the application to be accepted; and
•	Make twelve monthly payments, beginning in April 2006, in the amount of $83,333 to Markland for certain services and other considerations.

Technest also granted Markland certain registration rights pursuant to which Technest is obligated to use its best efforts to register all or a portion of those shares of its common stock held by Markland, or any parties to whom Markland may transfer those shares, with the Securities and Exchange Commission for public resale. Such registrations are to be carried out from time to time, at our expense, upon the written request of Markland, with certain limitations. There are no liquidated damages provisions associated with these registration rights.

Pursuant to the terms of the Stockholder Agreement, Markland has agreed:

•
For a period of twelve months from the date of the agreement, not to vote the shares held by it to increase the size of Technest’s board of directors or to remove any of the directors currently in office;

•
To consent to Technest’s participation in up to two offerings of common stock in the next twelve months, provided that we do not offer shares of common stock in such an offering at a price of less than $5.85, and that Markland, and its assigns, be permitted to participate as a selling shareholder in any such offering.

License Agreement with Markland Technologies, Inc.

On March 13, 2006, Technest entered into a license agreement with Markland (the “License Agreement”). Pursuant to the License Agreement, Technest granted Markland an exclusive, world-wide license to make, use and sell products and services based on its intellectual property, to parties other than federal, state or local government agencies involved in intelligence, military, law enforcement or homeland defense functions. The license granted by the License Agreement shall be in effect until all of its current patents or patent applications have expired or until such time as the License Agreement is terminated pursuant to its terms.

Pursuant to the terms of the License Agreement, Markland is required to pay us a royalty of twenty-five percent of the net gross profits, as defined in the License Agreement, they realize on any sale of any product or service utilizing the licensed intellectual property.

Additionally, if at the end of three years from the date of execution of the License Agreement, Markland has not realized enough net gross profits to generate an aggregate $300,000 of royalties, or $150,000 in royalties on an annual basis thereafter, the license shall become non-exclusive.

As a condition of the License Agreement, we are required to take all steps reasonably necessary to maintain our current patents and prosecute our current patent applications.

The License Agreement provides that Markland may cancel the agreement at any time upon 180 days notice. Technest may cancel the License Agreement if Markland fails to make a required royalty payment and does not cure such failure within thirty days of receiving notice of the failure or Markland violates the licensing terms of the License Agreement.

In conjunction with the License Agreement, Technest transferred inventory with a cost of $105,218 from Genex to Markland related to Genex’s commercial products.

10.  INCOME TAXES

There was no provision for federal or state income taxes for the three and nine months ended March 31, 2006 and 2005, due to the Company's operating losses and a full valuation reserve on deferred tax assets.

Since its acquisition by Markland, the Company files consolidated income tax returns with Markland and, for financial statement purposes, compute its provision or benefit for income taxes based on the income and expenses reporting in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the pre-acquisition book and tax basis of the Company’s assets and liabilities.

The Company's deferred tax assets consist primarily of the tax effects of its net operating loss carry forwards. The use of the federal net operating loss carry forwards may be limited in future years as a result of ownership changes in the Company's common stock, as defined by section 382 of the Internal Revenue Code. The Company has not completed an analysis of these changes.

The Company has provided a full valuation reserve against the deferred tax asset because of the Company's loss history and significant uncertainty surrounding the Company's ability to utilize its net operating loss carryforward.

Prior to its acquisition by Technest, Genex had elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. On the effective date of the acquisition, Genex forfeited its status as a Subchapter S corporation.

At March 31, 2006, the Company had net operating loss carryforwards for federal income tax purposes of approximately $10,000,000, which will expire in various amounts through 2023.

11.  RELATED PARTY TRANSACTIONS

With the exception of Deer Creek Fund LP, ipPartners, Inc. and Southshore Capital Fund Limited, all of the Investors in the Investor Financing on February 14, 2005 are either shareholders, officers and/or directors of Markland. ipPartners, Inc. is a corporation wholly owned and controlled by Mr. Tarini, Markland's Chief Executive Officer and Chairman and former Technest director. The Investor Financing was negotiated on behalf of Markland by senior management of Markland, including Mr. Tarini. The Markland Investment was approved by a unanimous vote of the Board of Directors of Markland including, Mr. Mackin and Mr. Ducey (a then director of Markland), neither of whom has an interest in the transaction.

During the nine months ended March 31, 2006, Technest accrued an expense to Markland $750,000 for administrative support services, engineering services and services rendered by executive officers of Markland who, until March 13, 2006, also functioned as executive officers of Technest. During the nine months ended March 31, 2006, EOIR paid Markland $1,800,000 in cash for amounts accrued at June 30, 2005 and subsequently.

The net amount due to Markland is $378,095 at March 31, 2006. These charges are related to cash advances, shared expenses and transfer of inventory between Markland and Technest.

As of March 31, 2006, the Company is obligated under certain executive employment contracts and has agreed to pay Markland a total of $1,000,000 of cash over the next year (see Note 9).

12.  EMPLOYEE BENEFIT PLANS

EOIR has adopted a 401(k) plan for the benefit of certain employees. Essentially all EOIR employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match. The Company contributed 6%, excluding bonuses on an annual basis, to those who have been employed by EOIR for more than one year and remain employed on the last day of the fiscal year.

Genex maintains a Simplified Employee Pension for all employees who have attained the age of 21 and have completed three years of service. Participants may make voluntary contributions up to the maximum amount allowed by law, but not to exceed 15% of each participant's eligible compensation. The combined totals of participant and Genex contributions may not exceed $30,000 by law. Genex contributions vest immediately to the participants.

Genex also maintains a defined contribution 401(k) profit sharing plan for all employees except those who are non-resident aliens or are covered by a collective bargaining agreement. Participants may make voluntary contributions up to the maximum amount allowable by law but not to exceed 20% of the participant's eligible compensation. Genex contributions to the 401(k) Plan are at the discretion of management and vest to the participants ratably over a five-year period, beginning with the second year of participation.

Contributions and other costs of these plans in the nine months ended March 31, 2006 were $613,929.

13.  LITIGATION

H&H Acquisition Corp.

On July 23, 1998, H & H Acquisition Corp., individually and purportedly on behalf of Technest, commenced an action in federal court in the Southern District of New York against Technest, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of the Company and unspecified damages. Management believes that the claims against the Company and certain officers are without merit and is vigorously defending the action. The Company cannot make any assurances about the litigation's outcome. However, the Company could be adversely affected if the plaintiff prevails.

In September 2002 the Company was served with a Summary Judgment Motion regarding H & H Acquisition Corp. and the Company answered the motion in November 2002. On January 3, 2005, the court denied the motion for summary judgment. On November 23, 2005 the Company was informed that the trial date of this matter, which had been scheduled to begin on January 4, 2006, had been postponed. As of May 17, 2006, the Company has not been informed of a new date for the beginning of the trial.

Joseph R. Moulton

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against Markland, Technest’s subsidiary EOIR, and our Chief Executive Officer and Director, Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of EOIR prior to its acquisition by Markland, owning approximately 67% of the EOIR capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of EOIR in the approximate principal amount of $6,967,000 for his shares of EOIR at the closing of the acquisition of EOIR by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and EOIR breached their obligations under the stock purchase agreement, dated June 30, 2004, pursuant to which Markland acquired EOIR, by terminating Mr. Moulton's employment with EOIR and removing him from the EOIR board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of EOIR until the promissory notes issued to former EOIR shareholders at the closing of the acquisition are paid in full and a declaratory judgment that Markland and EOIR's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts due thereunder. As Mr. Moulton is suing in his personal capacity rather than as a representative of the former EOIR shareholders, he is asking the court to accelerate the payment of the outstanding principal amount of his note, which as of February 9, 2006, was $5,300,000. Markland is a guarantor of these notes.

Markland and EOIR believe that the allegations in this lawsuit are entirely without merit. Markland and EOIR have filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. Markland and EOIR have also filed a counterclaim against Mr. Moulton seeking damages resulting from alleged misconduct and misrepresentations on the part of Mr. Moulton related to EOIR’s relationship with certain banks.

On April 4, 2005 a hearing was held in the Spotsylvania County Circuit Court on Markland and EOIR's demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, the claim by Mr. Moulton that his employment was terminated in violation of public policy was dismissed by the court, and the Court dismissed those aspects of Mr. Moulton's complaint suggesting that he was pursuing his claims on behalf of other unnamed sellers of EOIR shares. Mr. Moulton was not given leave to amend or refile these claims.

On December 16, 2005, the start of the trial of this matter was continued from January 17, 2006 to September 5, 2006. In addition on that day, Mr. Moulton was permitted by the Court to amend his complaint to add an additional cause of action.

On February 3, 2006, a hearing was held in the Spotsylvania County Circuit Court on Markland and EOIR’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, Mr. Moulton’s cause of action alleging breach of an employment contract by EOIR was dismissed with prejudice by the Court. On April 10, 2006, a Second Amended Bill of Complaint seeking to join Technest as a defendant has been filed with the Court but no date has been requested for a hearing to determine if such an amendment would be allowed.

Greg & Mary Williams

Markland and Technest’s subsidiary EOIR were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of EOIR and, in the case of Mr. Williams, a former director of Markland, that the Williamses filed a lawsuit in the Commonwealth of Virginia, naming EOIR and Markland as defendants, regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williamses in connection with the acquisition of EOIR by Markland and severance payments called for pursuant to severance agreements by and among the Williamses, EOIR and Markland. On August 3, 2005, EOIR and Markland filed an answer and a demurrer denying all liability. On November 4, 2005, the Court heard the demurrer filed by EOIR Technologies, Inc. and Markland Technologies, Inc. and denied it. On April 6, 2006, a hearing was held in the Circuit Court for the City of Fredericksburg, Virginia on the William’s motion for summary judgment on certain claims brought by Mr. and Mrs. Williams relating to their severance payment. On May 4, 2006, the court granted the Williams’ motion for summary judgment with regard to liability on Count I of the Williams’ claim regarding severance payment and Count III of their claim regarding Markland’s failure to register shares of Markland’s common stock underlying their options. We intend to file a motion asking the court to reconsider its decision. The case is currently set for trial on November 14, 15 and 16, 2006, at which time the damages, if any, for Counts I and III will be determined as well as liability and damages, if applicable, for Count II. We believe we may be entitled to mitigation of damages and setoffs as a result of the plaintiffs receiving other income from full-time employment during the period in question, which could substantially mitigate our maximum exposure of approximately $250,000 should we be unsuccessful in our motion for reconsideration. We have, and continue to assert that Count III of the Williams’ complaint does not allege wrongdoing by EOIR and thus, we believe that we have no liability on that claim.

14. SUBSEQUENT EVENTS

Since March 31, 2006, we have issued 78,264 shares of common stock valued at approximately $357,363 in satisfaction of liquidated damages arising under our Registration Rights Agreement dated February 14, 2005, as amended on October 3, 2005 and February 27, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GENEX Technologies, Inc.
Fredericksburg, Virginia

We have audited the accompanying balance sheets of Genex Technologies, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genex Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wolf & Company, P.C. Boston, Massachusetts April 29, 2005

GENEX TECHNOLOGIES, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$113,452	$106,204
Accounts receivable	969,953	1,778,559
Employee advances	30,000	33,000
Prepaid expenses and other current assets	25,404	15,156
Inventory	131,754	--
TOTAL CURRENT ASSETS	1,270,563	1,932,919

PROPERTY AND EQUIPMENT
Computers and equipment	39,684	22,192
Vehicles	26,134	55,972
	65,818	78,164
Less accumulated depreciation	(43,719)	(58,641)
	22,099	19,523

OTHER ASSETS
Definite-lived intangible assets	188,609	123,316
Less accumulated amortization	(26,712)	(16,581)
	161,897	106,735

	$1,454,559	$2,059,177

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	DECEMBER 31,
	2004	2003
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$6,150	$26,887
Short-term debt - related party	300,000	300,000
Other current liabilities	175,561	185,383
TOTAL CURRENT LIABILITIES	481,711	512,270

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock, par value $.001 per share;
20,000,000 shares authorized,
10,000,000 issued and outstanding	10,000	10,000
Additional paid-in capital	83,887	83,887
Unearned stock-based compensation	(13,324)	(27,256)
Retained earnings	892,285	1,480,276
TOTAL STOCKHOLDER’S EQUITY	972,848	1,546,907

	$1,454,559	$2,059,177

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Revenues	$5,165,536	$5,214,026

Direct costs	3,484,574	2,888,668

GROSS PROFIT	1,680,962	2,325,358

Operating expenses:
Selling, general and administrative expenses	1,874,888	1,412,509
Non-cash stock-based compensation	13,932	17,968
Depreciation and amortization	13,111	13,072
TOTAL OPERATING EXPENSES	1,901,931	1,443,549

OPERATING (LOSS) INCOME	(220,969)	881,809

Other income:
Interest income	5,390	2,567

NET (LOSS) INCOME	$(215,579)	$884,376

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003

	COMMON STOCK		UNEARNED STOCK-BASED COMPENSATION	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	TOTAL STOCKHOLDER'S EQUITY
	SHARES	AMOUNT

Balance - January 1, 2003	10,000,000	$10,000	$(45,223)	$83,887	$770,693	$819,357
Net Income	----	----	----	----	884,376	884,376
Distributions	----	----	----	----	(174,793)	(174,793)
Amortization of unearned stock- based compensation	----	----	17,967	----	----	17,967
Balance - December 31, 2003	10,000,000	10,000	(27,256)	83,887	1,480,276	1,546,907
Net Loss	----	----	----	----	(215,579)	(215,579)
Distributions	----	----	----	----	(372,412)	(372,412)
Amortization of unearned stock- based compensation	----	----	13,932	----	----	13,932
Balance - December 31, 2004	10,000,000	$10,000	$(13,324)	$83,887	$892,285	$972,848

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(215,579)	$884,376
Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Depreciation and amortization	13,111	13,072
Amortization of stock based compensation	13,932	17,967
Loss on disposal of fixed assets	--	23,466
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	808,606	(824,746)
Prepaid expenses and other current assets	(7,248)	54,612
Inventory	(131,754)	--
Increase in liabilities:
Accounts payable and accrued expenses	(20,737)	26,887
Other current liabilities	(9,822)	58,069
NET CASH PROVIDED BY OPERATING ACTIVITIES	450,509	253,703

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(17,492)	(30,230)
Investment in definite-lived intangible assets	(65,293)	(43,708)
NET CASH USED IN INVESTING ACTIVITIES	(82,785)	(73,398)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of bank overdraft	--	(198,768)
Proceeds from short-term debt - related party	300,000	300,000
Repayments of short-term debt - related party	(300,000)	--
Distributions	(360,476)	(174,793)
NET CASH USED IN FINANCING ACTIVITIES	(360,476)	(73,561)
INCREASE IN CASH AND CASH EQUIVALENTS	7,248	106,204

Cash and Cash Equivalents:
Beginning	106,204	--
Ending	$113,452	$106,204

Supplemental Cash Flow Disclosure

Non-cash distribution of property and equipment,	$11,936	$--

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION:

Genex Technologies, Inc. (the "Company" or “Genex”) was incorporated in the State of Maryland in April 1995.  The Company, develops state-of-the-art electro-optical imaging products and technologies that address real-world customer needs in military and other applications. It has both a research and development team as well as two product teams; one with a focus on government products and one with a focus on commercial products.

Effective February 14, 2005, Technest Holdings, Inc., a publicly-traded corporation ("Technest"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated February 14, 2005 ("the Acquisition"). Technest paid the stockholder $3,000,000 in cash and transferred 10,168,764 shares of Markland Technologies, Inc. common stock (previously owned by Technest) for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties.

REVENUE RECOGNITION

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

ACCOUNTS RECEIVABLE

Accounts receivable represent the amount invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

A significant portion of the Company's receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at December 31, 2004 and 2003. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

DEPRECIATION AND AMORTIZATION
Property and equipment is stated at costs and is being depreciated using straight-line methods over the estimated useful lives of assets as follows:
Computers and equipment	3 years
Vehicles	5 years

INVENTORIES
Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value.

INCOME TAXES

The Company, with the consent of its stockholder, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income is taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements. On the effective date of the Acquisition (see above), the Company forfeited its status as a Subchapter S corporation.

CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places their temporary cash investments at financial institutions. However, a portion of temporary cash investments exceed FDIC insured levels.

A significant portion of contract revenue is generated from contracts with Federal government agencies either directly or as subcontractors. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors. One contract with the Unisys Corporation  represented 15% of total revenue for the year ended December 31, 2004 and 6% of account receivables at December 31, 2004.  Three contracts, one with Unisys and two with the U.S. Department of Commerce represented 22%, 14% and 11% of total revenue for the year ended December 31, 2003 and 6%, 23% and 15% of accounts receivable at December 31, 2003, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the revenue recognized under percentage completion method firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, useful lives of patents, the amount due to contracting government agencies as a result of their audits and the fair value of equity instruments.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans generally have no intrinsic value at the grant date, and under APB No. 25 no compensation cost is recognized for them.

The Company applies APB No. 25 and related interpretations in accounting for stock options issued to employees and directors as more fully described in Note 4. Had compensation cost for the Company’s stock options issued to employees and directors been determined based on the fair value at the grant dates consistent with SFAS No. 123, there would have been no material impact on net (loss) income.

DEFINITE-LIVED INTANGIBLE ASSETS

Definite-live intangible assets represent costs of outside legal counsel related to obtaining new patents.  Patent costs are amortized over the legal life of the patents, generally twenty years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents relate to 3D imaging, intelligent surveillance and 3D facial recognition technologies.  Amortization expense was $10,657 and $7,493 in the years ended December 31, 2004 and 2003, respectively, and is expected to be approximately $11,000 in each of the next five years.

IMPAIRMENT OF LONG-LIVED ASSETS AND DEFINITE-LIVED INTANGIBLE ASSETS

Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets and definite-lived intangible assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value.  No impairment charges were recorded in the years ended December 31, 2004 and 2003.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, Accounting for Stock-Based Compensation (“SFAS No. 123R”). SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. The provisions of this Statement are effective for small business issuers the first interim reporting period that begins after December 15, 2005. Accordingly, we will adopt SFAS No. 123R commencing with the quarter ending March 31, 2006. If we had included the fair value of employee stock options in our financial statements, our net loss for the years ended December 31, 2004 and 2003 would have been immaterial as disclosed above. Accordingly, the adoption of SFAS No. 123R is not expected to have a material effect on our financial statements.

In December 2004, FASB issued SFAS No. 151 (“SFAS 151”) Inventory Costs - an Amendment of ARB No. 43, Chapter 4. SFAS 151 clarifies the accounting for inventory when there are abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. Under existing accounting principles, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be “so abnormal” as to require treatment as current period charges rather than recorded as adjustments to the value of the inventory. SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a material effect on our position or results of operations.

NOTE 2.  LEASE COMMITMENTS
Note 3.
The Company leases office space under the terms of a non-cancelable operating lease that expires in January 2006.  The office space lease provides for annual increases of 3% to the base rent and requires the Company to reimburse the landlord for its pro rata share of the increases in annual operating expenses and real estate taxes.  As of December 31, 2004 the following is a schedule of the future minimum lease payments required under this non-cancelable operating lease.

Years Ending December 31,
2005	$121,000
2006	10,399
Total	$131,399

The Company is recording rent expense on the straight-line basis and, as a result, has recorded a deferred rent accrual of $888 and $4,323 at December 31, 2004 and 2003.  Rent expense for the years ended December 31, 2004 and 2003 was $146,907 and $140,740, respectively.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3.  CONTINGENCIES

The Company's billings and revenue on time and material contracts are based on provisional fringe, general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002, the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. As a result of this audit, Genex could be prevented from completing certain previous contracts awarded by the Department of Defense and may be required to refund amounts overbilled to its customers. The Company has accrued $ 68,017 for overpayments for 2002 and has extended the analysis of misclassified and unallowed costs to 2003 and 2004. The Company has an accrual of $102,228 and $115,492 at December 31, 2004 and 2003, respectively, to cover anticipated liabilities.

NOTE 4.  COMMON STOCK OPTIONS

In September 2000, the Company established the 2000 Stock Option Plan ("Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-Statutory Stock Options"). The total number of shares of common stock for issuance under the 2000 Plan shall not exceed 1,000,000. Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or non-employee directors of, or non-employee consultants to, the Company.  The Company has reserved 1,000,000 shares of common stock for the exercise of options under the Plan.

The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock).
The exercise price of all Non-Statutory Stock Options granted under the Plan must be at least equal to 85% of the fair market value of such shares on the date of the grant.

During 2004 and 2003, options to purchase 20,000 and 60,000 shares of common stock were granted pursuant to the Plan. As of December 31, 2004 and 2003 there were 257,080 and 208,754 options vested respectively.

Summary information with respect to stock options granted is as follows:

	Number of Shares	Exercise Price

Balance, December 31, 2002	232,000	$1.07
Granted	60,000	$1.21

Balance, December 31, 2003	292,000	$1.10
Granted	20,000	$1.25

Balance, December 31, 2004	312,000	$1.11

GENEX TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4.  COMMON STOCK OPTIONS (concluded)

A summary of options outstanding at December 31, 2004 is as follows

	Options outstanding			Options currently exercisable
	Weighted Avg.		Weighted Avg.	Weighted Avg.
Exercise Price range	Exercise Price	Number	Remaining life	Exercise price	Number
$1.00 - $1.25	$1.11	312,000	6.8 yrs	$1.08	257,080

The fair value of stock option grants is estimated using the Black-Scholes option-pricing model with the following assumptions:

FOR THE YEAR ENDED DECEMBER 31:	2004	2003

Option term (years)	10	10
Volatility	50.0%	50.0%
Risk-free interest rate	3.5%	3.5%
Dividend yield	0.0%	0.0%
Weighted-average fair value per option granted	$0.44	$0.44

Between the years 2000 and 2004, the Company issued options to purchase 150,000 shares of common stock to certain consultants and members of the Company’s advisory board.  These options have a term of 10 years and vest over periods up to  3 years.  The Company determined the fair value of these options on the grant date using the Black-Scholes option pricing.model.  For any options with ongoing performance requirements, the Company remeasures the fair value of the options each period.  The Company recorded total deferred compensation of $68,000 and amortization of deferred compensation related to these non-employee options of $13,932 and $17,967 in the years ended December 31, 2004 and 2003, respectively.

NOTE 5.  RELATED PARTY TRANSACTIONS

Advances to employees

Advances to employees represent short-term advances to employees.  There were no fixed repayment terms and no interest charged.  All amounts outstanding at December 31,2004 were collected in full subsequent to year-end.

Short-term debt - related parties

Short-term debt - related parties represent amounts advanced by a relative of the Company’s stockholder.  There were no fixed repayment terms and no interest charged.  All amounts outstanding were repaid in full subsequent to year-end.

Distributions

Distributions represent payments made by the Company on behalf of the sole stockholder, as well as certain property and equipment. Distributions of property and equipment were recorded at net book value and no gain or loss was recorded.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 6.  EMPLOYEE BENEFIT PLANS

The Company maintains a Simplified Employee Pension (the SEP Plan) for all employees who have attained the age of 21 and have completed three years of service. Participants may make voluntary contributions up to the maximum amount allowed by law, but not to exceed 15% of each participant’s eligible compensation. The combined totals of participant and Company contributions may not exceed $30,000 by law. The Company contributions vest immediately to the participants. The Company made no contributions to the SEP plan for the years ended December 31, 2004 and 2003, respectively.

The Company also maintains a define contribution 401(k) profit sharing plan (the 401(k) Plan) for all employees except those who are non-resident aliens or are covered by a collective bargaining agreement.  Participants may make voluntary contributions up to the maximum amount allowable by law but not to exceed 20% of the participant's eligible compensation.  Company contributions to the 401(k) Plan are at the discretion of management and vest to the participants ratably over a five-year period, beginning with the second year of participation.  The Company recorded contributions to the 401(k) Plan of $47,256 and $33,066 for the years ended December 31, 2004 and 2003, respectively.

NOTE 7.  SUBSEQUENT EVENTS

Subsequent to year end, 100% of the Company's outstanding common stock was acquired by Technest Holdings, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.)
Spotsylvania, Virginia

We have audited the accompanying balance sheet of E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.) as of June 30, 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2005 and six months ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.) as of June 30, 2005, and the results of its operations and its cash flows for the year ended June 30, 2005 and six months ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, these financial statements represent the operations of the Company that were acquired by Markland Technologies, Inc. on June 29, 2004 and do not include the Company's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to the Company's stockholders prior to the acquisition by Markland Technologies, Inc. Also, as described in Note 1, Technest Holdings, Inc., a majority-owned subsidiary of Markland Technologies, Inc., acquired the Company effective August 17, 2005.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
April 13, 2006

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)
BALANCE SHEET
JUNE 30, 2005

ASSETS

Current Assets
Cash and cash equivalents	$5,308,844
Accounts receivable	7,152,467
Restricted cash	250,000
Prepaid expenses and other current assets	128,303
Total Current Assets	12,839,614

Property and Equipment - Net of accumulated depreciation of $292,270	820,456

Other Assets
Definitive-lived intangible assets - Net of accumulated amortization of $1,306,111	10,448,889
Goodwill	5,120,649
Total Other Assets	15,569,538

Total Assets	$29,229,608

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$9,859,439
Accrued expenses and other current liabilities	1,354,704
Due to related parties, net	2,120,947
Income taxes payable, parent	188,000
Current portion of long-term debt	709,943
Total Current Liabilities	14,233,032

Non-Current Liabilities
Long-term debt, less current portion and discount of $1,174,365	7,633,879

Total Liabilities	21,866,912

Commitments and Contingencies

Stockholders’ Equity
Common Stock, par value $1 per share; 15,000 shares authorized, 12,000 shares
issued and outstanding	12,000
Additional paid-in capital	11,632,000
Unearned compensation	(1,541,490)
Accumulated deficit	(2,739,814)
Total Stockholders’ Equity	7,362,696

Total Liabilities and Stockholders’ Equity	$29,229,608

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)
STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

	2005	2004

Revenues (including revenue from related parties of $421,064 in the year ended June 30, 2005)	$65,171,038	$29,649,986

Cost of Revenues	52,454,187	24,097,832

Gross Profit	12,716,851	5,552,154

Operating Expenses
Selling, general and administrative	12,849,354	3,455,902
Amortization of intangible assets	1,306,111	-
Total Operating Expenses	14,155,465	3,455,902

Operating (Loss) Income	(1,438,614)	2,096,252

Other Income (Expenses), Net
Interest income	59,521	13,065
Interest expense	(979,483)	(14,722)
Other expense	(193,238)	--
Total other (expenses), net	(1,113,200)	(1,657)

Net (Loss) Income Before Income Taxes	(2,551,814)	2,094,595

Provision for income taxes	188,000	--

Net (Loss) Income	$(2,739,814)	$2,094,595

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

				Retained
		Additional		Earnings/	Total
	Common	Paid-in	Unearned	(Accumulated	Stockholders'
	Stock	Capital	Compensation	Deficit)	Equity

Balance, December 31, 2003	$12,000	$-	$-	$754,155	$766,155
Net income	-	-	-	2,094,595	2,094,595
Distributions	-	-	-	(1,536,124)	(1,536,124)
Balance, June 29, 2004	12,000	-	-	1,312,626	1,324,626
Impact of push down accounting	-	12,180,000	(4,000,000)	(1,312,626)	6,867,374
Balance, June 30, 2004	12,000	12,180,000	(4,000,000)	-	8,192,000
Additional investment by Markland	-	177,639	-	-	177,639
Stock-based compensation	-	(725,639)	2,458,510	-	1,732,871
Net loss	-	-	-	(2,739,814)	(2,739,814)
Balance, June 30, 2005	$12,000	$11,632,000	$(1,541,490)	$(2,739,814)	$7,362,696

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

	2005	2004

Cash Flows From Operating Activities:

Net (loss) income	$(2,739,814)	$2,094,595

Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization of property and equipment	292,270	119,722
Amortization of definite-lived intangible assets	1,306,111	-
Non-cash interest expense	293,591	-
Stock-based compensation	1,732,871	-
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(2,200,457)	1,545,442
Restricted cash	(250,000)	-
Prepaid expenses and other current assets	60,517	(638,488)
Increase (decrease) in liabilities:
Accounts payable	6,903,082	284,530
Accrued expenses and other current liabilities	190,075	(2,462,236)
Unearned revenue	(324,140)	11,458
Income taxes payable, parent	188,000	-
Due to related parties, net	2,120,947	-
Net Cash Provided By Operating Activities	7,573,053	954,023

Cash Flows From Investing Activities:
Purchase of property and equipment	(82,726)	(91,430)
Net Cash Used In Investing Activities	(82,726)	(91,430)

Cash Flows From Financing Activities:
Repayment of long-term debt	(2,514,120)	(141,662)
Proceeds from line of credit	-	600,000
Distributions, including advances to unconsolidated subsidiaries	-	(1,536,124)
Net Cash Used In Financing Activities	(2,514,120)	(1,077,786)

- (Continued) -
See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004
(Concluded)

	2005	2004

Net Increase (Decrease) In Cash and Cash Equivalents	$4,976,207	$(215,193)

Cash and Cash Equivalents - Beginning of Period	332,637	547,830

Cash and Cash Equivalents - End of Period	$5,308,844	$332,637

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$685,892	$14,722

Non-cash Investing and Financing Activity
Additional acquisition transaction costs paid by Markland	$177,639	$-
Reversal of distributions payable	$724,459	$-

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 1. NATURE OF OPERATIONS

Business and Basis of Presentation

E-OIR Technologies, Inc. (the "Company") was incorporated on June 1, 1981 under the laws of the Commonwealth of Virginia. The Company provides research and engineering services to a variety of Defense and Intelligence Community customers. The Company's technical services include design and fabrication of sensor systems for military and intelligence community applications; remote sensor data collection, data signal processing and data exploitation; and training in the use of remote sensor systems and data. These efforts involve systems engineering, system integration, prototyping, field collections as well as data analysis and processing. During 2005 and 2004, EOIR’s most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. Approximately 84% and 86% of EOIR revenues for the year ended June 30, 2005 and the six months ended June 30, 2004, respectively, were derived from this contract.

Effective June 29, 2004, Markland Technologies, Inc., a publicly-traded Florida corporation ("Markland"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of the Company $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of the Company's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, the Company became a wholly-owned subsidiary of Markland effective June 29, 2004. For purposes of these stand-alone financial statements, Markland applied the push down basis of accounting to the Company (see Note 3). In conjunction with the Acquisition, the Company changed its fiscal year end from December 31 to June 30 to be consistent with Markland’s fiscal year end.

Prior to the effective date of the Acquisition, the Company was a 100% owner of RMS Enterprises, LLC ("RMS"). RMS is involved in the hospitality industry and owns two hotels and a restaurant in the Fredericksburg, Virginia area. Immediately prior to the Acquisition, the stock of RMS was distributed to the former owners of the Company and was therefore not acquired by Markland. Since RMS was not acquired by Markland, its operations are completely separate from and unrelated to those of the Company, and no costs or expenses relating to RMS have been incurred by the Company, RMS has been excluded from these financial statements for the six months ended June 30, 2004.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest Holdings, Inc. (“Technest”), a majority-owned subsidiary of Markland, purchased all of the outstanding stock of the Company. As consideration for this purchase, Technest issued 12 million shares of its common stock to Markland. As a result of this transaction, the Company became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of the Company at their carrying amounts in the accounts of Markland at the date of transfer.

The Company is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the United States Government represents substantially all of the Company’s current revenue, the loss of this customer would have a material adverse effect on the Company's future operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the revenue recognized under percentage of completion method on firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, the estimated useful lives of definite-lived intangible assets, impairment of definitive-lived intangible assets and goodwill, the valuation of reserves on deferred tax assets and the amount due to contracting government agencies as a result of their audits.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations

A significant portion of revenue is generated from contracts with Federal Government agencies. Consequently, a significant portion of accounts receivable is due from Federal Government agencies either directly or through other Government contractors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist of money market funds as of June 30, 2005.  The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of June 30, 2005.

Restricted Cash

Restricted cash represents a one year certificate of deposit, originally maturing in February 2006 and extended until April 2007, collateralizing a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with the Company’s corporate credit cards.

Accounts Receivable

Accounts receivable represent the amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence.

A significant portion of the Company's receivables are due from Government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at June 30, 2005. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Software	3 years
Computer equipment	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of useful life or lease term
Vehicles	5 years

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (concluded)

Property and equipment consisted of the following at June 30, 2005:

Software	$117,349
Computer equipment	550,685
Furniture and fixtures	168,874
Leasehold improvements	220,550
Vehicles	55,268
1,112,726
Less accumulated depreciation	(292,270)
$820,456

Depreciation expense for the year ended June 30, 2005 and the six months ended June 30, 2004 was $292,270 and $119,722, respectively.

Definite-lived Intangible Assets

Definite-lived intangible assets consist of customer relationships and contracts resulting from the acquisition of the Company by Markland.

Customer Relationships and Contracts have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, Financial Accounting Standards Board (“FASB”) Concepts Statement Number 7 and Emerging Issues Task Force (“EITF”) Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over nine years, being the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Operating Segments

The Company operates in one Operating Segment as defined in paragraph 10 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. The Operating Segment primarily consists of products and services related to remote sensing technology.

Revenue Recognition

The Company recognizes revenue when the following criteria are met: (1) there is persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and (4) collection is probable.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (concluded)

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. The Company has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. The Company, as the prime contractor who accepts risks for these customer funded tasks, includes as revenues the amounts that they bill under these teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members because these teaming arrangements meet the criteria for gross revenue reporting as discussed in EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”. This policy on revenue recognition is also supported by paragraph 60 of the AICPA’s Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes” and consistent with EITF No. 86-09, “IRC Section 338 and Push-Down Accounting,” the Company allocates current and deferred taxes as if it were a separate tax payer

Since the Acquisition, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reported in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities. Therefore, the impact of applying push down accounting (see Note 3) to the Company is not considered in determining the Company’s provision for income taxes. Amounts included in the Company’s statement of operations related to the impact of push down accounting, including the amortization of definite-lived intangible assets and stock-based compensation, have been considered permanent differences for purposes of the intercompany tax allocation.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Prior to June 29, 2004, the Company, with the consent of its stockholders, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income was taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements for the six month ended June 30, 2004. On the effective date of the Acquisition, the Company forfeited its status as a Subchapter S corporation.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The financial statements include various estimated fair value information at June 30, 2005, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the balance sheet.

The fair value of cash, accounts receivable and accounts payable approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of the Company (see Note 6) have been recorded at their fair value, as determined and valued by management considering various factors including an independent appraisal done by a valuation and financial advisory firm, which is less than the face value due to a below market interest rate.

Shipping Costs

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of operations.

Impairment of Intangible Assets

The Company has recorded as goodwill the excess of Markland’s purchase price over the fair value of the identifiable net assets acquired. Goodwill is identified and recorded at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 prescribes a two-step process for impairment testing, at the reporting unit level, of goodwill annually as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has determined that its reporting unit is its operating segment since this is the lowest level at which discrete financial information is available and regularly reviewed by management. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the year ended June 30, 2005. There were no intangible assets in the six months ended June 30, 2004.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the year ended June 30, 2005 and six months ended June 30, 2004.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

At June 30, 2005 , as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net income (loss) for the year ended June 30, 2005 and six months ended June, 2004.

	Year ended June 30,	Six months ended June 30,
	2005	2004
Net (loss) income as reported	$(2,739,814)	$2,094,595
Add: stock-based employee compensation under intrinsic value method included in net income (loss)	96,339	--
Deduct: stock-based employee compensation under fair value method	(196,958)	--
Pro forma net (loss) income	$(2,840,433)	$2,094,595

The assumptions used and weighted average information for the year ended June 30, 2005 were as follows:

Fair value of stock	$0.12
Exercise price	$0.06
Expected dividend yield	0%
Expected lives (in years)	9
Risk-free interest rate	3.53%

Stock-based employee compensation relates to Markland issuances of its shares of common stock and options to purchase its common stock to employees of the Company (see Note 8).

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and Amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after December 15, 2005. The Company expects to adopt SFAS No. 123(R) on July 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. The Company is evaluating which method to adopt.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Concluded)

Recent Accounting Pronouncements (concluded)

As permitted by SFAS No. 123, the Company currently accounts for the share-based payments made by Markland to its employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. However, grants of Markland stock to employees have always been recorded at fair value as required under existing accounting standards. The Company does not expect the adoption of SFAS No. 123(R) to have a material effect on its results of operations. However, the Company’s results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted by Markland or Technest to the Company’s employees in the future.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature.

NOTE 3. PUSH DOWN ACCOUNTING

Based on the complete change in ownership and control of the Company upon its acquisition by Markland on June 29, 2004, the push down basis of accounting has been applied to the acquisition of the Company by Markland. In accordance with the push down basis of accounting, the Company’s net assets were adjusted to their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed below and accumulated deficit was reset to zero as of the acquisition date. Accordingly, the accompanying financial statements of the Company as of and for year ended June 30, 2005 are not comparable in all material respects to the financial statements of the Company as of and for six months ended June 30, 2004.

A summary of the allocation, as determined by management considering various factors including independent appraisals done by a valuation and financial advisory firm, of the fair value of the assets acquired and liabilities assumed on June 29, 2004 is as follows:

Fair value of net assets acquired:

Fair value of assets acquired -
Current assets, including cash of $332,637	$6,073,467
Property and equipment	1,030,000
Fair value of liabilities assumed -
Accounts payable & accrued expenses	(4,445,125)
Bank loans and overdrafts	(1,032,308)
Fair value of identifiable net tangible assets acquired -	1,626,034
Customer relationships and contracts	11,755,000
Goodwill	5,120,649
Total Purchase Price	$18,501,683

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 4. DEFINITE-LIVED INTANGIBLE ASSETS

Definite-lived intangible assets consist of the following at June 30, 2005:

	Amount	Useful life (years)
Customer relationships and contracts - Sensor Technologies	11,755,000	9
Accumulated amortization	(1,306,111)
Net definite-lived intangible asset	$10,448,889

Amortization expense was $1,306,111 and $0 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively. Future amortization expense related to the definite-lived intangible asset over the next five years is $1,306,111 per year.

NOTE 5. GOODWILL

On the date of the Acquisition, the Company had a payable of $724,459 to the former stockholders related to possible taxes due in conjunction with the final pre-acquisition tax return. In the year ended June 30, 2005, this accrual was determined to no longer be required and no distributions were due to the former stockholders. This reduction in payables was considered an adjustment in the fair value of the Company’s net assets acquired by Markland and, accordingly, was recorded as a reduction in Goodwill of $724,459. In addition, actual transaction costs paid by Markland exceeded the original estimate by $177,639. These additional transaction costs were recorded as an increase in Goodwill of $177,639 in the year ended June 30, 2005.

NOTE 6. LONG-TERM DEBT

Notes Payable

On June 29, 2004, the Company issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with Markland’s acquisition of the Company’s common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair value of these notes on the date of the Acquisition was $9,532,044 as determined by management based on a number of factors including an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note. During the year ended June 30, 2005 and the six months ended June 30, 2004, the Company recorded non-cash interest expense related to the amortization of the discount of $293,591 and $0, respectively. Other interest expense on these notes was $660,000 and $0 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively. The face value of the notes and the unamortized discount at June 30, 2005 was $9,387,750 and $1,174,365, respectively. The holders of the outstanding notes have a primary lien on all the assets of the Company.

Other Long-Term Bank Debt

The Company's other long-term bank debt consists of the following as of June 30, 2005:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest at LIBOR plus 2.75% (6.27% at June 30, 2005)	$39,438
First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest at LIBOR plus 2.75%, (6.27% at June 30, 2005)	56,027
First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest at 5.05%	22,128
A American Honda Finance, secured by vehicle, dated March 24, 2003 with monthly payments of $406 including interest at 4.70%	12,844

$130,437

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004
NOTE 6. LONG-TERM DEBT (Concluded)

Interest expense on other long-term debt was $17,228 and $10,544 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively.

Future debt maturities for all notes payable and long-term debt are as follows for the years ending:

June 30,
2006	$709,943
2007	2,204,600
2008	2,203,644
2009	2,200,000
2010	2,200,000
Total	9,518,187
Less: debt discount	(1,174,365)
$8,343,822

NOTE 7. LINE OF CREDIT

A $500,000 line of credit was established with Virginia Community Bank in October 1999 that was extended and increased to $600,000. It was secured by current accounts receivable and required interest at the prime lending rate. The line was repaid in full and closed in September 2004. Interest expense on the Line of Credit for the year ended June 30, 2005 and six months ended June 30, 2004, was $8,664 and $4,178 respectively.

NOTE 8. STOCKHOLDERS’ EQUITY

Stock Options

On June 29, 2004, Markland issued options to purchase its common stock to eleven former minority owners of the Company who continued employment with the Company. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of Markland common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation expense, included in selling, general and administrative expense, over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of Markland shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of Markland’s stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of Markland’s stock on the vesting date. The intrinsic value of these options based on the fair value of Markland’s stock on June 30, 2005 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid-in capital. Due to the variable nature of the exercise price and number of Markland shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of June 30, 2005, the maximum number of Markland shares issuable under these options is 7,866,383.

During the three months ended December 31, 2004, 3,009,574 options were cancelled due to the departure of four employees. In conjunction with the departure of two of these employees, Markland modified the options so that the employees were immediately vested in 40% of the options held. Without modification, these options would have been cancelled upon termination. As a result of this modification, the Company remeasured the intrinsic value on the remeasurement date and determined that there was no incremental value. Therefore, the Company fully amortized the remaining unearned portion of the vested options upon modification. The cancellation of the remaining unvested options resulted in a reduction in unearned compensation and additional paid-in capital of $1,136,099.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 8. STOCKHOLDERS’ EQUITY (Concluded)

Stock Options (concluded)

In conjunction with a May 2005 amendment to an employment agreement with Dr. Mackin, Chief Operating Officer of Markland, Markland accelerated the vesting of Dr. Mackin’s options to purchase 1,250,286 shares of the Markland’s common stock at a price of $.3775 per share. As a result of this modification, the Company remeasured the intrinsic value of the modified options and determined that there was no additional intrinsic value. The Company fully amortized the unearned compensation related to these options.

For the year ended June 30, 2005 and six months ended June 30, 2004, the Company recorded $1,322,411 and $0 in stock compensation, included in selling, general and administrative expense, relating to these options.

Markland Common Stock Issuances

In the year ended June 30, 2005, Markland issued 4,004,883 shares of its common stock to employees of the Company. As a result, the Company has recorded additional paid-in capital and stock compensation, included in selling, general and administrative expenses, of $410,460, equal to the fair value of the Markland common stock on the date of grant. There were no shares issued to employees in the six months ended June 30, 2004.

Additional Paid-in Capital

Additional paid-in capital represents cash payments made by Markland in conjunction with the Acquisition.

Distributions

The Company recorded as distributions amounts expended on behalf of RMS Enterprises, LLC (see Note 1) in the amount of $1,536,124 for the six months ended June 30, 2004.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Facility Rental

The Company holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. The Company leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. The Company also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. The Company also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $29,548.

Rent expense for the year ended June 30, 2005 and the six months ended June 30, 2004 was $384,894, and $76,767, respectively.

The future minimum rental payments required under operating leases that have noncancellable or original lease terms in excess of one year as of June 30, 2005 as are follows:

June 30,
2006	$483,871
2007	460,517
2008	453,733
2009	254,130
2010	165,328
Thereafter	55,321
Total	$1,872,900

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 9. COMMITMENTS AND CONTINGENCIES (Concluded)

Government Contracts

The Company's billings on time and material contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting Government agency. Audits have been completed for all fiscal years through June 30, 2004. The Company's experience with these audits has generally been favorable.

Lien on Assets

The holders of convertible notes issued by Markland have a second lien on all the assets of the Company. The balance outstanding on these convertible notes as of June 30, 2005 was $3,660,000.

Letter of Credit

The Company has a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with corporate credit cards.

NOTE 10. INCOME TAXES

The provision for income taxes in the year ended June 30, 2005 of $188,000 represents the intercompany tax allocation. The Company recorded income taxes payable, parent in the same amount related to the current period provision for income taxes.

Since the Acquisition, the Company files consolidated income tax returns with Markland and, for financial statement purposes, compute its provision or benefit for income taxes based on the income and expenses reporting in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities.

Prior to its acquisition by Markland, the Company had elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income was taxed to the prior stockholders of the Company on their individual tax returns. Therefore, there was no provision for income taxes in the financial statements for the six month ended June 30, 2004.

The provision for income taxes for the year ended June 30, 2005 is as follows:

2005
Current tax provision:
Federal	$155,000
State	30,000
185,000
Deferred tax provision
Federal	3,000
State	-
3,000

188,000

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 10. INCOME TAXES (Concluded)

A reconciliation of the provision for income taxes (benefit) to the federal statutory rate is as follows:

	2005
Tax benefit at statutory rate	$(34%	)
Permanent differences
Amortization of definite-lived intangibles	18%
Stock-based compensation	23%
Total Permanent Differences	41%
Benefit of state income taxes	(1%	)
	6%

The Company's deferred tax liabilities consist of differences between the book and tax basis of property and equipment. The Company determined that its net deferred tax liability at June 30, 2005 was immaterial.

NOTE 11. RELATED PARTY TRANSACTIONS

During the year ended June 30, 2005, the Company accrued $1,500,000 due to Markland for administrative support services, engineering services and services rendered by executive officers of Markland who also function as executive officers of the Company. No such amounts were accrued in the six months ended June 30, 2004. At June 30, 2005, the Company had amounts due to Markland for cash advances for payment of shared expenses in the amount of $767,664. The total amount due to Markland is $2,267,664 at June 30, 2005.

During the year ended June 30, 2005, the Company recognized revenue of $421,064 related to services provided to Genex Technologies, Inc. (“Genex”), an entity under common control. No such amounts were recognized in the six months ended June 30, 2004.

At June 30, 2005, the Company had a net amount of $2,556 due from Science and Technology Research Corporation, Inc. (“STR”), a subsidiary of Markland.

At June 30, 2005, the Company had a net amount of $144,742 due from Genex for sales made and shared services provided to Genex.

At June 30, 2005, the Company had a net amount of $581 due to Technest.

The Company believes that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

NOTE 12. PROFIT SHARING PLAN

The Company has adopted a 401(k) plan for the benefit of certain employees. Essentially all employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match. The Company contributed 6% of gross wages, excluding bonuses on an annual basis, to those who have been employed for more than one year and remain employed on the last day of the fiscal year.

Contributions and other costs of the plan in the years ended June 30, 2005 and six months ended June 30, 2004 aggregated $662,618 and $272,937, respectively.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 13. LITIGATION

Joseph R. Moulton

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, Markland, and Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of the Company prior to its acquisition by Markland, owning approximately 67% of the Company’s capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of the Company in the approximate principal amount of $6,967,000 for his shares of the Company at the closing of the acquisition of the Company by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and the Company breached their obligations under the stock purchase agreement, dated June 30, 2004, pursuant to which Markland acquired the Company, by terminating Mr. Moulton's employment with the Company and removing him from the Company’s board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of the Company until the promissory notes issued to former Company shareholders at the closing of the acquisition are paid in full and a declaratory judgment that Markland and the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts due thereunder. As Mr. Moulton is suing in his personal capacity rather than as a representative of the former Company shareholders, he is asking the court to accelerate the payment of the outstanding principal amount of his note, which as of June 30, 2005, was $5,255,021. Markland is a guarantor of these notes.

Markland, Mr. Tarini and the Company believe that the allegations in this lawsuit are entirely without merit. Markland and the Company have filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. Markland and the Company have also filed a counterclaim against Mr. Moulton seeking damages resulting from alleged misconduct and misrepresentations on the part of Mr. Moulton related to the Company’s relationship with certain banks.

On April 4, 2005 a hearing was held in the Spotsylvania County Circuit Court on Markland and the Company’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, the claim by Mr. Moulton that his employment was terminated in violation of public policy was dismissed by the court, and the Court dismissed those aspects of Mr. Moulton's complaint suggesting that he was pursuing his claims on behalf of other unnamed sellers of the Company’s shares. Mr. Moulton was not given leave to amend or refile these claims.

On December 16, 2005, the start of the trial of this matter was continued from January 17, 2006 to September 5, 2006. In addition on that day, Mr. Moulton was permitted by the Court to amend his complaint to add an additional cause of action.

On February 3, 2006, a hearing was held in the Spotsylvania County Circuit Court on Markland and the Company’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, Mr. Moulton’s cause of action alleging breach of an employment contract by the Company was dismissed with prejudice by the Court.

Greg & Mary Williams

Markland and the Company were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of the Company and, in the case of Mr. Williams, a former director of Markland, that the Williamses filed a lawsuit in the Commonwealth of Virginia, naming the Company and Markland as defendants, regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williamses in connection with the acquisition of the Company by Markland and severance payments called for pursuant to severance agreements by and among the Williamses, the Company and Markland. On August 3, 2005, the Company and Markland filed an answer and a demurrer denying all liability.

On April 6, 2006, a hearing was held in the Spotsylvania County Circuit Court, Virginia on the Williams’ motion for summary judgment on certain claims brought by Mr. and Mrs. Williams relating to their severance payments. On that day, the court took the matter under advisement.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 14. SUBSEQUENT EVENTS

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest, a majority-owned subsidiary of Markland, purchased all of the outstanding stock of the Company. As a result of this transaction, the Company became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of the Company at their carrying amounts in the accounts of Markland at the date of transfer.

As of December 31, 2005 all outstanding options granted by Markland to employees of the Company had been cancelled.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-OIR Technologies, Inc.
Spotsylvania, Virginia

We have audited the accompanying balance sheet of E-OIR Technologies, Inc. as of December 31, 2003, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-OIR Technologies, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, these financial statements represent the operations of the Company that were acquired by Markland Technologies, Inc. on June 29, 2004 and do not include the Company's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to the Company's stockholders prior to the acquisition.

\s\ Wolf & Company, P.C.

Boston, Massachusetts
September 9, 2004

E-OIR TECHNOLOGIES, INC.

BALANCE SHEET
DECEMBER 31, 2003

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$547,830
Accounts receivable	6,497,452
Other receivable	1,557
Prepaid expenses	68,507
Other current assets	19,268
TOTAL CURRENT ASSETS	7,134,614

PROPERTY AND EQUIPMENT
Computers and equipment	$1,435,342
Furniture and fixtures	186,837
Vehicles	140,090
Software	128,965
Structures	274,569
2,165,803
Less accumulated depreciation and amortization	(1,408,917)
756,886
OTHER ASSETS
Unbilled receivable	60,000

$7,951,500

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses and payroll taxes	$863,273
Accounts payable	5,418,594
Unearned revenue	312,682
Current maturities on long-term debt	287,037
Other current liabilities	16,827
TOTAL CURRENT LIABILITIES	6,898,413

LONG-TERM LIABILITIES
Long-term debt, less current maturities	286,932

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $1 per share;
15,000 shares authorized, 12,000
shares issued and outstanding	12,000
Retained earnings	754,155
TOTAL STOCKHOLDERS' EQUITY	766,155

$7,951,500

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2003

Revenues	$42,680,858

Direct costs:
Salaries	6,202,424
Team members and subcontractors	22,367,388
Travel	453,422
Materials	4,830,447
Other	3,453
TOTAL DIRECT COSTS	33,857,134

GROSS PROFIT	8,823,724

Operating expenses:
Indirect salaries and employee benefits	3,650,809
Materials and supplies	44,297
Utilities	83,160
Taxes	670,667
Travel	112,445
Insurance	110,282
Consultants	35,311
Legal	35,662
Accounting fees	44,180
Training	22,253
Maintenance	28,873
Advertising	70,614
Rent	136,179
Relocation	1,456
Miscellaneous	82,344
Computer network support	174,353
Depreciation and amortization	319,636
TOTAL OPERATING EXPENSES	5,622,521

OPERATING INCOME	3,201,203

Other income and (expenses):
Interest income	12,541
Interest expense	(30,239)
Other expense	(18,159)
TOTAL OTHER (EXPENSE), NET	(35,857)

NET INCOME	$3,165,346

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF RETAINED EARNINGS
YEAR ENDED DECEMBER 31, 2003

Balance, beginning of period	$1,151,516
Net income	3,165,346
Distributions, including advances to unconsolidated subsidiary	(3,562,707)
Balance, end of period	$754,155

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003

2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,165,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	319,636
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(3,408,076)
Prepaid expenses	(6,845)
Other assets	10,694
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	3,143,300
Other current liabilities	16,827
Unearned revenue	(227,631)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,013,251

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(208,035)
NET CASH (USED IN) INVESTING ACTIVITIES	(208,035)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	141,584
Principle payments on long-term debt	(431,577)
Distributions, including advances to unconsolidated subsidiaries	(3,062,707)

NET CASH (USED IN) FINANCING ACTIVITIES	(3,352,700)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(547,484)

Cash and Cash Equivalents:
Beginning	1,095,314

Ending	$547,830

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for interest	$30,239

NONCASH INVESTING AND FINANCING TRANSACTIONS:
Distributions payable	$500,000

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION:

E-OIR Technologies, Inc. (the "Company") was incorporated on June 1, 1981 under the laws of the State of Virginia. The Company provides research and engineering services to a variety of Defense and Intelligence Community customers. The Company's technical services include design and fabrication of sensor systems for military and intelligence community applications. These efforts involve systems engineering, system integration, prototyping, field collections as well as data analysis and processing. Substantially all of the Company's revenues are derived from approximately twenty Government contracts with ten different U.S. Government agencies.

Effective June 29, 2004, Markland Technologies, Inc., a publicly-traded Florida corporation ("Markland"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of the Company $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of the Company's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, the Company became a wholly owned subsidiary of Markland effective June 29, 2004.

Prior to the effective date of the Acquisition, the Company was a 100% owner of RMS Enterprises, LLC ("RMS"). RMS is involved in the hospitality industry and owns two hotels and a restaurant in the Fredericksburg, Virginia area. Immediately prior to the Acquisition, the stock of RMS was distributed to the former owners of the Company and was therefore not acquired by Markland. Since RMS was not acquired by Markland, its operations are completely separate from and unrelated to those of the Company, and no costs or expenses relating to RMS have been incurred by the Company, RMS has been excluded from these financial statements. The Company had advanced amounts to RMS as follows:

December 31, 2003

Cumulative advances to RMS	$5,046,642

For purposes of these financial statements, all amounts advanced to RMS have been treated as distributions to stockholders in the year in which they were advanced.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide services to the Federal government. The Company has managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. The Company includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members. The amounts earned under teaming agreements with other organizations and included in the Company's revenues were $11,829,186 for the year ended December 31, 2003.

Unearned revenue represents cash collections in excess of revenue earned on firm fixed price contracts. Unearned revenue is determined as follows at December 31, 2003:

Unearned revenue, beginning of period	$540,313
Billings	808,035
Costs and profit	(1,035,666)
Unearned revenue, ending of period	$312,682

ACCOUNTS RECEIVABLE

Accounts receivable represent the amount invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. The Company's receivables are due entirely from government contracts. The Company has not experienced any losses in accounts receivable and has provided no allowance at December 31, 2003. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Unbilled receivables represent a contract withholding which the Company expects to collect at the conclusion of the contract.

DEPRECIATION AND AMORTIZATION

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Computers and equipment	3 years
Furniture and fixtures	5-7 years
Vehicles	5 years
Software	3 years
Structures	Shorter of lease term or useful life

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

ACCRUED COMPENSATED ABSENCES

Full-time employees receive annual leave based upon length of employment. Annual leave is paid to employees upon termination of employment and has been accrued in the financial statements.

INCOME TAXES

The Company, with the consent of its stockholders, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income is taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements. On the effective date of the Acquisition (see above), the Company forfeited its status as a Subchapter S corporation.

CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places their temporary cash investments at financial institutions. However, a portion of temporary cash investments exceed FDIC insured levels.

Substantially all contract revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors. One contract with the U.S. Army represented 86% of total revenue and 86% of account receivables at December 31, 2003.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the revenue recognized under percentage completion method firm fixed price contracts, allowance for doubtful accounts and the estimated useful lives of property and equipment.

SHIPPING COSTS

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of income.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement did not have any material impact on the Company's financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The FASB has prescribed a tabular format and location for the disclosures. No stock-based employee compensation cost is reflected in operations, as there are no options or other forms of stock-based compensation outstanding.

In November 2002, the FASB issued Interpretation No. 45, ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of FIN 45 did not have a significant impact on the Company's financial position or results of operations.

In January 2003, as amended in December 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2004. The adoption of FIN 46 did not have any effect on the Company's financial statements, as the Company does not have any variable interest entities.

In May 2003, the FASB issued SFAS No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the year ended December 31, 2003.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 2. LONG-TERM DEBT

The Company's long-term debt consists of the following as of December 31, 2003:

Wachovia Bank, secured by a SUV, dated November, 2001 with monthly payments of $877 including interest of 6.1%	$28,012

Chrysler Finance Company, secured by a van, dated April, 2000 with monthly payments of $405 including interest of 4.9%	1,562

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest of LIBOR plus 2.75% (3.87% at December 31, 2003)	162,335

First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest of LIBOR plus 2.75%, (3.87% at December 31, 2003)	277,030

First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest of 5.05%	85,376

American Honda Finance, secured by automobile, dated March 24, 2003 with monthly payments of $406 including interest of 4.70%	19,654
$573,969

Future debt maturities are as follows for the years ending:
December 31,:

2004	$287,037
2005	195,838
2006	57,467
2007	33,469
2008	158
Total	$573,969

Interest expense was $30,239 for the year ended December 31, 2003.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 3. LINE OF CREDIT

A $500,000 line of credit was established with Virginia Community Bank in October 1999. It is secured by current accounts receivable with variable interest at the prime lending rate. No balance is outstanding at December 31, 2003. The line of credit was extended subsequent to year end, increased to $600,000 and expires in April, 2005.

NOTE 4. RELATED PARTY TRANSACTIONS

The Company rents certain office space from a company owned by a minority stockholder of the Company. Rent expense related to these leases was $24,301 for the year ended December 31, 2003.

The Company recorded as distributions amounts expended on behalf of RMS Enterprises, LLC in the amount of $159,821 for the year ended December 31, 2003. The Company has guaranteed certain debt of RMS (see Note 6).

NOTE 5. LEASE COMMITMENTS

The Company leases office spaces for its headquarters, storage, and two other locations. The lease on the office space at headquarters is on a month-to-month basis. Minimum monthly rental payments for the headquarters are $1,983 with adjustments due to changes in real estate tax levies.

The lease on the Fredericksburg office space requires payments of $1,530 per month and expires in December 2004.

The Occoquan office is leased for 3 years through September 2005. Monthly payments for 2003 were $7,452 and are $7,678 thereafter.

Storage space in Stafford is leased on a month-to-month basis requiring payments of $126 monthly.

Minimum annual rentals are as follows for the years ending December 31:

2004	$150,735
2005	99,165
Total	$249,900

Rent expense for the year ended December 31, 2003 $136,179.

NOTE 6. CONTINGENCIES

The Company's billings on time and material contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency. Audits have been completed for all fiscal years through 2001. The Company's experience with these audits has generally been favorable.

The Company has guaranteed certain debt outstanding to RMS Enterprises, LLC. RMS obtained bank financing totaling $1,543,000 on June 27, 2003, which is due in full at its maturity on November 30, 2004. For no consideration, the Company agreed to guarantee the bank debt on behalf of RMS to enable it to obtain a sufficient level of financing and to obtain a favorable interest rate. The Company may be required to perform on the guarantee only in the event of nonpayment of the debt by RMS. The Company has recourse only to the general credit of RMS should the Company be required to perform under the guarantee. The majority stockholder of the Company has also provided the bank a guarantee of this debt.

Subsequent to year end, in April 2004, the Company guaranteed certain additional debt to RMS totaling $5,400,000. In August, 2004, the bank fully released Markland of this guarantee.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 7. PROFIT SHARING PLAN

The Company has adopted a 401(k) plan for the benefit of certain employees. Essentially all employees are eligible to participate. Beginning in 2003, the Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 2% elective match. The Company contributed 5.00% of gross wages, excluding bonuses on an annual basis, to those who have been employed for more than one year and remain employed on the last day of the year during the year ended December 31, 2003. Contributions and other costs of the plan in 2003 aggregated $392,869.

NOTE 8. SUBSEQUENT EVENTS

Subsequent to year end, the Company signed lease agreements totaling approximately $7,901 per month. Two of these agreements expire December 2004. The third agreement continues until July 2007.

Subsequent to year end, 100% of the Company's outstanding common stock was acquired by Markland. Immediately prior to the Acquisition, the Company distributed the stock of its wholly owned subsidiary, RMS Enterprises, LLC, to it stockholders (see Note 1).

TECHNEST HOLDINGS, INC., GENEX TECHNOLOGIES, INC.
AND
E-OIR TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Technest for the six months ended June 30, 2005 and the year ended December 31, 2004 with the results of operations of E-OIR Technologies, Inc. (“EOIR”) and Genex Technologies, Inc. (“Genex”) for the periods then ended as if the transactions had occurred as of the beginning of the period. For the period ended December 31, 2004, the sales and net income for EOIR was recast from the EOIR audited financial statements for the six months ended June 30, 2004 and the six months from July 1, 2004 and December 31, 2004 from the EOIR audited financial statement for the year ended June 30, 2005. There are no periods excluded or included more than once for this presentation.

On February 14, 2005, in conjunction with a Securities Purchase Agreement between Technest and Markland Technologies, Inc. (“Markland”), Technest issued 1,954,023 shares of common stock to Markland in exchange for 10,168,764 shares of Markland’s common stock.  The common stock issued to Markland represented a 93% interest in Technest’s common stock.  Consequently, Technest became a majority owned subsidiary of Markland on that date.

On February 14, 2005, Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland common stock to the sole stockholder of Genex for all of the capital stock of Genex. As a result of this transaction, Genex became a wholly-owned subsidiary of Technest.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest purchased all of the outstanding stock of EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, Technest issued 12 million shares of its common stock to Markland. Since this was a transaction between entities under common control, the historical carrying value of EOIR's assets and liabilities have been carried over and no purchase price adjustment was made. Technest’s financial statements for the six months ended June 30, 2005 have been restated to include EOIR from February 15, 2005, the date that Technest became a member of the controlled group.

No pro forma balance sheets are presented since both EOIR and Genex are included in Technest’s consolidated balance sheet as of June 30, 2005 and for all periods presented subsequent to that date.

The pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financials statements of Technest.  These pro forma condensed, consolidated financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

Technest Holdings, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2005
(Unaudited)

		E-OIR	Genex
	Technest	Technologies,	Technologies,
	Holdings, Inc.	Inc.	Inc.
	and Subsidiary	(Jan 1 to Feb 14, 2005)	(Jan 1 to Feb 14, 2005)		Pro forma Adjustments	Pro forma

REVENUES	$27,890,072	$5,859,867	$570,239	(1)	$(540,196)	$33,779,982

COST OF REVENUES	22,481,133	4,654,417	209,537	(1)	(540,196)	26,804,891

GROSS PROFIT	5,408,939	1,205,450	360,702		-	6,975,091

OPERATING EXPENSES
Selling, general and administrative	5,807,695	1,465,648	128,115		-	7,401,458
Research and development	2,395,950	-	-	(3)	(2,095,000)	300,950
Amortization of intangible assets	611,471	60,115	-	(2)	223,255	894,841

TOTAL OPERATING EXPENSES	8,815,116	1,525,763	128,115		(1,871,745)	8,597,249

OPERATING INCOME (LOSS)	(3,406,177)	(320,312)	232,587		1,871,745	(1,622,158)

OTHER EXPENSES (INCOME), NET:
Interest expenses	446,027	147,515	-	(4)	119,199	712,741
Other expense (income), net	(40,567)	(6,033)	(14,498)		-	(61,098)

TOTAL OTHER EXPENSES (INCOME), NET	405,460	141,482	(14,498)		119,199	651,643

NET INCOME (LOSS) BEFORE INCOME TAXES	(3,811,637)	(461,794)	247,084		1,752,546	(2,273,800)

Income taxes	-	-	-	(5)	-	-

NET INCOME (LOSS)	(3,811,637)	(461,794)	247,084		1,752,546	(2,273,800)

DEEMED PREFERRED STOCK DIVIDENDS	2,174,848	-	-	(3)	(2,174,848)	-

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(5,986,485)	$(461,794)	$247,084		$3,927,394	$(2,273,800)

BASIC AND DILUTED LOSS PER COMMON SHARE

Loss from continuing operations	($3.68)					($0.16)

Weighted Average Number of Common Shares Outstanding	1,624,918			(6)	12,477,650	14,102,568

See notes to pro forma condensed consolidated financial statements.

Technest Holdings, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004
(Unaudited)

	Technest
	Holdings, Inc.	E-OIR	Genex
	and	Technologies,	Technologies,		Pro forma
	Subsidiary	Inc.	Inc.		Adjustments	Pro forma

REVENUES	$-	$61,808,325	$5,165,536		$-	$66,973,861

COST OF REVENUES	-	49,798,790	3,484,574		-	53,283,364

GROSS PROFIT	-	12,009,535	1,680,962		-	13,690,497

OPERATING EXPENSES
Selling, general and administrative	104,818	9,532,004	1,901,931		-	11,538,753
Research and development	-	-	-	(3)	2,095,000	2,095,000
Amortization of intangible assets	-	653,056	-	(2)	1,132,990	1,786,046

TOTAL OPERATING EXPENSES	104,818	10,185,059	1,901,931		3,227,990	15,419,798

OPERATING INCOME (LOSS)	(104,818)	1,824,476	(220,969)		(3,227,990)	(1,729,301)

OTHER EXPENSES (INCOME), NET:
Interest expenses	7,690	509,506	-	(4)	509,500	1,026,696
Other expense (income), net	-	(27,817)	(5,390)		-	(33,207)

TOTAL OTHER EXPENSES (INCOME), NET	7,690	481,689	(5,390)		509,500	993,489

NET INCOME (LOSS) BEFORE INCOME TAXES	(112,508)	1,342,788	(215,579)		(3,737,490)	(2,722,789)

Income taxes	-	-	-	(5)	-	-

NET INCOME (LOSS)	(112,508)	1,342,788	(215,579)		(3,737,490)	(2,722,789)

DEEMED PREFERRED STOCK DIVIDENDS	-	-	-	(3)	2,174,848	2,174,848

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(112,508)	$1,342,788	$(215,579)		$(5,912,338)	$(4,897,637)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.89)					$(0.35)

Weighted Average Number of Common Shares Outstanding after reverse split of 1: 211.18	126,883			(6)	13,954,023	14,080,906

See notes to pro forma condensed consolidated financial statements.

Technest Holdings, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

Note 1 - The Acquisition of Technest Holdings, Inc. by Markland Technologies, Inc.

On February 14, 2005, Technest became a majority-owned subsidiary of Markland Technologies, Inc. (“Markland”), a homeland defense, armed services and intelligence contractor. Markland is a public company. Technest issued to Markland 1,954,023 shares of its common stock, representing a 93% ownership interest in Technest’s common stock, in exchange for 10,168,764 shares of Markland common stock valued at $6,101,258 which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. Subsequently, the fiscal year end of Technest was changed from December 31 to June 30.

Note 2 - The Acquisition of Genex Technologies, Inc.

On February 14, 2005, Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland stock to Jason Geng, the sole stockholder of Genex Technologies, Inc. (“Genex”) for all of the capital stock of Genex. As a result of this transaction, Genex became a wholly-owned subsidiary of Technest.

Note 3 - The Acquisition of EOIR Technologies, Inc.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc. (“Markland”), our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland. Markland's ownership of Technest is approximately 98% on a primary basis and 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock) after consummation of the transaction. Accordingly, this reorganization did not result in a change of control of EOIR and did not need stockholder consent.  Since this is a transaction between entities under common control, the historical carrying value of EOIR's assets and liabilities were carried over and no purchase price adjustments were made. Technest’s financial statements for the six months ended June 30, 2005 include EOIR from February 15, 2005, the date that Technest became a member of Markland’s control group.

Note 3 - Pro Forma Presentation and Adjustments

The unaudited pro forma condensed consolidated financial statements combine Technest with EOIR and Genex as if the transactions had occurred as of the beginning of the period.  Accordingly, the following pro forma adjustments were made:

Pro Forma Adjustments (1) - Elimination of Intercompany Transactions

Transactions between EOIR and Genex have been eliminated beginning January 1, 2004. These transactions included revenues from collaborative efforts on certain EOIR customer orders where Genex was a subcontractor to EOIR before the acquisition of EOIR by Technest.

Pro Forma Adjustment (2) - Pro forma amortization of intangible assets of EOIR and Genex as if the acquisitions had occurred as of the beginning of the periods presented.

Pro Forma Adjustment (3) - Effects from Acquisition and Financing of Genex Technologies, Inc.

In-process research and development and deemed dividends relating to the acquisition of Genex have been recorded as if they occurred as of the beginning of the periods presented.

Pro Forma Adjustment (4) - Interest Expense

The pro forma interest expense assumes the $11,000,000 EOIR loan with an interest rate of 6% compounded monthly was outstanding since January 1, 2004. This debt was issued at a discount of $1,467,956 which is being amortized to interest expense over the term of the debt.

Pro Forma Adjustment (5) - Income Taxes

No income tax expense or benefit has been recorded because Technest and subsidiaries had a loss and also because they would have filed a consolidated tax return with Markland. Both Technest and Markland have a valuation reserve against deferred tax assets resulting primarily from net operating losses and loss carry forwards which are available to offset any taxable income.

Pro Forma Adjustment (6) - Weighted average number of common shares outstanding

The pro forma adjustment for the weighted average number of common shares outstanding includes the effect of the February 15, 2005 issuance of 1,954,023 shares (post reverse split) of common stock of Technest to Markland for the acquisition of Genex Technologies and the August 17, 2005 issuance of 12,000,000 shares of common stock of Technest to Markland for the acquisition of EOIR as if they were issued on January 1, 2004.

PART II

Information Not Required In Prospectus

Item 24.  Indemnification Of Directors And Officers.

Section 78.7502 of the Nevada Revised Statutes permits the indemnification of directors and officers of Nevada corporations.

Under Nevada law, we have the power to indemnify any person who was, or is, or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of our board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.  Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Our officers and directors are covered by an insurance policy purchased by us with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against particular liabilities, including some liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by us.

Item 25.  Other Expenses Of Issuance And Distributions.

The following table provides information regarding the various anticipated expenses payable by Technest in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all other expenses incurred by Markland Technologies will be borne by them. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Nature Of Expense	Amount
SEC registration fee	$722.25
Accounting fees and expenses	$12,500.00
Legal fees and expenses	$25,000.00
Transfer agent fees	$1,500.00
Printing and related fees	$10,000.00
Miscellaneous	$277.75
Total	$50,000.00

Item 26.  Recent Sales Of Unregistered Securities.

We have issued the following unregistered securities within the last three years. The following information regarding our securities has been adjusted to reflect a 1-for-211.18 reverse stock split effected on July 19, 2005.

On October 4, 2005, Technest issued an aggregate of 302,868 shares of common stock to Southridge Partners LP and Southshore Capital Fund Ltd. upon the exercise, by those entities, of common stock purchase warrants. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On October 3, 2005 we entered into an Amendment to the Registration Rights Agreement dated February 14, 2005, which was filed as Exhibit 4.3 to our current report on Form 8-K filed with the SEC on February 15, 2005 (SEC File No. 000-27023), by and among Technest and certain holders of our Series C preferred stock (the "Registration Rights Agreement").  The Registration Rights Agreement required Technest to use our best efforts to file a registration statement covering the resale of shares of our common stock issuable upon conversion of the outstanding Series C convertible preferred stock by April 30, 2005, and to cause such registration statement to be declared effective no later than June 29, 2005. The Amendment provides that liquidated damages pursuant to the Registration Rights Agreement shall accrue at a rate of 4% of the initial subscription amount for any month, or pro-rata portion thereof, during which a condition giving rise to liquidated damages shall continue, and that such damages shall be paid in our common stock.  As of June 28, 2006, we have issued 410,888 shares under this provision. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On June 20, 2005 Technest issued an aggregate 208,910 shares of common stock to Verdi Consulting, Inc. and ipPartners, Inc. upon the exercise, by those entities, of common stock purchase warrants. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In accordance with the terms of the Markland Securities Purchase Agreement, on February 14, 2005, Technest issued to Markland 1,954,023 shares of its common stock in exchange for 10,168,764 shares of Markland common stock and Markland agreed to issue shares of common stock upon conversion of Technest's Series B preferred stock (which, together with the Technest Series C preferred stock and warrants, was sold to investors in the financing discussed below). Technest used the shares of common stock paid to it by Markland to fund a portion of the merger consideration paid to Jason Geng, the sole shareholder of Genex. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On February 14, 2005, immediately after the acquisition by Markland of a controlling interest in Technest, Southridge Partners LP, Southshore Capital Fund Limited, Verdi Consulting, Inc., ipPartners, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC paid $5,000,000 in cash for 1,149,425 shares of Technest Series B preferred stock, five-year warrants to purchase up to 1,149,425 shares of Technest common stock for an exercise price of $6.50 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 1,149,425 shares of Technest's common stock. The proceeds of this financing were used by Technest to fund the acquisition of Genex, pay transaction costs and fund working capital. These securities were sold in units for a price of $4.35 per unit. The issuance and sale of these securities was not registered under the Securities Act, but were made in reliance upon the exemptions from the registration requirements set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to "accredited investors" within the meaning of Rule 501 of Regulation D.

Item 27.  Exhibits.

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference
			Form	Filing Date	Exhibit No.

2.1	Securities Purchase Agreement by and among Technest Holdings, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC, dated February 14, 2005		8-K	February 15, 2005	2.1
2.2	Securities Purchase Agreement between Markland Technologies, Inc. and Technest Holdings, Inc., dated February 14, 2005		8-K	February 15, 2005	2.2
2.3	Agreement and Plan of Merger by and between Technest Holdings, Inc., MTECH Acquisition, Inc., Genex Technologies, Inc. and Jason Geng, dated February 14, 2005		8-K	February 15, 2005	2.3
2.4	2001 Stock Option Plan		DEF 14A	June 14, 2001	C
3.1	Restated Articles of Incorporation dated December 22, 1998		SB-2	February 26, 1999	3.1
3.2	Restated Articles of Incorporation of Registrant, dated as of December 14, 2000, as filed with the Secretary of State of the State of Nevada on March 2, 2001.		10-KSB	April 16, 2001	3.2
3.3	Certificate of Amendment to Articles of Incorporation		8-K	August 9, 2001	3.1

3.4	Amended and Restated By-Laws dated May 21, 2001.	DEF 14A	June 14, 2001	B
4.1	Form of Common Stock Certificate	SB-2	February 26, 1999	4.1
4.2	Series A Convertible Preferred Stock Certificate of Designations, filed with the Secretary of State of Nevada on February 8, 2005.	8-K	February 14, 2005	4.1
4.3	Registration Rights Agreement between Markland Technologies, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC for Markland Common Stock, dated February 14, 2005	8-K	February 15, 2005	4.1
4.4	Registration Rights Agreement between Technest Holdings, Inc. and Markland Technologies, Inc., dated February 14, 2005	8-K	February 15, 2005	4.2
4.5	Registration Rights Agreement between Technest Holdings, Inc. and Southridge Partners LP, Southshore Capital Fund Limited, ipPartners, Inc, Verdi Consulting, Inc., DKR Soundshore Oasis Holding Fund, Ltd., DKR Soundshore Strategic Holding Fund, Ltd. and Deer Creek Fund LLC for Technest Series C Preferred Stock and Warrants for Technest common stock, dated February 14, 2005	8-K	February 15, 2005	4.3
4.6	Registration Rights Agreement between Technest Holdings, Inc. and Jason Geng for registration of Earnout Shares, dated February 14, 2005	8-K	February 15, 2005	4.4

4.7	Registration Rights Agreement between Markland Technologies, Inc. and Jason Geng, dated February 14, 2005		8-K	February 15, 2005	4.5
4.8	Form of Technest Common Stock Purchase Warrant		8-K	February 15, 2005	4.6
4.9	Technest Series B Convertible Preferred Stock Certificate of Designations filed with the Secretary of State of Nevada on February 14, 2005.		8-K	February 15, 2005	4.7
4.10	Technest Series C Convertible Preferred Stock Certificate of Designations filed with the Secretary of State of Nevada on February 14, 2005		8-K	February 15, 2005	4.8
4.11	Amendment No. 1 to the Registration Rights Agreement dated October 3, 2005 among Technest Holdings, Inc., Verdi Consulting, Inc., ipPartners, Inc., Southridge Partners LP and Southshore Capital Fund, Ltd., amending the Registration Rights Agreement dated February 14, 2005 among these parties.		8-K	October 7, 2005	4.2
4.12	Amendment No. 2 to Registration Rights Agreement dated February 27, 2006 among Technest Holdings, Inc., Verdi Consulting, Inc., ipPartners, Inc., Southridge Partners LP and Southshore Capital Fund, Ltd., amending the Registration Rights Agreement dated February 14, 2005 among these parties.		8-K	March 2, 2006	4.2
5.1	Opinion of Foley Hoag LLP	*
10.1	Form of Purchase and Sale Agreement by and between Technest Holdings, Inc., and Aberdeen Avenue LLC dated March 25, 2003.		10-KSB	April 15, 2005	10.37
10.2	Form of Purchase and Sale Agreement by and among Technest Holdings, Inc., and Cache Capital (USA) L.P., the Rearden Trust, the Four Life Trust, J.P. Carey Enterprises, Inc., J.P. Carey Securities, Inc., and Atlantis Capital Fund Limited, dated April 1, 2003.		10-KSB	April 15, 2005	10.38

10.3	Form of lease by and between Technest Holdings, Inc. and Southridge Holdings, LLC, dated November 1, 2004.	10-KSB	April 15, 2005	10.39
10.4	Securities Purchase Agreement between the registrant and Verdi Consulting dated February 8, 2005.	8-K	February 14, 2005	10.1
10.5	Form of 8% Promissory Note between the registrant and Garth LLC.	8-K	February 14, 2005	10.2
10.6	Exchange Agreement between the registrant and Garth LLC dated February 8, 2005.	8-K	February 14, 2005	10.3
10.7	Securities Purchase Agreement between the registrant and Garth LLC dated February 8, 2005.	8-K	February 14, 2005	10.4
10.8	Escrow Agreement between Markland Technologies, Inc. Technest Holdings, Inc. Genex Technologies, Inc., Jason Geng, and Wilmington Trust Company, dated February 14, 2005.	8-K	February 15, 2005	10.1
10.9	Lock-Up Agreement of Jason Geng, dated February 14, 2005	8-K	February 15, 2005	10.2
10.10	Employment Agreement between Genex Technologies, Inc. and Jason Geng, dated February 14, 2005.	8-K	February 15, 2005	10.3
10.11	Lock-up Agreement between Technest Holdings, Inc. Garth LLC and Southshore Capital Fund Ltd., dated February 14, 2005	8-K	February 15, 2005	10.4
10.12	Form of Option to be granted under the 2004 Markland Stock Incentive Plan	8-K	February 15, 2005	10.6
10.13	Agreement between Genex Technologies, Inc. and Ocean Tomo	8-K	February 15, 2005	10.7
10.14	Stock Purchase Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated August 17, 2005	8-K	August 18, 2005	10.1
10.15	Night Vision Electronic Sensors Directorate (NVESD) Omnibus Contract between E-OIR Measurement Inc., a subsidiary of EOIR and United States Army Night Vision and Electronic Sensors Directorate	10-QSB	November 21, 2005	10.2

10.16	Stock Purchase Agreement by and between Markland and EOIR, dated June 30, 2004	10-QSB	November 21, 2005	10.3
10.17	Form of Promissory Note made by EOIR Technologies, Inc. and dated June 29, 2004	10-QSB	November 21, 2005	10.4
10.18	Security Agreement by and between EOIR and sellers of EOIR stock, dated June 30, 2004	10-QSB	November 21, 2005	10.5
10.19	Pledge and Security Agreement, by and between Markland, EOIR and the Sellers thereon, dated June 29, 2004	10-QSB	November 21, 2005	10.6
10.20	Agreement and General Release, dated November 1, 2004, by and between Markland Technologies, Inc. and Gregory A. Williams	10-QSB	November 21, 2005	10.7
10.21	Lease Agreement between Branch Banking and Trust Company of Virginia and E-OIR Technologies, dated May 31, 2002	10-QSB	February 21, 2006	10.1
10.22	First Amendment to Lease by and between Branch Banking and Trust Company of Virginia and E-OIR Technologies, Inc. dated October 1, 2005	10-QSB	February 21, 2006	10.2
10.23	Jackson Square Office Park Deed of Lease by and between LJ Holding, L.C. and E-OIR Technologies, Inc., dated September 22, 2004	10-QSB	February 21, 2006	10.3
10.24	Deed of Commercial Office Lease Agreement between BDC Spotsylvania LLC and E-OIR Technologies, Inc., dated May 16, 2005	10-QSB	February 21, 2006	10.4
10.25	First Amendment to Deed of Commercial Office Lease Agreement between BDC Spotsylvania LLC and E-OIR Technologies, Inc. dated September 29, 2005	10-QSB	February 21, 2006	10.5
10.26	Lease between Paul J Kingston, Trustee of M.P.A. Realty Trust, and Technest Holdings, Inc., dated December 31, 2005	10-QSB	February 21, 2006	10.6

10.27	Office Lease Agreement between Motor City Drive, LLC and Genex Technologies, Inc., dated December 20, 2005		10-QSB	February 21, 2006	10.7
10.28	Stockholders’ Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated March 13, 2006.		8-K	March 17, 2006	10.1
10.29	License Agreement between Markland Technologies, Inc. and Technest Holdings, Inc. dated March 13, 2006.		8-K	March 17, 2006	10.2
10.30	Employment Agreement between Joseph P. Mackin and Technest Holdings, Inc. dated March 13, 2006.		8-K	March 17, 2006	10.3
10.31	Employment Agreement between Gino M. Pereira and Technest Holdings, Inc. dated March 13, 2006.		8-K	March 17, 2006	10.4
10.32	Form of Restricted Stock Agreement between Joseph P. Mackin and Technest Holdings, Inc.		8-K	March 17, 2006	10.5
10.33	Form of Restricted Stock Agreement between Gino M. Pereira and Technest Holdings, Inc.		8-K	March 17, 2006	10.6
10.34	Release and Indemnification Agreement between Robert Tarini and Technest Holdings, Inc. dated March 13, 2006.		8-K	March 17, 2006	10.7
10.35	Technest Holdings, Inc. 2006 Stock Award Plan.		8-K	March 17, 2006	10.8
16.1	Letter from Sherb & Co.		8-K/A	August 25, 2005	16.1
21.1	List of the Subsidiaries of Technest Holdings, Inc.		10-KSB	September 28, 2005	21.1
23.1	Consent of Foley Hoag LLP	*
23.2	Consent of Wolf & Company, PC	X
23.3	Consent of Wolf & Company, PC	X
23.4	Consent of Wolf & Company, PC	X
23.5	Consent of Wolf & Company, PC	X
23.6	Consent of Sherb & Co.	X
24.1	Power of Attorney (contained on the signature page to this registration statement)

* To be filed with Amendment No. 1

Item 28.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boston, Commonwealth of Massachusetts, on June 29, 2006.

TECHNEST HOLDINGS, INC.

By:	/s/ Joseph P. Mackin

Joseph P. Mackin Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each individual whose signature appears below constitutes and appoints Gino Miguel Pereira and Joseph P. Mackin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Joseph P. Mackin	Chief Executive Officer, President and	June 29, 2006
Joseph P. Mackin	Chairman of the Board of Directors

/s/ Gino Miguel Pereira	Chief Financial Officer, Principal	June 29, 2006
Gino Miguel Pereira	Accounting Officer and Director

/s/Darlene M. Deptula-Hicks	Director	June 29, 2006
Darlene M. Deptula-Hicks

/s/ David R. Gust	Director	Jume 29, 2006
David R. Gust

/s/ Robert Doto	Director	June 29, 2006
Robert Doto